*

Explanatory Note: This Post-Qualification Amendment No. 8 amends the Offering Statement of RoyaltyTraders LLC dba SongVest filed with the SEC on September 24, 2021, as subsequently amended by Post-Qualification Amendment No. 1 filed with the SEC on February 9, 2022, Post Qualification Amendment No. 2 filed with the SEC on August 26, 2022, Post-Qualification Amendment No. 3 filed with the SEC on November 18, 2022, and Post-Qualification Amendment No. 4 filed with the SEC on December 21, 2022, Post-Qualification Amendment No. 5 filed with the SEC on February 22, 2023, Post-Qualification Amendment No. 6 filed with the SEC on June 14, 2023, and Post-Qualification Amendment No. 7 filed with the SEC on July 19, 2023, to add, update and/or replace information contained in the Offering Statement.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

Offering Circular Dated August 9, 2023

RoyaltyTraders LLC dba SongVest

1053 East Whitaker Mill Rd., Suite 115

Raleigh, NC 27604

(919) 324-2945

www.songvest.com

Best Efforts Offering of Royalty Share Units

RoyaltyTraders LLC, a Delaware limited liability company (which we refer to as “SongVest”, “we,” “us,” “our” or “our company”), is offering, on a best efforts basis, units (the “Royalty Share Units”) representing the right to a portion of specified royalty sharing agreements (each, a “Royalty Share Agreement”) identified in the “Royalty Share Offering Table” beginning on page iii. The Royalty Share Units will be made available for purchase via our web-based investment platform www.songvest.com (the “SongVest Platform”).

All of the Royalty Share Units of our company offered hereunder may collectively be referred to in this Offering Circular as the “Royalty Share Units” and each, individually, as a “Royalty Share Unit.” The Royalty Share Agreements described above may collectively be referred to in this Offering Circular as the “Royalty Share Agreements” and each, individually, as a “Royalty Share Agreement.” Finally, the offerings of the Royalty Share Units may collectively be referred to in this Offering Circular as the “offerings” and each, individually, as an “offering.” See “Securities Being Offered” for additional information regarding the Royalty Share Units.

The Royalty Share Units represent the contractual right to receive a portion of any royalty stream from the music portfolio underlying Royalty Share Agreements. SongVest will enter into Royalty Share Agreements with music portfolio owners to obtain rights to the music portfolio which, once the purchase option is executed, will result in SongVest receiving all of, or a portion of the royalties generated by that portfolio. Investors will acquire Royalty Share Units from SongVest to receive a pro rata portion of what SongVest has received (net of SongVest’s Administrative Fee) based on the number of Royalty Share Units that investor holds compared to the outstanding number of Units for that interest. Purchasing the Royalty Share Units does not confer to the investor any ownership in our company or the underlying music portfolio.

There will be a separate closing with respect to each offering. The closing of an offering will occur on the earliest to occur of (i) the date subscriptions for the number of Royalty Share Units offered for a Royalty Share Agreement have been accepted or (ii) a date determined by our company in its sole discretion, provided that subscriptions for the number of Units offered for a Royalty Share Agreement have been accepted. If closing has not occurred, an offering shall be terminated upon (i) the date which is one year from the date such Offering Circular or amendment thereof, as applicable, is qualified by the U.S. Securities and Exchange Commission, or the Commission, or (ii) any date on which our company elects to terminate the offering for a particular Royalty Share in its sole discretion. No securities are being offered by existing securityholders.

Each offering is being conducted on a “best efforts” basis pursuant to Tier 2 of Regulation A promulgated under the Securities Act of 1933, as amended. The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest bearing escrow account with North Capital Private Securities Corporation and will not be commingled with the operating account of our company until, if and when there is a closing with respect to that investor group. Our company will be permitted to purchase Royalty Share Units alongside investors in offerings of series of Royalty Share Units conducted by our company at its discretion. The company will not use the proceeds raised from an offering for such purposes – rather, the company would use its own, separate cash reserves to purchase such Royalty Share Units.

	Price to public	Broker-Dealer discount and commissions(1)		Proceeds to Issuer(5)
“No Scrubs – TLC Version” Royalty Share Asset *
Per Royalty Share Unit	$100.00	$1.00	(3)	$99.00
Total Minimum (4)	$0.00	$0.00		$0.00
Total Maximum (4)	$130,000.00	$1,300.00		$128,700
“Creep – TLC Version” Royalty Share Asset *
Per Royalty Share Unit	$100.00	$1.00	(3)	$99.00
Total Maximum (4)	$105,000.00	$1,050.00		$103,950.00
“Diggin On You – TLC Version” Royalty Share Asset *
Per Royalty Share Unit	$110.00	$1.10	(3)	$98.90
Total Maximum (4)	$22,000.00	$220.00		$21,780.00

*	A “second-price” auction was utilized to help our company determine the Royalty Share Unit price for this series being offered by our company, which was conducted during “testing the waters” period under Rule 255 of Regulation A. See “Plan of Distribution and Selling Securityholders – Price Discovery” for further information on how our company determined the offering price per share for this series of Royalty Share Units. There is no obligation for any person who indicated interest as part of the auction process to invest in the Royalty Share Units.

(1)	We have engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”) to perform administrative and technology related functions in connection with this offering, but not for underwriting or placement agent services. Compensation to Dalmore includes a 1% commission payable to Dalmore for proceeds raised, as well as a one-time due diligence fee of $5,000 and one-time consulting fee of $20,000 payable by our company to Dalmore.
(2)	For this offering, the company has decided to assume all commissions and expenses payable to Dalmore in connection with sales of this series of Royalty Share Units.
(3)	For this offering, we intend to use a portion of our Sourcing Fee to pay the 1% commission payable to Dalmore.
(4)	Because these are best efforts offerings, the actual public offering amounts and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. Further, for each offering set forth above with a minimum offering amount, we will only close on investments and accept funds from investors if we have raised that minimum offering amount set forth above for that particular offering. Investors’ funds will be placed in an escrow account until the applicable minimum offering is met. Escrowed funds will be invested only in investments permissible under SEC Rule 15c2-4 (See Notice 84-7). In the event the minimum offering amount is not met, all investors’ funds will be promptly returned to each subscriber in accordance with SEC Rule 10b-9.

(5)	Our company has assumed and will not be reimbursed for offering expenses. See “Use of Proceeds to Issuer” for additional information.

In the event that the company becomes a reporting company under the Securities Exchange Act of 1934, the company intends to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Ongoing Reporting and Supplements to this Offering Circular.”

An investment in our Royalty Share Units involves a high degree of risk. See “Risk Factors” on page 6 for a description of some of the risks that should be considered before investing in our Royalty Share Units.

Generally, no sale may be made to you in any offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF ANY OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

We are offering to sell, and seeking offers to buy, our Royalty Share Units only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our Royalty Share Units. Neither the delivery of this Offering Circular nor any sale or delivery of our Royalty Share Units shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

This Offering Circular is following the Offering Circular format described in Part II (a)(1)(i) of Form 1-A.

i

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company, our manager, our company and the SongVest Platform; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our manager’s expectations, hopes, beliefs, and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates”, “believes”, “continue”, “could”, “estimates”, “expects”, “intends”, “may”, “might”, “plans”, “possible”, “potential”, “predicts”, “projects”, “seeks”, “should”, “will”, “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. Neither we nor our manager can guarantee future performance, or that future developments affecting our company, our manager or the SongVest Platform will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ROYALTY SHARE UNITS OFFERING TABLE

The table below shows key information related to the offering of each series of Royalty Share Units. Please also refer to “The Underlying Portfolio” and “Use of Proceeds” sections for further details.

Royalty Share Unit Name	Underlying Portfolio(s)	Offering Price per Unit		Minimum Offering Amount(2)	Maximum Offering Amount(2)	Maximum Units	Opening Date	Closing Date	Final Amount Sold ($)	Distributions Paid (3)	Status(4)
“Hit The Quan”	“Hit the Quan” Producer’s Share	$16.00	(1)	$31,200	$31,200	1,950	September 30, 2021	February 22, 2022	$31,200	$7,871.17	Closed
“Sanguine Paradise”	“Sanguine Paradise” Writer’s Share	$250.00	(1)	$47,500	$158,000	632	February 9, 2022	N/A	N/A	N/A	Withdrawn
“Gang Forever”	“Gang Forever” Artist’s Share	$250.00	(1)	$57,000	$190,000	760	February 9, 2022	N/A	N/A	N/A	Withdrawn
“3 Headed Goat”	“3 Headed Goat” Writer’s Share	$250.00	(1)	$161,500	$537,750	2,151	February 9, 2022	N/A	N/A	N/A	Withdrawn
“Chippass”	“Chippass” Record Label’s Share	$250.00	(1)	$13,750	$27,750	111	September 13, 2022	October 13, 2022	$27,750	$1,149.85	Closed
“DJ Fresh”	“DJ Fresh” Record Label’s Share & Writer’s Share	$300.00	(1)	$39,600	$79,200	264	September 13, 2022	N/A	N/A	N/A	Withdrawn
“Runnin’ (Lose It All)”	“Runnin’ (Lose It All)” Writer’s Share & Publisher’s Share	$250.00	(1)	$133,250	$266,500	1,066	November 22, 2022	N/A	N/A	N/A	Withdrawn
“Fear No More”	“Fear No More” Writer’s Share	$100.00	(1)	$7,700	$14,000	140	November 22, 2022	December 22, 2022	$14,000	None to Date	Closed
“Cross Me”	“Cross Me” Writer’s Share	$100.00	(1)	$11,500	$21,500	215	November 22, 2022	February 6, 2023	$12,300	$227.91	Closed
“YoungBoy NBA – Drawing Symbols”	“YoungBoy NBA – Drawing Symbols” Writer’s Share	$100.00	(1)	$7,700	$13,800	138	January 3, 2023	N/A	N/A	N/A	Withdrawn
“Onyx, Travis Scott, The Notorious B.I.G. & More”	“Onyx, Travis Scott, The Notorious B.I.G. & More” Writer’s Share (excluding Performance) & Publisher’s Share	$150.00	(1)	$33,000	$64,500	430	January 3, 2023	February 2, 2023	$64,500	$2,779.11	Closed
“Young L”	“Young L” Writer’s Share & Co-Publisher’s Share	$103.00	(1)	$10,197	$20,394	198	March 6, 2023	March 13, 2023	$20,394	None to Date	Closed
“Cainon Lamb”	“Cainon Lamb” Writer’s Share	$150.00	(1)	$86,250	$171,000	1,140	March 6, 2023	April 30, 2023	$104,400	None to Date	Closed
“Erik Cain”	“Erik Cain” Sound Recording Owner’s Share	$100.00	(1)	$15,700	$29,800	298	March 6, 2023	March 24, 2023	$29,800	None to Date	Closed
“No Scrubs – TLC Version”*	“No Scrubs – TLC Version” Sound Recording Owner’s Share	$100.00	(1)	N/A	$130,000	1,300	Not Yet Qualified	Not Yet Qualified	N/A	N/A	N/A
“Creep – TLC Version”*	“Creep – TLC Version” Sound Recording Owner’s Share	$100.00	(1)	N/A	$105,000	1,050	Not Yet Qualified	Not Yet Qualified	N/A	N/A	N/A
“Diggin On You – TLC Version”*	“Diggin On You – TLC Version” Sound Recording Owner’s Share	$110.00	(1)	N/A	$22,000	200	Not Yet Qualified	Not Yet Qualified	N/A	N/A	N/A

Asterisks (*) denote series submitted for qualification by the SEC in this Post-Qualification Amendment No. 7 to the offering statement of which this Offering Circular forms a part.

(1)	The offering price per Royalty Share Unit for this offering was determined by our company. To assist in this determination, our company utilized a “second-price” auction during the testing the waters period under Rule 255 of Regulation A. See “Plan of Distribution and Selling Securityholders – Price Discovery” for further information on how our company determined the offering price per share for these Royalty Share Units being offered. There is no obligation for any person who indicated interest as part of the auction process to invest in any of our Royalty Share Units.
(2)	As described on the cover page of this Offering Circular, the Minimum Offering Amount is the minimum amount of proceeds our company must raise in order to close on investments in the applicable offering. The Maximum Offering Amount includes the cost to acquire the 100% of the Music Royalty Asset set forth in the “Underlying Portfolio(s)” column in the table above, and, as applicable, the Minimum Offering Amount represents the cost to a smaller percentage of that Music Royalty Asset (as set forth in the applicable Royalty Share Agreement). Each of the minimum and maximum offering amounts (with the exception of the “Hit The Quan” offering) also includes the Sourcing Fee.
(3)	Represents total distributions paid to holders of Royalty Share Units as of the date of this Offering Circular.
(4)	In this column, “Open” indicates that the offering has been qualified by the SEC and the company is actively accepting investments in that offering. “Closed” indicates that the offering was previously Open and accepting investments, but is now no longer accepting investments. “Not Yet Qualified” indicates that the offering has not yet been qualified by the SEC, and therefore is not open for investment. “Withdrawn” indicates an offering that was either previously qualified by the SEC or submitted to the SEC for qualification in an offering statement that the company has subsequently decided to cancel, returning any investments received by the company from investors in that offering and preventing any future investment in that offering.

SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular. You should read the entire Offering Circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.” You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in our Royalty Share Units. All references in this Offering Circular to “$” or “dollars” are to United States dollars.

The Company

Overview

Revenue generated in the music industry is expected to grow in the foreseeable future. A June 2019 Goldman Sachs equity research report forecasted that the recorded music market will hit $45 billion by 2030, driven by 1.15 billion users paying for music-streaming subscriptions and 40% penetration in developed markets such as the U.S. Despite this optimistic outlook, many record labels continue to seek alternative methods of financing while optimizing their digital marketing strategy in the music streaming economy. Further, while donation crowdfunding platforms like Kickstarter, and investment platforms like Royalty Exchange have seen some success in providing opportunities to invest in music to the public, investors and music fans still have limited access to investing in music royalty assets. Even those who do have access to top quality music royalty assets are faced with high fees, lack of transparency, and significant operational overheads. With high transactional costs and low transaction volumes, investors in music assets often suffer from illiquidity, resulting in long holding periods that make such investments inaccessible and unattractive for many investors.

The SongVest Platform is our proposed solution to this problem. The SongVest Platform combines crowdfunding, investing, and a social network involving fans to create a robust online marketplace where the public can acquire shares of music royalties in their favorite artists’ albums. The SongVest Platform allows investors to pick and invest in the royalty streams from compositions by their favorite artists and get royalty distributions related to those assets. Additionally, SongVest allows investors to impact the success of artists with their albums. Record labels are provided with tools and strategies enabled by the SongVest Platform, such as email marketing, to collectively promote albums, potentially furthering the success of a release, and generating more revenue.

We plan to use the proceeds from these offering to acquire, hold and manage royalty interests derived from intellectual property created in the media industry (“Music Royalty Assets”). Music Royalty Assets are passive (non-operating) interests in media catalogs (collections of work) that provide the right to revenue produced from the catalog. As it relates to music catalogs, this includes revenue generated from streaming, downloads, physical album sales and other forms of usage by movies, television and advertisements.

We intend to acquire Music Royalty Assets ranging in price anywhere from $20,000 to $250,000. Some assets may also be below or above this range. Our mission is to democratize wealth accumulation by providing access, liquidity and transparency to investments in Music Royalty Assets.

Our company may charge a “Sourcing Fee” for Music Royalty Assets acquired using the proceeds from our offerings (the “Sourcing Fee”). The Sourcing Fee may be between 0% and 25% of the purchase price of the Music Royalty Asset set forth in the applicable Royalty Share Agreement for each offering, and will generally be set based on the level of difficulty and costs related to sourcing the particular Music Royalty Asset related to the series of Royalty Share Units. The Sourcing Fee may be waived by our manager. Additionally, our company will receive an “Administrative Fee” of up to 10% of value of the value of the royalty payments collected by our company to be distributed to holders of the Royalty Share Units, as compensation for managing the Music Royalty Assets (and corresponding Royalty Share Agreements). The amount of the Administrative Fee will be determined by the company for each series of Royalty Share Units on an individual basis, and will only be received by our company if distributions are made to Royalty Share Unit holders. If no distributions are made, no Administrative Fees will be received by our company.

History and Structure

Our company is a limited liability company formed on March 18, 2021 pursuant to the Delaware Limited Liability Company Act, or the LLC Act.

Manager

The company has designated Sean Peace and Alexander Guiva as the managers of our company. Throughout this Offering Circular, we refer to Sean Peace and Alexander Guiva together as the “manager”.

The manager has identified the Music Royalty Assets that the proceeds of the offerings described in this Offering Circular will be used to purchase, and generally is responsible for the day-to-day operations of our company.

Price Discovery

To determine the per Royalty Share Unit price for each series of such units, we may utilize a “second-price” auction during a testing the waters period under Rule 255 of Regulation A. SongVest will display the projected number of Royalty Share Units to be offered in a particular series’ offering in an auction environment. Each bidder can bid for as many or as few Royalty Share Units as they are willing to pay for, subject to a minimum bid size of one Royalty Share Unit. However, all winning test bidders have a projected payment based only on the lowest qualifying (successful) bid. The bid price will only increment higher when all Royalty Share Units of the next bid increment are completely bid out. Then the process repeats itself for the next round of bidding. If there are more successful bids than Royalty Share Units available, priority goes to the bidders whose bids are the highest and then to bidders who submitted their bids first in time. In order to beat a competing bidder, a bidder must bid a higher price per Royalty Share Unit than the other bidder(s), regardless of the number of Royalty Share Units that are being bid for. Bidding is conducted in $1.00 increments.

Any bids submitted in the “second-price” auction described above will only be non-binding indications of interest as required by Rule 255 of Regulation A. No commitments to invest or funds will be accepted prior to qualification of a series of Royalty Share Units. The “second-price” auction is solely being used to gauge interest and to help guide our company in determining a price for a particular offering of Royalty Share Units. Any person who indicated interest as part of the auction process has no obligation to invest or respond to the company’s solicitations following qualification of the offering as the price determined by the auction. Our company has ultimate discretion as to what price will be set for all Royalty Share Units that it offers, and has no obligation to set a particular price based on the results of such an auction. We may also forego conducting a second-price auction altogether, and determine the price for our Royalty Share Units internally.

Distributions

The Royalty Share Units provide investors with the pro rata right to cash flow (consisting of music royalties) generated pursuant to a particular Royalty Share Agreement, following the deduction of Administrative Fees by our company. As royalties are paid to our company pursuant to a Royalty Share Agreement, we will place all those royalties in a designated bank account. Each quarter, all royalties received by our company pursuant to that Royalty Share Agreement will be distributed to the applicable Royalty Share Unitholders on a pro rata basis, after deducting the Administrative Fee. For the terms of each series of Royalty Share Unit being offered by our company, see the “Securities Being Offered” section of this Offering Circular.

The Offerings

Securities being offered:

We are offering the number of Royalty Share Units of each series at a price per interest set forth in the “Series Offering Table” section above.

Each series of Royalty Share Units relates to a different Music Royalty Asset, and has its own terms. See “Securities Being Offered” for further details. The Royalty Share Units are investment contracts which make royalty share payments based on the flow of royalties from a particular Music Royalty Asset, which is governed by the terms of the applicable Royalty Share Agreement relating to the Music Royalty Asset. The Royalty Share Units do not have any voting rights, and do not represent any ownership interest in our company. The purchase of a particular series of Royalty Share Units is an investment only in that particular Music Royalty Asset of our company and does not create any rights to royalty payments from any other Music Royalty Asset. The Royalty Share Agreements are structured as a purchase option, which gives us the right, but not the obligation to purchase a specific Music Royalty Asset subject to the agreement through the proceeds of the unit series offering related to that Music Royalty Asset.

Minimum subscription:	The minimum subscription by an investor is one (1) Royalty Share Unit. The per Royalty Share Unit price will vary by series.

Broker:	We have entered into an agreement with the Dalmore Group, LLC (the “Broker”), which is acting as our executing broker in connection with each offering. The Broker is a broker-dealer which is registered with the Commission and will be registered in each state where each offering will be made prior to the launch of such offering and with such other regulators as may be required to execute the sale transactions and provide related services in connection with each offering. The Broker is a member of Financial Industry Regulatory Authority, Inc., or FINRA, and the Securities Investor Protection Corporation, or SIPC.

Restrictions on investment:

Each investor must be a “qualified purchaser.” See “Plan of Distribution and Selling Securityholders—Investor Suitability Standards” for further details. Our manager may, in its sole discretion, decline to admit any prospective investor, or accept only a portion of such investor’s subscription, regardless of whether such person is a “qualified purchaser.” Furthermore, our manager anticipates only accepting subscriptions from prospective investors located in states where the Broker is registered.

Generally, no sale may be made to you in any offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Escrow account:

For any offering with a minimum, the subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest-bearing escrow account with North Capital Private Securities Corporation, the “Escrow Agent”, and will not be commingled with the operating account of any series of units until, if and when there is a closing with respect to that investor group.

When the Escrow Agent has received instructions from our manager that an offering will close and the investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such investor’s subscription proceeds in its possession to the account of the particular series of units.

If any offering is terminated without a closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective investors will be returned promptly to them without interest. Any costs and expenses associated with a terminated offering will be borne by our manager.

Offering period:	There will be a separate closing with respect to each offering. The closing of an offering will occur on the earliest to occur of (i) the date subscriptions for the number of Royalty Share Units offered for a series have been accepted or (ii) a date determined by our manager in its sole discretion, provided that, if a minimum offering amount has been established, subscriptions for the minimum number of Royalty Share Units offered for that series have been accepted. If closing has not occurred, an offering shall be terminated upon (i) the date which is one year from the date such Offering Circular or amendment thereof, as applicable, is qualified by the Commission, which period may be extended with respect to a particular series by an additional six months by our manager in its sole discretion, or (ii) any date on which our manager elects to terminate the offering for a particular series of units in its sole discretion. No securities are being offered by existing securityholders.

Use of proceeds:	The proceeds received in an offering will be applied in the following order of priority of payment:

● Acquisition Cost of the Music Royalty Asset: Actual cost of the underlying Music Royalty Asset related to a series of Royalty Share Units;

●

Offering Expenses: In general, these costs include actual fees, costs and expenses incurred in connection with an offering, including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering;

●

Acquisition Expenses: In general, these include costs associated with the acquisition of the Music Royalty Assets related to a series of Royalty Share Units, such as due diligence costs (i.e. lien searches, confirming sellers have valid royalty rights, etc.) and legal costs (in connection with contract drafting, etc.).

●

Sourcing Fee: We will be paid a Sourcing Fee from the proceeds of each offering as compensation for sourcing each Music Royalty Asset in an amount between 0% and 25% of the consideration being paid for the “purchase price” for the Music Royalty Asset set forth in the applicable Royalty Share Agreement for each offering; provided that such Sourcing Fee may be waived by the company, at the discretion of our manager.

Our company bears all offering expenses and acquisition expenses described above on behalf of each series of Royalty Share Units that are offered by the company, and will be reimbursed from the proceeds of each offering for certain offering expenses, but not for acquisition expenses or certain offering expenses (such as legal costs, etc.). See “Use of Proceeds to Issuer” and “Plan of Distribution and Selling Securityholders—Fees and Expenses” sections for further details.

Risk factors:	Investing in our Royalty Share Units involves risks. See the section entitled “Risk Factors” in this Offering Circular and other information included in this Offering Circular for a discussion of factors you should carefully consider before deciding to invest in our Royalty Share Units. Certain risks investors should consider include:

	●	We are an early-stage company with a limited track record and a limited operating history from which you can evaluate our company or the investment opportunities we are providing in this offering.

	●	We currently are not generating sufficient revenue to carry out our planned business operations. We expect our operations to continue to consume substantial amounts of cash.

	●	We expect that, in order to maintain and grow our operations, we will need to promote multiple Royalty Share Unit offerings. There can be no assurance that we will be able to promote enough offerings to sustain our business model.

●	There are few businesses that have pursued a strategy or investment objective similar to ours, which may make it difficult for our company and Royalty Share Units to gain market acceptance.

●	Our success depends in large part upon our manager and its ability to execute our business plan.

●	In the event a royalty holder breaches the terms of a Royalty Share Agreement, we would have limited recourse and due to that we may not be able to collect the royalties the royalty holder represented and may not be able to get the funds paid to the royalty holder back to reimburse the investors.

●	Potential breach of the security measures of the SongVest Platform could have a material adverse effect on our company, each series of our Royalty Share Units and the value of your investment.

●	We may encounter limitations on the effectiveness of our internal controls and a failure of our internal controls to prevent error or fraud may harm our business and holders of Royalty Share Units.

●	Income generated by music royalty rights may be reduced if the recorded music industry fails to grow or streaming revenue fails to grow at a sufficient rate to offset download and physical sales declines.

●	Changes in technology may affect our ability to receive payments from music royalty rights.

●	Failure to obtain, maintain, protect and enforce our intellectual property rights could substantially harm our business, operating results and financial condition.

●	Digital piracy may lead to decreased sales in the recorded music industry and affect our ability to receive income from music royalty rights.

●	Sellers of the Music Royalty Assets do not owe any fiduciary duties to us or our investors, and they have no obligation to enhance the value of the underlying music royalty rights or disclose information to our investors.

●	Any amounts paid to holders of a particular series of Royalty Share Units will only reflect the royalty performance of the underlying Music Royalty Asset.

●	There is currently no public trading market for our Royalty Share Units; there can be no assurance that any trading market will develop.

●	If a market ever develops for our Royalty Share Units, the market price and trading volume may be volatile.

●	There may be state law restrictions on an investor’s ability to sell its Royalty Share Units making it difficult to transfer, sell or otherwise dispose of our Royalty Share Units.

●	Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under subscription agreement.

●	Our subscription agreement has a forum selection provisions that requires that certain disputes be resolved in a court in the State of North Carolina, regardless of convenience or cost to shareholders.

RISK FACTORS

The Royalty Share Units offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that our investment objectives will be achieved or that a secondary market would ever develop for our Royalty Share Units, whether via the SongVest Platform, via third party registered broker-dealers or otherwise. The risks described in this section should not be considered an exhaustive list of the risks that prospective investors should consider before investing in our Royalty Share Units. Prospective investors should obtain their own legal and tax advice prior to making an investment in our Royalty Share Units and should be aware that an investment in our Royalty Share Units may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in our Royalty Share Units.

Risks Related to the Structure, Operation and Performance of our Company

We are an early-stage company with a limited track record and a limited operating history from which you can evaluate our company or the investment opportunities we are providing in this offering.

Our company was recently formed and has primarily generated revenues to date from operations that are secondary to our company’s primary plan of operations, which is the acquiring and managing of Music Royalty Assets. With respect to acquiring and managing Music Royalty Assets, our company has limited operating history upon which prospective investors may evaluate its performance. No guarantee can be given that our company will successfully employ the Music Royalty Assets to create a return for investors.

We currently are not generating sufficient revenue to carry out our planned business operations. We expect our operations to continue to consume substantial amounts of cash.

We expect that, until we acquire a sufficient amount of Music Royalty Assets, we will not be generating sufficient revenue to carry out our planned operations. In order to generate sufficient revenues to carry out our plan of operations and cover our expenses, including the expenses of our offerings, we believe we will need to continue to acquire Music Royalty Assets until we reach a sufficient scale. We expect that our costs may increase as we continue identifying and negotiating with artists and record labels and entering into new Royalty Share Agreements and thereby incurring more costs. Further, the Music Royalty Assets we license may still be in development (such as an incomplete music album from an artist) and therefore may not be generating sales when we acquire such assets. If a lack of available capital means that we are unable to expand our operations or otherwise take advantage of business opportunities, our business, financial condition and results of operations could be adversely affected.

We expect that, in order to maintain and grow our operations, we will need to promote multiple Royalty Share Unit offerings. There can be no assurance that we will be able to promote enough offerings to sustain our business model.

Although SongVest already has a pipeline of royalty holders to seed our company with offerings, we will need to have a continuous pipeline of offerings that allow us to achieve certain economies of scale in regard to marketing, distribution and other functions. However, we may fail to have a sufficient pipeline of offerings to support our business model and we may fail to achieve economies of scale. There can be no assurance that we will be able to have a sufficient number of successful offerings to achieve revenues that exceed our costs and margins that justify our continued operations.

There are few businesses that have pursued a strategy or investment objective similar to ours, which may make it difficult for our company and Royalty Share Units to gain market acceptance.

We believe that few other companies crowd fund Music Royalty Assets or propose to run a platform for crowd funding Music Royalty Assets. Our company and our Royalty Share Units may not gain market acceptance from potential investors, potential asset sellers or service providers within the music industry. This could result in an inability of our manager to operate the Music Royalty Assets profitably. This could impact the issuance of further series of Royalty Share Units and additional Music Royalty Assets being acquired by us. This would further inhibit market acceptance of our company and if we do not acquire any additional Music Royalty Assets in a timely manner, it will be difficult for us to establish a sustainable business strategy and gain market acceptance.

Our success depends in large part upon our manager and its ability to execute our business plan.

The successful operation of our company is in part dependent on the ability of our manager to enter into Royalty Share Agreements for Music Royalty Assets. The success of our company (and therefore, each series of Royalty Share Units) will be highly dependent on the expertise and performance of our manager, its expert network and other investment professionals (which include third party experts) to source, acquire and manage the Music Royalty Assets. The loss of the services of one or both members of the manager could have a material adverse effect on the Music Royalty Assets, in particular, their ongoing management and ability to provide value for the holders of the series Royalty Share Units.

In the event a royalty holder breaches the terms of a Royalty Share Agreement, we would have limited recourse and due to that we may not be able to collect the royalties the royalty holder represented and may not be able to get the funds paid to the royalty holder back to reimburse the investors.

Each Royalty Share Agreement will be between a royalty holder and SongVest. Holders of our Royalty Share Units will have no rights under any Royalty Share Agreement, whether as third-party beneficiaries or otherwise. In the event that we terminate any Royalty Share Agreement due to a material breach by a royalty holder – for example, if the royalties they represent they owned were in fact not theirs to assign royalty income rights to – we will likely not make any royalty payments to holders of the relevant Royalty Share Units.

We intend to enforce all contractual obligations to the extent we deem necessary and in the best interests of our company and holders of Royalty Share Units. However, the royalty holder who misrepresents the royalties they have assigned in the Royalty Share Agreement may not return some or all of the payments they received as part of the sale of the Music Royalty Asset to SongVest, which means that Royalty Share Unit holders may not receive some or all of the investment they made in those units.

Potential breach of the security measures of the SongVest Platform could have a material adverse effect on our company, each series of our Royalty Share Units and the value of your investment.

The highly automated nature of the SongVest Platform through which potential investors bid during the testing the waters phase, or acquire Royalty Share Units may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. The SongVest Platform processes certain confidential information about investors. While we intend to take commercially reasonable measures to protect our confidential information and maintain appropriate cybersecurity, the security measures of the SongVest Platform, our company, our manager or our service providers could be breached. Any accidental or wilful security breaches or other unauthorized access to the SongVest Platform could cause confidential information to be stolen and used for criminal purposes or have other harmful effects. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of our manager’s and our company’s trade secrets. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the SongVest Platform software are exposed and exploited, the relationships between our company, investors, users and the asset sellers could be severely damaged, and our company could incur significant liability or have its attention significantly diverted from utilization of the Music Royalty Assets, which could have a material negative impact on the value and payments available for the Royalty Share Units.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we, the third-party hosting used by the SongVest Platform and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause investors, the asset sellers or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the SongVest Platform. Any security breach, whether actual or perceived, would harm our reputation and the SongVest Platform and we could lose investors and the asset sellers. This would impair our ability to achieve our objectives of acquiring additional Music Royalty Assets through the issuance of further series of Royalty Share Units and monetizing them together with existing assets through revenue generating events and leasing opportunities.

We may encounter limitations on the effectiveness of our internal controls and a failure of our internal controls to prevent error or fraud may harm our business and holders of Royalty Share Units.

Because we operate with minimal employees, we may encounter limitations on the effectiveness of our internal controls over financial reporting, public disclosures and other matters. For example, as a result of our staffing, our processing of financial information may suffer from a lack of segregation of duties, such that journal entries and account reconciliations are not reviewed by someone other than the preparer. If we encounter limitations on the effectiveness of our internal controls and are unable to remediate them, we may not be able to report our financial results accurately, prevent fraud or file our periodic reports as a Regulation A reporting company in an accurate, complete and timely manner. This could harm our business and holders of Royalty Share Units.

Risks Related to the Music Industry

Income generated by music royalty rights may be reduced if the recorded music industry fails to grow or streaming revenue fails to grow at a sufficient rate to offset download and physical sales declines.

Legal digital music has rapidly grown since 2003, and revenue from music downloads and streaming services have emerged, with streaming revenue experiencing multi-year growth and currently accounting for more than 50% of the overall revenue in the recorded music business. According to the International Federation of the Phonographic Industry (“IFPI”), the global recorded music market grew by 9.0% in 2022, driven by growth in paid subscription streaming, according IFPI’s Global Music Report released in March 2023. Total trade revenues for 2022 were $26.2 billion, and subscription audio streaming revenues increased by 10.3% to $12.7 billion and there were 589 million users of paid subscription accounts at the end of 2022. Total streaming (including both paid subscription and advertising-supported) grew by 11.5% to reach $17.5 billion, or 67.0% of total global recorded music revenues.

There can be no assurances that this growth pattern will persist or that digital revenue will grow at a rate sufficient to offset declines in physical sales, or that changes in streaming models will not negatively impact income generated from our music royalty rights. A declining recorded music industry is likely to lead to reduced levels of revenue and operating income generated by the recorded music business. There are also a variety of factors that could cause the prices in the recorded music industry to be reduced. They are, among others, consumption during a global pandemic and fear for economic downturns, price competition from the sale of motion pictures and videogames in physical and digital formats, the negotiating leverage of mass merchandisers, big-box retailers and distributors of digital music, the increased costs of doing business with mass merchandisers and big-box retailers as a result of complying with operating procedures that are unique to their needs and any associated changes.

Changes in technology may affect our ability to receive payments from music royalty rights.

The recorded music business is dependent in part on technological developments, including access to and selection and viability of new technologies, and is subject to potential pressure from competitors as a result of their technological developments. For example, the recorded music business may be further adversely affected by technological developments that facilitate the piracy of music, such as Internet peer-to-peer filesharing activity, by an inability to enforce intellectual property rights in digital environments, and by a failure to develop successful business models applicable to a digital environment. The recorded music business also faces competition from other forms of entertainment and leisure activities, such as cable and satellite television, motion pictures, and videogames, whether in physical or digital formats. The new digital business, including the impact of ad-supported music services, some of which may be able to avail themselves of “safe harbor” defenses against copyright infringement actions under copyright laws, may also limit the recorded music industry’s ability to receive income from music royalty rights. Due to such “safe harbor” defenses, revenue from ad-supported music services may not fully reflect increases in consumption of recorded music. In addition, the recorded music industry is currently dependent on a small number of leading digital music services, which allows such services to significantly influence the prices that can be charged in connection with the distribution of digital music. It is possible that the share of music sales by a small number of leading mass-market retailers, as well as online retailers and digital music services, will continue to grow, which could further increase their negotiating leverage and put pressure on prices, ultimately decreasing the income we will receive from music royalty rights.

Failure to obtain, maintain, protect and enforce our intellectual property rights could substantially harm our business, operating results and financial condition.

The success of our company depends on our ability to obtain, maintain, protect and enforce our rights under each Royalty Share Agreement. The measures that we take to obtain, maintain, protect and enforce our rights, including, if necessary, litigation or proceedings before governmental authorities and administrative bodies, may be ineffective, expensive and time-consuming and, despite such measures, we may not be able to enforce royalty collection on our Music Royalty Assets. Additionally, changes in law may be implemented, or changes in interpretation of such laws may occur, that may affect our ability to obtain, maintain, protect or enforce rights to our Music Royalty Assets. Moreover, with music royalty rights, it is possible that despite our due diligence efforts there could be successful challenges by third parties to the ownership of a particular copyright or royalty stream or, if acquired as a group of assets, the entire group in which case the value of the asset(s) might be significantly less valuable, or have no value. Failure to obtain, maintain, protect or enforce our rights could harm our brand or brand recognition and adversely affect our business, financial condition and results of operation.

Digital piracy may lead to decreased sales in the recorded music industry and affect our ability to receive income from music royalty rights.

The combined effect of the decreasing cost of electronic and computer equipment and related technology such as the conversion of music into digital formats have made it easier for consumers to obtain and create unauthorized copies of music recordings in the form of, for example, MP3 files. For example, based on a global study conducted by IFPI in April 2018, more than one-third of music consumers pirated music, and that approximately 32% of the music privacy took place via stream-ripping. Such piracy will have a negative effect on revenues attributable to music royalty rights we acquire. In addition, while growth of music-enabled mobile consumers offers new opportunities for growth in the music industry, it also opens the market up to risks from behaviors such as “sideloading” and mobile app-based downloading of unauthorized content. As the business shifts to streaming music or access models, piracy in these models is increasing. For example, the practice of “stream-ripping,” where websites or software programs enable end-users to obtain an unauthorized copy of the audio file associated with a music video, is a growing practice among young people and in parts of the world with high mobile data costs. The impact of digital piracy on legitimate music sales and subscriptions is hard to quantify but we believe that illegal filesharing and other forms of unauthorized activity has a substantial negative impact on music sales and on the royalty income that we may receive, including royalties derived from music royalty rights. The music industry is working to control this problem in a variety of ways including by litigation, by lobbying governments for new, stronger copyright protection laws and more stringent enforcement of current laws, through graduated response programs achieved through cooperation with Internet service providers and legislation being advanced or considered in many countries, through technological measures and by enabling legitimate new media business models. However, we do not know whether such measures will be effective, and if such measures are not effective, our royalty income derived from our music royalty rights may decrease.

Sellers of the Music Royalty Assets do not owe any fiduciary duties to us or our investors, and they have no obligation to enhance the value of the underlying music royalty rights or disclose information to our investors.

The intellectual property owners have no obligation to enhance the value of the underlying music royalty rights we may acquire. For example, the recording artist may decide to retire which may have the effect of decreasing future royalty income on the music. Furthermore, neither the recording artist nor the intellectual property rights owner owe any fiduciary duties to us or our investors. Our investors will have no recourse directly against the recording artist or the intellectual property rights owner, either under the agreement to purchase the music royalty rights or under state or federal securities laws.

Risks Related to the Offerings and Ownership of our Royalty Share Units

Any amounts paid to holders of a particular series of Royalty Share Units will only reflect the royalty performance of the underlying Music Royalty Asset.

Investors are acquiring Royalty Share Units which reflect the royalty performance only of the Music Royalty Asset associated with those units. As such, investors will not receive the benefit of diversification in assets or share in the performance of other Music Royalty Assets relating to other series.

There is currently no public trading market for our Royalty Share Units; there can be no assurance that any trading market will develop.

There is currently no public trading market for any series of our Royalty Share Units, and an active market may not develop or be sustained. If an active public trading market for our Royalty Share Units does not develop or is not sustained, it may be difficult or impossible for investors to resell their Royalty Share Units at any price. Even if a public market does develop, the market price could decline below the amount an investor paid for their Royalty Share Units.

If a market ever develops for our Royalty Share Units, the market price and trading volume may be volatile.

If a market develops for our Royalty Share Units, the market price of our Royalty Share Units could fluctuate significantly for many reasons, including reasons unrelated to our performance, such as reports by industry analysts, investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions. For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of our Royalty Share Units may decline as well.

In addition, fluctuations in operating results of a particular series of Royalty Share Units or the failure of operating results to meet the expectations of investors may negatively impact the price of our securities. Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.

There may be state law restrictions on an investor’s ability to sell its Royalty Share Units making it difficult to transfer, sell or otherwise dispose of our Royalty Share Units.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. Also, the broker must be registered in that state. We do not know whether the Royalty Share Units being offered under this Offering Circular will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our Royalty Share Units. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our Royalty Share Units. Investors should consider the resale market for our Royalty Share Units to be limited. Investors may be unable to resell their Royalty Share Units, or they may be unable to resell them without the significant expense of state registration or qualification.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under subscription agreement.

Those persons who want to invest in our Royalty Share Units must sign a subscription agreement for the particular series of Royalty Share Units, which will contain representations, warranties, covenants, and conditions customary for offerings of this type. Under Section 6 of our subscription agreement, investors waive the right to a jury trial of any claim they may have against our company arising out of or relating to the subscription agreement. This includes legal actions that include claims based on federal securities laws.

If we opposed a jury trial demand based on the waiver, a court would determine whether such waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before investing in this offering.

If you bring a claim against our company in connection with matters arising under the subscription agreement, including claims under federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against our company. If a lawsuit is brought against our company under the subscription agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by our company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the Royalty Share Units are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the Royalty Share Units of the transferor that were in effect immediately prior to the transfer, including but not limited to those in the subscription agreement.

Our subscription agreement has a forum selection provisions that requires that certain disputes be resolved in a court in the State of North Carolina, regardless of convenience or cost to shareholders.

Under our subscription agreement, subscribers are required to resolve disputes related to the subscription agreement in a competent court located in the State of North Carolina. The forum selection provision in our subscription agreement applies to all actions or proceedings relating to the subscription agreement. This forum selection provision does not apply to claims brought under federal securities law.

The forum selection provision in our subscription agreement may limit subscribers’ ability to obtain a favorable judicial forum for disputes with our company, which may discourage lawsuits against the company. The requirement that any action be heard in a competent court in the State of North Carolina, may also create additional expense for any person contemplating an action against our company, or limit the access to information to undertake such an action, further discouraging lawsuits.

It is also possible that, notwithstanding the forum selection clause included in our subscription agreement, a court could rule that such provision is inapplicable or unenforceable. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in, an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

In addition, when the Royalty Share Units are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the Royalty Share Units of the transferor that were in effect immediately prior to the transfer of the Royalty Share Units, including but not limited to those in the subscription agreement.

DILUTION

Dilution means a reduction in value, control or earnings of the Royalty Share Units the investor owns. There will be no dilution to any investors associated with any offering because once a particular series of Royalty Share Units is fully issued, our company will not sell additional Royalty Share Units of that same series.

PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

Plan of Distribution

We are offering, on a best efforts basis, the membership Royalty Share Units of each of the series in the “Series Offering Table” beginning on page 3. The offering price for each series was determined by our manager.

The SongVest Platform allows investors to acquire a series of our Royalty Share Units, which are tied to the performance of a specific Music Royalty Asset under the terms of a Royalty Share Agreement entered into by our company and the royalty rights holder. Through the use of the SongVest Platform, investors can browse and screen the potential investments and sign legal documents electronically. We intend to distribute each series of Royalty Share Units exclusively through the SongVest Platform. Neither our manager nor any other affiliated entity involved in the offer and sale of our Royalty Share Units is a member firm of FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of our Royalty Share Units.

There will be a separate closing with respect to each series of Royalty Share Units. The closing of each series will occur on the earliest to occur of (i) the date subscriptions for the number of Royalty Share Units offered for a series have been accepted or (ii) a date determined by our manager in its sole discretion, provided that subscriptions for the number of Royalty Share Units offered for a series have been accepted. If closing has not occurred, an offering shall be terminated upon (i) the date which is one year from the date such Offering Circular or amendment thereof, as applicable, is qualified by the Commission, which period may be extended with respect to a particular series by an additional six months by our manager in its sole discretion, or (ii) any date on which our manager elects to terminate the offering for a particular series of units in its sole discretion.

The Royalty Share Units are being offered by subscription only in the United States and to residents of those states in which the offer and sale is not prohibited. This Offering Circular does not constitute an offer or sale of Royalty Share Units outside of the United States.

Those persons who want to invest in our Royalty Share Units must sign a subscription agreement for the particular series of Royalty Share Units, which will contain representations, warranties, covenants, and conditions customary for offerings of this type. See “—How to Subscribe” below for further details. Copies of the form of subscription agreement for each series are filed as Exhibit 4.1 and onwards in the offering statement.

Investors’ funds will be placed in an escrow account until our company receives proceeds equal to the Minimum Offering Amount. Any escrowed funds will be invested only in investments permissible under SEC Rule 15c2-4. In the event the Minimum Offering Amount is not met, all investors’ funds will be promptly returned to each subscriber in accordance with SEC Rule 10b-9.

Our company will be permitted to purchase Royalty Share Units in offerings of series of Royalty Share Units conducted by our company at its discretion. The company will not use the proceeds raised from the offering for such purposes – rather, the company would use its own, separate cash reserves to purchase such Royalty Share Units, should it choose to do so. Our company primarily intends to purchase Royalty Share Units only in situations where the company believes a particular offering may not reach the Minimum Offering Amount, and rather than terminate the offering, the company would purchase the remaining Royalty Share Units so that the offering may close, and investors can receive their Royalty Share Units.

The Royalty Share Units will be issued in digital book-entry form without certificates.

The company has engaged Dalmore Group, LLC (“Dalmore”) a broker-dealer registered with the SEC and a member of FINRA, to perform the following administrative and technology related functions in connection with our offerings, but not for underwriting or placement agent services:

●	Review investor information, including KYC (“Know Your Customer”) data, AML (“Anti Money Laundering”) and other compliance background checks, and provide a recommendation to the company whether or not to accept investor as a customer.

●

Review each investors subscription agreement to confirm such investors participation in the offering, and provide a determination to our company whether or not to accept the use of the subscription agreement for the investor’s participation.

●	Contact and/or notify the company, if needed, to gather additional information or clarification on an investor.

●	Not provide any investment advice nor any investment recommendations to any investor.

●	Keep investor details and data confidential and not disclose to any third-party except as required by regulators or pursuant to the terms of the agreement (e.g. as needed for AML and background checks).

●	Coordinate with third party providers to ensure adequate review and compliance.

As compensation for the services listed above, the company has agreed to pay Dalmore $25,000 in one-time set up fees, consisting of the following:

●	$5,000 advance payment for due diligence fees.

●	$20,000 consulting fee due and payable immediately after FINRA issues a no objection letter.

In addition, the company will pay Dalmore a commission equal to 1% of the amount raised in the offering to support the offering after the SEC has qualified the Offering Statement and the offering commences. The commissions payable to Dalmore for the company’s offerings to date are set forth in the table below:

Offering	Commissions Payable to Dalmore
“Hit The Quan”	$312.00	*
“Chippass”	$277.50	*
“Fear No More”	$140.00	*
“Cross Me”	$123.00	*
“Onyx, Travis Scott, The Notorious B.I.G. & More”	$645.00	*
“Young L”	$203.94	*
“Cainon Lamb”	$1,040.00	*
“Erik Cain”	$298.00	*
“No Scrubs – TLC Version”	1,300.00
“Creep – TLC Version”	1,050.00
“Diggin On You – TLC Version”	220.00

*	These amounts have been paid to Dalmore as of the date of this offering circular.

Additionally, we have agreed to pay Dalmore a flat fee of $1,000 for each series of Royalty Share Units that we offer. Thus, the total maximum fees payable to Dalmore for the offerings of our company pursuant to this offering statement is $16,609.44 (not including the $25,000 in one-time set up fees).

Investor Suitability Standards

Our Royalty Share Units are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any series of Royalty Share Units of our company (in connection with any series of units offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

Our Royalty Share Units will not be offered or sold to prospective investors subject to ERISA and investors living in Canada.

If an investor lives outside the United States, it is his or her responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our manager will be permitted to make a determination that the subscribers of our Royalty Share Units in any offering are qualified purchasers in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

An investment in our Royalty Share Units may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in our Royalty Share Units. See “Risk Factors.”

Minimum Investment

The minimum subscription by an investor is one (1) Royalty Share Unit of a particular series. The per unit price will vary by series.

Escrow Agent

The Escrow Agent is North Capital Private Securities Corporation, who has been appointed as escrow agent for each offering pursuant to escrow agreements among the Escrow Agent and our company. A copy of the escrow agreement is included as Exhibit 8.1 in the offering statement of which this Offering Circular is part.

Fees and Expenses

See “Use of Proceeds to Issuer” for a description of the specific expenses for each offering.

Offering Expenses

Included in the proceeds for each series of Royalty Share Units will be specific amounts to cover fees, costs and expenses incurred in connection with the offering of that series of Royalty Share Units (which we collectively refer to as the “Offering Expenses”). Offering Expenses consist of legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Sourcing Fee

Our company may collect a sourcing fee as compensation for sourcing each Music Royalty Asset (which we refer to as the “Sourcing Fee”). This fee will be set at between 0% and 25% of the “purchase price” – i.e. the price the company ultimately pays for the Music Royalty Asset upon purchase of such Music Royalty Asset which is set forth in the applicable Royalty Share Agreement. The “purchase price” is determined by the company in its sole discretion, and will generally be set based on the level of difficulty and costs related to sourcing the particular Music Royalty Asset related to the series of Royalty Share Units – however, we may utilize a “second price” auction to help determine an appropriate purchase price for an asset. The Sourcing Fee may be waived by our manager on per offering basis.

Price Discovery

To help us determine the per Royalty Share Unit price for each series, we may utilize a “second-price” auction during a testing the waters period under Rule 255 of Regulation A. No commitments to invest or funds will be accepted prior to qualification of a series of Royalty Share Units. The “second-price” auction is solely being used to gauge interest and to help guide our company determine a price for a particular offering of Royalty Share Units. By “winning” the auction, bidders will have first access to purchasing Royalty Share Units following qualification of the offering. Any person who indicated interest as part of the auction process has no obligation to invest or respond to the company’s solicitations following qualification of the offering as the price determined by the auction.

Prior to commencing an auction, SongVest will enter into an agreement with an owner of the Music Royalty Asset, pursuant to which the owner of the Music Royalty Asset will agree to allow SongVest to conduct an auction to determine the value of the Music Royalty Asset (the “Listing Agreement”). Additionally, the Listing Agreement will contain a “reserve price”, representing SongVest’s estimated value of the Music Royalty Asset. The “reserve price” only represents an estimation of the value of the asset, and is not binding on the asset seller or SongVest. The Listing Agreement does not bind the owner of the Music Royalty Asset or SongVest to enter into a Royalty Share Agreement. A form of the Listing Agreement is included as Exhibit 6.6 to the offering statement of which this Offering Circular forms a part.

SongVest will display the projected number of Royalty Share Units to be offered in a particular series’ offering in an auction environment. Each bidder can bid for as many or as few Royalty Share Units as they are willing to pay for, subject to a minimum bid size of one Royalty Share Unit. However, all “winning” test bidders have a projected payment based only on the lowest qualifying (successful) bid. The bid price will only increment higher when all Royalty Share Units of the next bid increment are completely bid out. Then the process repeats itself for the next round of bidding. If there are more successful bids than Royalty Share Units available, priority goes to the bidders whose bids are the highest and then to bidders who submitted their bids first in time. In order to succeed, a competing bidder must bid a higher price per Royalty Share Unit than the other bidder(s), regardless of the number of Royalty Share Units that are being bid for. Bidding is conducted in $1 increments.

Each “second-price” auction will have a set start and end date and time, which will be prominently displayed on the webpage where the auction is being hosted.

Registered users will be notified in email of upcoming auctions and we will promote the auctions as well on social media so that new users can register on the website to also participate in the auction.

Once the auction goes live, all registered users will have the opportunity to place a bid with number of Royalty Share Units they request. After submitting a bid, a bidder will see (i) the number of Royalty Share Units bid for; (ii) the bid price submitted for each of those Royalty Share Units; and (iii) the total number of Royalty Share Units already bid (all bidders) and the number of shares still available at that price. In the example below, we can see the user bid 500 Units at $11, and visually they can see that 500 units were bid and 500 units are still available.

The top bar chart visually represents how many Royalty Share Units (in total) were bid and how many are left. The bottom chart shows the status of the bidders’ units. Once all of the units for the current bid price are allocated, then the price moves to the next increment. In the example below, the $11 units have been fully bid out, and 750 units at the next price point ($12) have been allocated. The bidder can now visually see that the 750 units at $12 have taken 250 of the units they bid at $11. If all of the units at $12 are allocated, then this bidder will have zero units since their bid was at $11.

Bidders can always easily see the available Royalty Share Units as the share price increases and how that affects their current bid and/or proxy bid especially how it relates to their units being outbid which will reduce their number of units or totally eliminate their units they will have first access to following qualification. At that point they will need to enter a new bid at the next bid increment.

For proxy bids, in the example below, we can see how the user placed a proxy bid at a higher amount than the current bid. The bidder can easily see the priority of their Royalty Share Units as well as what bid price the proxy is.

Although there will initially be a set time and date that an auction will end, an auction end-time can be extended if a bid is placed in the last 5 minutes of an auction. If this occurs, the auction will be extended an additional 5 minutes. This can repeat until there are no further bids in the last 5 minutes of an auction, at which point the auction will close. All bidders in an auction will receive notification via email when they are outbid on any number of units they have and of the close of an auction. In the example below, users can also see all bids being placed and if they are a hard bid or proxy (auto) bid as well as the end time of the auction in the upper right.

Time Left: 16H:39M:28S

BID HISTORY

Name	Price	Shares	Type	Date
Sean	$ 12	750	Proxy	07-01-2021 10:05 am
Sean	$ 11	500	Proxy	07-01-2021 10:05 am
25	$ 11	500	Normal	07-01-2021 10:03 am
16	$ 10	500	Normal	07-01-2021 9:52 am
15	$ 10	500	Normal	07-01-2021 9:52 am

Showing 1-5 of 5

1

250

750 units @ $ 15

Bid History

EDIT PROXY BID

Any bids submitted in the “second-price” auction described above will only be non-binding indications of interest as required by Rule 255 of Regulation A. No commitments to invest or funds will be accepted prior to qualification of a series of Royalty Share Units. The “second-price” auction is solely being used to gauge interest and to help guide our company determine a price for a particular offering of Royalty Share Units, but our company has ultimate discretion as to what price will be set the price for all Royalty Share Units that it offers, and does has no obligation to set a particular price based on the results of such an auction. We may also forego conducting a second-price auction altogether, and determine the price for our Royalty Share Units internally.

Illustrative Example

Here is an example of how an auction might work (with “win” being used to represent the Royalty Share Units the bidder will have first access to following qualification of the offering):

If the series were to auction 1,000 Royalty Share Units for a certain Music Royalty Asset.

1.	Bidder “A” bids for 300 units at $22 each.
2.	Bidder “B” bids for 600 units at $21 each.
3.	Bidder “C” bids for 250 units at $18 each.
4.	Bidder “D” bids for 150 units at $17 each.

The outcome of this auction would be:

1.	Bidder “A” wins 300 units at $18 each.
2.	Bidder “B” wins 600 units at $18 each.
3.	Bidder “C” wins 100 units at $18 each.

The price is $18 per Royalty Share Unit as that was the lowest successful bid at which all of the Royalty Share Units are sold (hence the second price). Upon qualification by the SEC of an offering of the series of Royalty Share Units, all winning bidders would be given first access to buy the number of Royalty Share Units at which a successful auction is concluded during the TTW phase even if that number of units is lower than the number of units in their original bid. (See Bidder “C” in the example above). Non-winning bidders will not be provided first access to invest in an offering, and will gain access to the offering at the same time as the general public.

The auction may be extended if i) the quantity and price of bids fail to meet the reserve price (the minimum price at which the SongVest is willing to sell the series of Royalty Share Units in an offering) and SongVest agrees to extend the auction beyond its normal timeframe or ii) if a bidder places a bid within the last 5 minutes of the auction, the auction will automatically be extended for 5 minutes.

After the Auction

Once an auction has been completed for a particular Music Royalty Asset, our company will review the results of the auction, and use that information to assist our company in setting a price for the Royalty Share Units for the offering of that Music Royalty Asset. These Royalty Share Units will only be available for purchase once the SEC has qualified an offering related to those Royalty Share Units.

Once qualified, our company will offer all “winning” bidders who participated in the auction a special 24 hour window that is only available to those “winning” bidders. In this 24 hour window, only this group will be provided access to the offering, providing them with an opportunity to invest before the offering is opened up to the general public. At such time, these “winning” bidders would be given the opportunity to buy the number of Royalty Share Units for which they submitted a bid submitted in the auction (or less, if they choose). “Winning” bidders may also purchase additional Royalty Share Units beyond what they have reserved once the 24 hour early-access window has concluded. “Winning” bidders have no obligation to invest or even respond to the company’s solicitations following qualification of the offering.

The company will notify “winning” bidders via email that the offering has been qualified, the Royalty Share Units are available for purchase, and will advise them of this special 24 hour window available to them.

All Royalty Share Units will be offered for purchase via our web-based investment platform www.songvest.com.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide information regarding this offering other than as set forth in this Offering Circular. Except as otherwise indicated, all information contained in this Offering Circular is given as of the date of this Offering Circular. Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “Offering Circular supplement” that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The offering statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the Commission and any Offering Circular supplement together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the Commission.

The Offering Circular and all supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section on the SongVest Platform (at www.songvest.com/offering). The contents of the SongVest Platform (other than the offering statement, this Offering Circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

How to Subscribe

Potential investors who are “qualified purchasers” may subscribe to purchase our Royalty Share Units. Any potential investor wishing to acquire our Royalty Share Units must:

1.	Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached as exhibits to the offering statement or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in our Royalty Share Units is suitable for you.

2.	Review the subscription agreement (including the “Investor Qualification and Attestation” attached thereto), which was pre-populated following your completion of certain questions on the SongVest Platform application, and if the responses remain accurate and correct, sign the completed subscription agreement using electronic signature. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3.	Once the completed subscription agreement is signed, you will be instructed to transfer funds in an amount equal to the purchase price for Royalty Share Units you have applied to subscribe for (as set out on the front page of your subscription agreement) by ACH into the escrow account. The Escrow Agent will hold such subscription monies in escrow until such time as your subscription agreement is either accepted or rejected by our manager and, if accepted, such further time until you are issued the Royalty Share Units.

4.	Our manager will review the subscription documentation completed and signed by you. You may be asked to provide additional information. Our manager will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw any offering at any time prior to closing.

5.	Once the review is complete, our manager will inform you whether or not your application to subscribe for the Royalty Share Units is approved or denied and if approved, the number of Royalty Share Units you are entitled to subscribe for. If your subscription is rejected in whole or in part, then any subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. Our manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

6.	If all or a part of your subscription is approved, then the number of Royalty Share Units you are entitled to subscribe for will be issued to you upon the closing. Simultaneously with the issuance of the Royalty Share Units, the subscription monies held by the Escrow Agent in escrow on your behalf will be transferred to the account of the applicable series as consideration for such Royalty Share Units.

By executing the subscription agreement, you agree to be bound by the terms of the subscription agreement and the Royalty Share Units. Our company and our manager will rely on the information you provide in the subscription agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for our manager to verify your status as a “qualified purchaser.” If any information about your “qualified purchaser” status changes prior to you being issued the Royalty Share Units, please notify our manager immediately using the contact details set out in the subscription agreement.

For further information on the subscription process, please contact our manager using the contact details set out in the “Where You Can Find Additional Information” section.

The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest-bearing account with the Escrow Agent and will not be commingled with the operating account of our company, until if and when there is a closing with respect to that investor. When the Escrow Agent has received instructions from our manager that an offering will close and the investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such investor’s subscription proceeds in its possession to our company. If an offering is terminated without a closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective investors will be returned promptly to them without interest or deductions. Any costs and expenses associated with a terminated offering will be borne by our company.

Investor Perks

NFT Perk

Each purchaser of a “No Scrubs – TLC Version”, “Creep – TLC Version”, and/or “Diggin On You – TLC Version” Royalty Share Unit will also have the opportunity to claim one (1) non-transferrable digital collectible in the form of a Non-Fungible Token (NFT) and also referred to as a Digital Collectible, for each one (1) “No Scrubs – TLC Version”, “Creep – TLC Version”, and/or “Diggin On You – TLC Version” Royalty Share Unit purchased. These NFTs may be claimed from OneOf, Inc. (“OneOf”), a third-party partner of the company that owns and operates an online digital collectibles marketplace at the web address www.oneof.com.

At the closing of the offerings, purchasers of “No Scrubs – TLC Version”, “Creep – TLC Version”, and/or “Diggin On You – TLC Version” Royalty Share Units will be given the opportunity to claim their applicable NFTs. SongVest will provide the name and email address of the investor who opted-in to receive a NFT from OneOf, at which point OneOf will create a free account for the investor and preload this account with the correct NFT(s). OneOf will then send a link (via email) to the investor who opted in that will provide the instructions on how to redeem the on OneOf’s marketplace at www.oneof.com.

Purchasers must have an account on OneOf’s marketplace in order to redeem the NFT. OneOf will be responsible for minting and generating the NFTs on the Tezos blockchain, and distributing such NFTs to qualified accounts (i.e. purchasers “No Scrubs – TLC Version”, “Creep – TLC Version”, and/or “Diggin On You – TLC Version” Royalty Share Units that have valid accounts on OneOf’s marketplace). These NFTs may be redeemed at no additional charge to the purchasers of the “No Scrubs – TLC Version”, “Creep – TLC Version”, and/or “Diggin On You – TLC Version” Royalty Share Units. The NFTs will consist of a Tezos blockchain tracked image of the album cover associated with the “No Scrubs – TLC Version”, “Creep – TLC Version”, and/or “Diggin On You – TLC Version” song recordings.

For the investor to sign up to receive the NFT from OneOf, only a valid email address and mobile phone number are required. There are no fees charged for claiming the NFT or creating a OneOf account. Once the investor completes the claim process, they will see a pop-up that directs the investor to view the NFT(s) in “My Collection”. If the investor does not see the free NFT they claimed, the investor can contact OneOf’s Customer Support at support@oneof.com.

The NFT(s) claimed on OneOf are held in the OneOf custodial wallet for the investor, protected by OneOf’s custody bank partner or kept in the OneOf cold storage location. NFT’s can be transferred to an external wallet. To export the NFT, the user simply clicks “Export NFT” next to the NFT. They will need to complete the verification process, and the steps prompted. OneOf will validate and process the export request within 2-5 business days.

After exporting an NFT out of OneOf, any airdrop traits related to the NFT will become inactive. Sending an NFT to an incompatible wallet or address may result in the complete loss of the NFT. Currently, once an NFT is exported out of the OneOf platform, it cannot be re-imported back in.

The total number of NFTs created will equal the total number of Royalty Share Units qualified in the TLC offerings. We expect there will be NFTs eligible to be claimed that are not claimed by purchasers of TLC Royalty Share Units and any unclaimed NFT’s will remain at OneOf in an escrow account tied to the email of the buyer. The rights to unclaimed NFTs will not be transferred to the company or OneOf and will remain available to be claimed through OneOf.

There is no charge to the investor to claim the NFTs associated with Royalty Share Units purchased, and no obligation for the investor to claim these NFTs. However, only the purchasers of the particular Royalty Share Units associated with the particular NFTs being offered as perks herein may claim the NFT and cannot transfer the ability to claim NFTs associated with the purchase of Royalty Share Units to another party. Once the NFTs are claimed by the purchaser and transferred to the purchaser’s digital wallet, the purchaser may then transfer the NFT as they see fit but they cannot resell it on the OneOf platform. Additionally, while there are three separate NFT types that are available to be claimed depending on the Royalty Share Units purchased (a “No Scrubs – TLC Version” NFT, a “Creep – TLC Version” NFT, and a “Diggin On You – TLC Version” NFT), all NFTs available to be claimed in association with the purchase of Royalty Share Units in a particular offering will be identical - i.e., all purchasers of “No Scrubs – TLC Version” Royalty Share Units will be eligible to claim the same “No Scrubs – TLC Version” NFT.

We are of the opinion that these NFTs being given to certain investors as perks do not have any cash value and do not alter the sales price or cost basis of the securities being offered in this offering. Instead, these NFTs are intended to be a perk given to our investors as a “thank you” to investors that help us achieve our mission, as well as a “thank you” from TLC to its fans that are investing in the Royalty Share Units associated with TLC’s song recordings. However, it is recommended that investors consult with a tax professional to fully understand any tax implications of receiving any perks before investing. The NFTs themselves do not grant any rights to receive Royalty Share Units now or in the future.

OneOf Agreement

Our company entered into an agreement with OneOf, pursuant to which OneOf agreed, in exchange for a $100,000 payment by the company to OneOf, to create and distribute the TLC NFTs described above to purchasers of the TLC Royalty Share Units described above. In addition, utilizing its existing relationship with TLC, OneOf agreed to facilitate the sale by TLC to the company of the Music Royalty Rights related to the “No Scrubs – TLC Version”, a “Creep – TLC Version”, and a “Diggin On You – TLC Version” song recordings, which our company subsequently acquired pursuant to the TLC Agreement, and are described further below in this offering circular.

Our company’s agreement with OneOf, was originally entered into on January 12, 2023. Our company and OneOf have subsequently agreed to amend the original agreement to update and correct certain terms in the original agreement pursuant to an Addendum agreement, which the parties intend to enter into prior to the qualification of this Post-Qualification Amendment No. 6. A copy of the original agreement with OneOf and the form of Addendum to be entered into are filed as exhibit 6.22 to the offering statement of which this offering circular forms a part.

USE OF PROCEEDS TO ISSUER

The allocation of the net proceeds of each offering set forth below represents our intentions based upon our current plans and assumptions regarding the specified Music Royalty Asset associated with each current or planned offering of our company. The company reserves the right to modify the use of proceeds as set forth below.

“No Scrubs – TLC Version” Royalty Share Asset

We estimate that the gross proceeds of the offering of “No Scrubs – TLC Version” Royalty Share Units will be approximately $130,000, assuming the full amount of the offering is sold. We intend to use the proceeds from this offering as follows:

Uses	25% of Offering	Percentage Use	50% of Offering	Percentage Use	Maximum Offering	Percentage Use
General and Administrative(1)	$0.00	0.0%	$15,000.00	23.1%	$77,200.00	59.4%
Sourcing Fee(2)	$0.00	0.0%	$0.00	0.0%	$0.00	0.0%
Offering Expenses(3)	$0.00	0.0%	$0.00	0.0%	$2,800.00	2.2%
Repayment of Debt(4)	$32,500.00	100.0%	$50,000.00	76.9%	$50,000.00	38.4%
Total Proceeds	$32,500.00	100.0%	$65,000.00	100.0%	$130,000.00	100.0%

(1)	General and Administrative consists of the general operating expenses of the company, and may include compensation to the company’s managers, as well as other members of the company’s workforce.
(2)	The company will not collect a Sourcing Fee in this offering.
(3)	Represents certain other offering expenses related to fees payable to Dalmore ($1,000) and our transfer agent ($500), and the 1% commission payable to Dalmore on gross proceeds raised in this offering.
(4)	The company intends to use a portion of the proceeds from this offering to repay amounts outstanding under a promissory note owed to an unrelated third party issued on March 27, 2023. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Indebtedness” for a description of the promissory note the company intends to repay using the proceeds from this offering.

“Creep – TLC Version” Royalty Share Agreement

We estimate that the gross proceeds of the offering of “Creep – TLC Version” Royalty Share Units will be approximately $105,000 (assuming the full amount of the offering is sold. We intend to use the proceeds from this offering as follows:

Uses	25% of Offering	Percentage Use	50% of Offering	Percentage Use	Maximum Offering	Percentage Use
General and Administrative(1)	$0.00	0.0%	$2,500.00	4.8%	$52,200.00	49.7%
Sourcing Fee(2)	$0.00	0.0%	$0.00	0.0%	$0.00	0%
Offering Expenses(3)	$0.00	0.0%	$0.00	0.0%	$2,800.00	2.7%
Repayment of Debt(4)	$26,250.00	100.0%	$50,000.00	95.2%	$50,000.00	47.6%
Total Proceeds	$26,250.00	100.0%	$52,500.00	100.0%	$105,000.00	100.0%

(1)	General and Administrative consists of the general operating expenses of the company, and may include compensation to the company’s managers.
(2)	The company will not collect a Sourcing Fee in this offering.
(3)	Represents certain other offering expenses related to fees payable to Dalmore ($1,000) and our transfer agent ($500), and the 1% commission payable to Dalmore on gross proceeds raised in this offering.
(4)	The company intends to use a portion of the proceeds from this offering to repay amounts outstanding under a promissory note owed to an unrelated third party issued on March 27, 2023. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Indebtedness” for a description of the promissory note the company intends to repay using the proceeds from this offering.

“Diggin On You – TLC Version” Royalty Share Agreement

We estimate that the gross proceeds of the offering of “TLC Diggin On You” Royalty Share Agreement will be approximately $22,000 assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	25% of Offering	Percentage Use	50% of Offering	Percentage Use	Maximum Offering	Percentage Use
General and Administrative (1)	$0.00	0.0%	$1,000.00	9.1%	$10,300.00	46.8%
Sourcing Fee(2)	$0.00	0.0%	$0.00	0.0%	$0.00	0%
Offering Expenses(3)	$0.00	0.0%	$0.00	0.0%	$1,700.00	7.7%
Repayment of Debt(4)	$5,500.00	100.0%	$10,000.00	90.9%	$10,000.00	45.5%
Total Proceeds	$5,500.00	100.0%	$11,000.00	100.0%	$22,000.00	100.0%

(1)	General and Administrative consists of the general operating expenses of the company, and may include compensation to the company’s managers.
(2)	The company will not collect a Sourcing Fee in this offering.
(3)	Represents certain other offering expenses related to fees payable to Dalmore ($1,000) and our transfer agent ($500), and the 1% commission payable to Dalmore on gross proceeds raised in this offering.
(4)	The company intends to use a portion of the proceeds from this offering to repay amounts outstanding under a promissory note owed to an unrelated third party issued on March 27, 2023. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Indebtedness” for a description of the promissory note the company intends to repay using the proceeds from this offering.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

THE UNDERLYING MUSIC PORTFOLIOS

The discussions contained in this section relating to the Music Royalty Assets underlying Royalty Share Agreements described herein, as well as the music industry in general are taken from the royalty statements from the royalty providers and third-party sources that we believe to be reliable. We believe that the information from such sources contained herein regarding the “Music Royalty Assets described below and the music industry are reasonable, and that the factual information therein is fair and accurate. However, investors should be aware that there is no guarantee that information derived from third-party sources is entirely accurate.

“Hit the Quan” Music Royalty Asset

Summary Overview

The “Hit The Quan” Music Royalty Asset is the underlying asset of the “Hit the Quan” Royalty Share Agreement. It contains the producer’s share of income from the master recording “Hit The Quan” recorded by the recording artist iLoveMemphis and released in 2015 by Sony Music. The producer, Cordarius Williams P/K/A BUCK NASTY, sold his producer royalty income previously to the Kingdom Trust Company FBO Sean Peace, which is a self-directed IRA of a member of our manager, Sean Peace. The “Hit the Quan” Music Royalty Asset was purchased pursuant to the “Hit the Quan” Royalty Share Agreement with Kingdom Trust Company FBO Sean Peace (filed as Exhibit 6.5 to the offering statement of which this Offering Circular forms a part) upon the closing of this offering, entitling our company can purchase the right to receive the producer royalty revenue from this asset.

“Hit the Quan” Royalty Share Agreement Terms

The “Hit the Quan” Royalty Share Agreement is between Kingdom Trust Company FBO Sean Peace and our company. Pursuant to the “Hit the Quan” Royalty Share Agreement, for the purchase price of $31,200 (i.e., the purchase option), our company has the right to receive 100% of the producer’s revenue share for a term of 40 years starting June 1, 2021 through June 1, 2061. Revenues the company will be entitled to receive from the “Hit the Quan” asset pursuant to this agreement include revenues earned in connection with the sale and exploitation of the Masters (i.e., the official original recording of the song, and the source from which all the later copies are made), which will be paid at the percentage interest as defined in the “Hit the Quan” Royalty Share Agreement for the applicable revenue sources (e.g., Streaming). Sales shall be determined by reference to the royalty statements from the royalties paid to the producer bi-yearly by Sony Music, which shall be conclusive and binding upon the parties to the agreement, absent manifest error. Further, the “Hit the Quan” Royalty Share Agreement provides that all earnings from video exploitation of “Hit the Quan” Music Royalty Asset will also be paid to the company.

Financial Highlights

The royalties paid over in 2019 and 2020 from all revenue streams contemplated in the “Hit the Quan” Royalty Share Agreement has averaged $3,851 per year.

	2018 H1	2018 H2	2019 H1	2019 H2	2020 H1	2020 H2	2021 H1	Grand Total
HIT THE QUAN	$1,091.86	$1,130.70	$2,305.54	$1,609.10	$1,266.78	$2,555.86	$2,270.01	$12,229.85

“Hit The Quan” was released in 2015. The revenue increased from 2018 to 2019 and has remained basically flat from 2019 to 2020.

Service Providers	2018 H1	2018 H2	2019 H1	2019 H2	2020 H1	2020 H2	2021 H1	Grand Total
YouTube	$17.87	$102.09	$365.06	$412.01	$312.62	$836.07	$652.37	$2,698.09
Apple	$474.13	$402.98	$372.38	$352.87	$307.14	$710.84	$559.97	$3,180.31
Spotify	$300.02	$324.88	$282.42	$357.41	$287.09	$652.04	$598.61	$2,802.47
Amazon	$66.37	$60.70	$24.77	$131.78	$79.82	$236.59	$189.11	$789.14
Pandora	$123.36	$111.69	$72.90	$62.40	$54.07	$38.36	$43.55	$506.33
Facebook		$30.45	$20.17	$31.11	$90.12	$31.55	$39.06	$242.46
Peloton		$7.26	$12.51	$46.01	$43.39	$13.39	$8.57	$131.13
Deezer	$9.71	$5.86	$7.60	$6.88	$6.95	$10.36	$11.63	$58.99
The Rest	$100.40	$84.79	$1,147.73	$208.63	$85.58	$26.66	$167.14	$1,820.93
Total	$1,091.86	$1,130.70	$2,305.54	$1,609.10	$1,266.78	$2,555.86	$2,270.01	$12,229.85

(Note – the data in the tables above was taken from Sony Music royalty statements sent to the owner of the “Hit The Quan” Music Royalty Asset. Additionally, references to “H1” and “H2” refer to the first half of the year and the second half of the year, respectively).

Administrative Fee for the “Hit the Quan” Royalty Share Agreement

The Administrative Fee (i.e., the amount to be paid to our company as a percentage of the value of the royalty payments collected by our company to be distributed to holders of “Hit The Quan” Royalty Share Units) is 10.00%.

“Chippass” Music Royalty Asset

Summary Overview

The “Chippass” Music Royalty Asset is the underlying asset of the “Chippass” Royalty Share Agreement. The agreement entitles the company to purchase up to ninety percent (90%) of the income earned in connection with the sale and exploitation of certain self-released master recordings for certain compositions recorded by the artist, Chippass, beginning in 2014.

Artist Background

Chippass once signed to E-40’s Sick Wid It Records and is part of Oakland, CA, street history. Along the way, he subconsciously studied the music art form. Attending high school alongside Lil B, he can recall critiquing early rhymes from “The BasedGod” before picking up a mic himself in NHT Boyz. The buzzing group made an impact in Northern California and landed national acclaim from The Fader but disbanded as “friends started getting sent to jail, quitting, or dying.” “Even when it ended, I wasn’t going to stop though,” Chippass continues. “I went crazy and full-fledged into rap solo in 2013.” Among a prolific series of mixtapes, he dropped the frequently downloaded Original Yangster and Original Yangster II, joined IamSu! on tour, collaborated with everyone from Marc E. Bassy to Mozzy, and more.

(Data provided by Chartmetric.com as of July 2022).

“Chippass” Royalty Share Agreement Terms

The “Chippass” Royalty Share Agreement is between the master owner (the “Seller”) and our company. Pursuant to this agreement, for a maximum purchase price of $23,922 (i.e., the purchase option), SongVest will have the right to receive up to 90% of the Seller’s revenue share earned in connection with the sale and exploitation of the master recordings (e.g. revenues from streaming) for the life of the copyright of the master recordings listed further below under the subsection entitled “Chippass Royalty Share Agreement Master Recordings”. “Master recordings: are the official original recording of the song, and the source from which all the later copies are made. Revenues earned by the master recordings will be determined by reference to the royalty statements from the royalties paid to the Seller monthly by EMPIRE Distribution, which shall be conclusive and binding upon the parties to the Chippass” Royalty Share Agreement, absent manifest error.

Financial Highlights

The data in this section was taken from EMPIRE Distribution royalty statements sent to the owner of the “Chippass” Music Royalty Asset.

The royalties paid over the four quarters set forth in the table below from the revenue stream contemplated in the “Chippass” Royalty Share Agreement have averaged approximately $1,351 per quarter.

	2019				2020				2021				2022	Grand
Chippass Royalties	Qtr1	Qtr2	Qtr3	Qtr4	Qtr1	Qtr2	Qtr3	Qtr4	Qtr1	Qtr2	Qtr3	Qtr4	Qtr1	Total
Total	$895.80	$1,113.46	$957.76	$874.15	$939.71	$1,121.11	$873.48	$815.78	$886.71	$1,716.83	$1,303.49	$1,222.95	$1,159.61	$13,880.84

The single, “Oooh,” was released in February 2021 and has generated twelve full months of royalties to-date as reported in the table below. Another single, “Me” features the artists E-40 and ALLBLACK and was released in February 2019. The below table includes a line titled “The Rest” under “Singles” releases. This line item includes revenues from approximately 140 different master recordings, none of which individually represents more than 1% of the “last four quarters” (as set forth in the table below)’s total royalties earned from all of the master recordings together.

Chippass Royalty Share Agreement Master Recordings

	2019				2020				2021				2022	Last 4	% of
Chippass Masters	Qtr1	Qtr2	Qtr3	Qtr4	Qtr1	Qtr2	Qtr3	Qtr4	Qtr1	Qtr2	Qtr3	Qtr4	Qtr1	Quarters	Total
Singles
Oooh										$523	$343	$271	$165	$1,302	9%
Me	$0	$255	$209	$130	$121	$99	$103	$103	$97	$133	$148	$157	$149	$587	4%
Never Switchin	$21	$22	$21	$20	$18	$18	$16	$20	$22	$27	$31	$41	$43	$142	1%
We Got It				$16	$17	$6	$4	$3	$2	$122	$1	$1	$2	$126	1%
I’m Shinin	$13	$15	$23	$26	$32	$28	$19	$26	$25	$36	$36	$26	$24	$121	1%
Bluitt								$1	$54	$49	$23	$18	$17	$107	1%
Born in the Mob	$22	$17	$15	$11	$10	$68	$57	$27	$24	$45	$56	$32	$30	$163	1%
I.D.G.A.F.	$23	$23	$20	$18	$20	$24	$(2)	$20	$18	$27	$25	$27	$24	$104	1%
Level Up	$45	$40	$29	$18	$17	$15	$14	$16	$16	$22	$22	$27	$27	$98	1%
CUZZO											$28	$37	$23	$87	1%
Keep It 100	$29	$23	$19	$15	$15	$17	$17	$26	$15	$17	$16	$19	$21	$73	1%
Big												$42	$30	$71	1%
The Rest	$645	$638	$575	$548	$627	$716	$549	$534	$569	$640	$555	$504	$598	$2,296	17%
Albums
General	$97	$82	$48	$72	$65	$130	$96	$39	$45	$75	$21	$21	$8	$124	1%
Grand Total	$896	$1,113	$958	$874	$940	$1,121	$873	$816	$887	$1,717	$1,303	$1,223	$1,160	$13,881	100%

Revenue by Income Type

Revenue sources are shown below:

	2019				2020				2021				2022	Grand
Chippass Sources	Qtr1	Qtr2	Qtr3	Qtr4	Qtr1	Qtr2	Qtr3	Qtr4	Qtr1	Qtr2	Qtr3	Qtr4	Qtr1	Total
Audio Stream	$571	$705	$678	$642	$682	$611	$712	$523	$581	$848	$757	$795	$767	$8,873
Video Stream	$173	$223	$186	$135	$132	$316	$232	$225	$234	$713	$496	$366	$360	$3,791
Album	$97	$82	$48	$72	$65	$130	$96	$39	$45	$75	$21	$21	$8	$796
Track	$43	$93	$34	$15	$50	$63	$30	$28	$27	$72	$28	$40	$25	$549
Royalty Collection	$12	$10	$13	$10	$10		$(196)	$0	$0	$9	$2	$1	$0	$(129)
Grand Total	$896	$1,113	$958	$874	$940	$1,121	$873	$816	$887	$1,717	$1,303	$1,223	$1,160	$13,881

The above table includes a line titled “Royalty Collection”. Per the EMPIRE Distribution statements, this was a miscellaneous adjustment to earnings from SoundExchange, and not significant in total.

Administrative Fee for the “Chippass” Royalty Share Agreement

The Administrative Fee (i.e., the amount to be paid to our company as a percentage of the value of the royalty payments collected by our company to be distributed to holders of “Chippass” Royalty Share Units) is 5.00%.

“Fear No More” Music Royalty Asset

Summary Overview

The “Fear No More” Music Royalty Asset is the underlying asset of the “Fear No More” Royalty Share Agreement. This agreement entitles the company to purchase up to one-hundred percent (100%) of the songwriter’s share of performance income paid by ASCAP from the “Fear No More” composition listed below.

Artist and Song Background

Since the release of its debut album in 2004, Building 429 has garnered widespread popular and critical acclaim, receiving numerous accolades all while delivering lyrically-driven, anthemic hit songs with a consistent message of hope along with high-energy concerts in sold-out venues internationally. The band received a 2013 GRAMMY nomination for Best Contemporary Christian Music Album for We Won’t Be Shaken, which debuted at No.1 on Billboard’s Christian Albums chart and launched the title track to No. 1 at radio. Building 429 also received a 2014 and multiple 2012 Song of the Year Billboard Music Awards for “We Won’t Be Shaken” and “Where I Belong,” respectively, two BMI Song of the Year Awards (“Where I Belong” in 2013 and “Glory Defined” in 2005), a 2014 Group of the Year K-LOVE Fan Award nomination, and a Best New Artist GMA Dove Award in 2005. RIAA-certified gold single, “Where I Belong,” became one of the longest-running Christian No. 1’s in Billboard’s history at 15 weeks and landed on Billboard’s Top 10 Songs of the Decade.

“Fear No More,” the band’s 2019 independent single, was one of the biggest independent artist singles to ever hit Christian radio, with 35 Christian radio stations adding the song to rotation in its debut week. The song climbed to No. 4 on Billboard’s National Christian Airplay chart and remained in the Top 5 for nine weeks. The first use recording of “Fear No More” was released by Building 429 in April 2019.

“Fear No More” Summary Statistics

(Data provided by Chartmetric.com as of October 2022)

Royalty Share Agreement Terms

The “Fear No More” Royalty Share Agreement is between the songwriter and our company. Pursuant to the Agreement, for a maximum purchase price of $10,776, SongVest will have the right to receive up to 100% of the songwriter’s performance revenue share for the life of the copyright of the “Fear No More” composition. Revenues the company will be entitled to receive from the “Fear No More” composition pursuant to this agreement include revenues earned in connection with the public performance of the “Fear No More” composition which will be paid at the percentage interest as defined in the “Fear No More” Royalty Share Agreement. Sales shall be determined by reference to the royalty statements from the royalties paid to the songwriter quarterly by ASCAP, which shall be conclusive and binding upon the parties to this agreement, absent manifest error.

Financial Highlights

The data in this section was taken from ASCAP royalty statements royalty statements sent to the owner of the “Fear No More” Music Royalty Asset.

The royalties paid over the four quarters set forth in the table below from the revenue stream contemplated in the “Fear No More” Royalty Share Agreement have averaged approximately $333 per quarter.

Royalties By Quarter
Q1 2020 - Q1 2022
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$-
Q1
Q2
Q3
Q4
2020
Q1
Q2
Q3
Q4
2021
Q1
2022

	2020				2021				2022			Last 4
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Quarters
Total Royalties	$1,321	$2,564	$3,997	$2,723	$1,181	$72	$470	$413	$358	$280	$279	$1,331

The decrease in royalties over time from Q1 2020 to Q3 2021 was driven by a reduction of radio royalties as the song moved from its chart peak and then out of current rotation into recurrent radio play. It should be noted that the Q2 2021 reported earnings does not include ASCAP domestic earnings due to a transfer of ownership of the royalty rights from the songwriter to the current owner and resulting unavailability of information for one period.

Revenue by Source

Revenue sources are shown below:

Royalties	2020				2021				2022			Last 4	% of Last 4
By Source	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Quarters	Quarters
Radio	$1,240	$2,422	$3,864	$2,547	$1,030	$48	$218	$322	$262	$130	$123	$837	64%
General - Other	$-	$-	$-	$-	$-	$-	$136	$-	$-	$89	$90	$179	14%
Spotify	$11	$29	$26	$66	$27	$-	$19	$26	$28	$15	$19	$86	7%
Amazon Music	$2	$21	$42	$42	$39	$-	$19	$23	$15	$7	$-	$45	3%
Apple Music	$33	$29	$22	$22	$19	$-	$15	$13	$11	$6	$6	$35	2%
The Rest	$34	$63	$42	$47	$67	$25	$63	$30	$43	$34	$42	$149	10%
Total Royalties	$1,321	$2,564	$3,997	$2,723	$1,181	$72	$470	$413	$358	$280	$279	$1,314	100%

Radio royalties from Q1 2020 – Q1 2021 were much higher than in subsequent periods due to royalty earnings from Religious and Satellite radio when the song was an active charting radio single. Still, recurrent radio royalties due to the song’s popularity continue to provide a steady income stream, including 64% of the past four quarters’ earnings. The track also generates consistent royalties from streaming services including Spotify. The source “General – Other” relates to ASCAP reprocessing prior year results for unidentified sources.

Administrative Fee for the “Fear No More” Royalty Share Agreement

The Administrative Fee (i.e., the amount to be paid to our company as a percentage of the value of the royalty payments collected by our company to be distributed to holders of “Fear No More” Royalty Share Units) is 5.00%.

“Cross Me” Music Royalty Asset

Summary Overview

The “Cross Me” Music Royalty Asset is the underlying asset of the “Cross Me” Royalty Share Agreement. The Agreement contains one-hundred percent (100%) of the songwriter’s share of performance income paid by Royalty Exchange from the “Cross Me” composition by NBA YoungBoy.

About YoungBoy Never Broke Again and “Cross Me”

Originally known as NBA YoungBoy, YoungBoy Never Broke Again is a highly prolific rapper from Baton Rouge, Louisiana, who has attracted a loyal following for his uncompromising street narratives. His debut album, the platinum-certified Until Death Call My Name, hit the Top Ten of the Billboard 200 when it appeared in 2018, and the rapper followed up that effort with multiple releases that year, including the album Realer which includes track “Cross Me.” That album was also subsequently certified platinum in the United States.

YoungBoy Never Broke Again’s 2019 mixtape, AI YoungBoy 2, topped the Billboard 200 chart. The rapper remained in the upper reaches of the chart in 2020 with multiple mixtapes before hitting number one with his sophomore album, Top. He closed his whirlwind year with yet another mixtape and a collaboration with Rich the Kid, Nobody Safe. YoungBoy returned to the top of the Billboard 200 with 2021’s Sincerely, Kentrell, additionally collaborating with Birdman for the mixtape From the Bayou and releasing the 2022 mixtape Colors.

The first use recording of “Cross Me” was released by YoungBoy Never Broken Again in December 2018 and features major label artists Lil Baby and Plies. The single was certified platinum in the United States in 2020.

(Data provided by Chartmetric.com as of October 2022)

Royalty Share Agreement Terms

The “Cross Me” Royalty Share Agreement is between the songwriter of the “Cross Me” composition and our company. Pursuant to the agreement, for a maximum purchase price of $17,242, SongVest will have the right to receive up to 100% of the songwriter’s performance revenue share for the life of the copyright of the “Cross Me” composition. Revenues the company will be entitled to receive from the copyright of the “Cross Me” composition pursuant to this agreement include revenues earned in connection with the public performance of the copyright, which will be paid at the percentage interest as defined in the “Cross Me” Royalty Share Agreement. Sales shall be determined by reference to the royalty statements from the royalties paid to the songwriter quarterly by Royalty Exchange, which shall be conclusive and binding upon the parties, absent manifest error.

Financial Highlights

The data in this section was taken from Royalty Exchange royalty statements sent to the owner of the “Cross Me” Music Royalty Asset.

The royalties paid over the last four quarters in the table below from the revenue stream contemplated in the “Cross Me” Royalty Share Agreement have averaged approximately $474 per quarter.

	2019				2020				2021				2022	Last 4
	1	2	3	4	1	2	3	4	1	2	3	4	1	Quarters
Total Royalties	$4,555	$2,775	$1,951	$1,804	$1,769	$1,224	$466	$689	$549	$456	$483	$480	$477	$1,895

The decrease in royalties from Q1 2019 to Q3 2020 was driven by reduced streaming performance royalties as the composition, whose underlying recording was released in December 2018, aged over time.

Revenue by Source

Revenue sources are shown below:

	2020				2021				2022	Last 4	% of Last 4
	1	2	3	4	1	2	3	4	1	Quarters	Quarters
Apple Music	$684	$579	$211	$255	$216	$189	$194	$196	$208	$787	42%
YouTube	$438	$251		$154	$143	$126	$148	$139	$115	$529	28%
Pandora	$182	$168	$93	$94	$88	$69	$57	$64	$43	$233	12%
Spotify	$161	$109	$47	$44	$42	$41	$45	$48	$55	$189	10%
SoundCloud	$38	$32	$13	$11	$11	$10	$11	$9	$13	$43	2%
The Rest	$267	$85	$102	$132	$49	$21	$28	$25	$41	$115	6%
Total Royalties	$1,769	$1,224	$466	$689	$549	$456	$483	$480	$477	$1,895	100%

Potential investors will notice that the table above includes a line titled “The Rest.” For the last four quarters, this primarily relates to international royalties reported to Royalty Exchange by various foreign collection societies associated with specific titles but not specific sources.

Administrative Fee for the “Cross Me” Royalty Share Agreement

The Administrative Fee (i.e., the amount to be paid to our company as a percentage of the value of the royalty payments collected by our company to be distributed to holders of “Cross Me” Royalty Share Units) is 5.00%.

“Onyx, Travis Scott, The Notorious B.I.G. & More” Music Royalty Asset

Summary Overview

The “Onyx, Travis Scott, The Notorious B.I.G. & More” Music Royalty Asset is the underlying asset of the “Onyx, Travis Scott, The Notorious B.I.G. & More” Royalty Share Agreement, which contains one hundred percent (100%) of the songwriter’s (Fred Scruggs, described below) share of income excluding performance and one hundred percent (100%) of the related co-publisher’s share of income paid by Universal Music Publishing Group from the compositions listed below.

About Onyx, Travis Scott, The Notorious B.I.G. & More

Fred Scruggs (aka Fredro Starr) is a member of the rap group Onyx and has written music recorded by other major artists such as Travis Scott and Notorious B.I.G. He is the common link in all of the compositions comprising the “Onyx, Travis Scott, The Notorious B.I.G. & More” Music Royalty Asset, having received songwriting credit on all songs in this group of compositions.

A combative and in-the-red style of hardcore rap brought Queens MCs Onyx unlikely Top Ten pop success in 1993 with “Slam.” That instant hip-hop classic pushed the parent album Bacdafucup to Top 20 placement on the Billboard 200. After their second and third albums for Jam Master Jay’s JMJ label, namely All We Got Iz Us (1995) and the Top Ten hit Shut ‘Em Down (1998), and some independent releases early the following decade, Fredro and Sticky paused the group for a while. Since the mid-2010s, they’ve been on a prolific run with releases ranging from #WAKEDAFUCUP to Onyx 4 Life and Versus Everybody.

Originating from Queens’ South Jamaica neighborhood, Onyx formed in 1988 and two years later made their recorded debut on the Profile label. “Ah, and We Do It Like This” presented permanent members Fredro Starr and Sticky Fingaz, along with Suavé (aka Sonsee and Sonny Seeza) and Big DS, as an eager if comparatively reserved crew. The group subsequently found an admirer in Run-D.M.C.’s Jam Master Jay, who signed the group to his Chaos / Columbia- affiliated JMJ label and co-produced their first album, Bacdafucup (1993). The set was led by the menacing “Throw Ya Gunz,” included in this offering, and the highly energized and anthemic “Slam.” Both singles topped Billboard’s rap chart. Bacdafucup consequently reached number 17 on the Billboard 200 and went platinum. Shortly after their commercial impact was made, Onyx courted the metal crowd with a pair of Biohazard collaborations: the “Bionyx” remix of “Slam,” and the title track to the motion picture Judgment Night.

Although All We Got Iz Us and Shut ‘Em Down both followed the debut into the Top Ten of Billboard’s R&B/hip-hop chart (and on the Billboard 200 placed respectively at the 22nd and 10th slots), Onyx left the major-label system after the latter and went independent with Bacdafucup, Pt. II (2002) and Triggernometry (2003). The second of those two albums was released the same year former member Big DS died of cancer. Fredro Starr and Sticky Fingaz had embarked on solo careers by then and also established themselves as in-demand actors, seen in films and television series such as Clockers, Dead Presidents, New York Undercover, Moesha, and The Wire.

Without Sonny Seeza, Fredro and Sticky eventually resumed studio work as Onyx the following decade and were as productive as ever. #WAKEDAFUCUP and #TURNDAFUCUP (both 2014), Shotgunz in Hell (a collaboration with Dope D.O.D., released in 2017), Black Rock (2018), and SnowMads (2019) were all out by the end of the 2010s. The MCs continued into the next decade with the Lost Treasures compilation (2020) and the studio albums Onyx 4 Life (2021) and Versus Everybody (2022).

Below statistics for the rap group Onyx of which Fredro Starr is a member:

*Data provided by Chartmetric.com

One of the compositions included in “Onyx, Travis Scott, The Notorious B.I.G. & More” Music Royalty Asset is SICKO MODE which was recorded by the artist Travis Scott. Born Jacques Webster, Travis Scott grew up in a suburb of Houston and became known during the early 2010s for his heavily Auto-Tuned half-sung/half-rapped vocal style. Within seven years of his mainstream arrival via Kanye West ’s Cruel Summer compilation (2012), on which he served as co-producer and featured artist, Scott attained numerous platinum singles as a lead artist, including a streak of four that began with “Antidote,” a track off his number three hit debut album, Rodeo (2015). He followed with a pair of number one full-lengths, Birds in the Trap Sing McKnight (2016) and Astroworld (2018), all the while assisting in platinum singles headlined by the likes of Rihanna (“Bitch Better Have My Money”), SZA (“Love Galore”), and Drake (“Portland”), and working extensively with Quavo as Huncho Jack. Whether leading or supporting, Scott’s presence was unmistakable, almost always colored with an array of ad-lib trills including but not limited to “It’s lit,” “Yeah, yeah,” and “Straight up.” Along with a collaborative 2019 album with his label collective Jackboys, Scott released the back-to-back 2021 singles “Escape” and “Mafia.”

In May 2018, Scott released “Watch,” a non-album track featuring Kanye West and Lil Uzi Vert, and within three months released Astroworld, which he considered the true follow-up to Rodeo. Featuring “Butterfly Effect,” the album – named after a demolished Houston amusement park – debuted at number one and was supported with a second single, “SICKO MODE.” Scott closed out 2018 by appearing on multiple tracks of Metro Boomin ’s Not All Heroes Wear Capes album.

In December 2020, “SICKO MODE,” which is included in this offering, was certified as a Diamond single, having amassed more than ten million in U.S. sales.

Summary Statistics

*Data provided by Chartmetric.com

Royalty Share Agreement Terms

The “Onyx, Travis Scott, The Notorious B.I.G. & More” Royalty Share Agreement is between the songwriter and related co-publisher and our company. Pursuant to the agreement, SongVest will have the right to receive 100% of the songwriter’s share of income excluding performance and 100% of the related co-publisher’s share of income for the life of the copyrights listed below. Revenues the company will be entitled to receive from the copyrights listed below pursuant to this agreement include revenues earned in connection with the exploitation of the copyrights, which will be paid at the percentage interest as defined in the “Onyx, Travis Scott, The Notorious B.I.G. & More” Royalty Share Agreement for the applicable revenue sources (e.g., Streaming). Sales shall be determined by reference to the royalty statements from the royalties paid to the songwriter bi-annually by Universal Music Publishing Group, which shall be conclusive and binding upon the parties to this agreement, absent manifest error.

Financial Highlights

The royalties paid over the last twelve months set forth in the table below from the revenue stream contemplated in the “Onyx, Travis Scott, The Notorious B.I.G. & More” Royalty Share Agreement have averaged approximately $3,402 per bi-annual period.

Total Royalties By Period
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
H1
H2
H1
H2
H1
H2
2019
2020
2021

	2019		2020		2021		Last 12
	H1	H2	H1	H2	H1	H2	Months
Total Royalties	$3,390	$2,317	$5,031	$2,711	$2,282	$4,523	$6,805

The royalties in 2020 H1 were higher than in other periods presented primarily due to one large synchronization placement. The increase in royalties from 2021 H1 to 2021 H2 was driven primarily by a combination of higher digital revenues from the top title, synchronization income for one title, and digital revenues from social media platforms which did not pay royalties in the earlier periods presented.

Revenue by Title

Royalties	2019		2020		2021		Last 12	% of Total Last
By Title	H1	H2	H1	H2	H1	H2	Months	12 Mos.
Last Dayz	$919	$803	$1,565	$1,026	$951	$1,938	$2,889	42%
Come Clean	$45	$52	$481	$49	$79	$663	$743	11%
Sicko Mode	$863	$361	$270	$663	$188	$411	$600	9%
2 Wrongs	$53	$59	$20	$61	$96	$428	$524	8%
Gimme The Loot	$262	$151	$133	$147	$307	$211	$518	8%
Throw Ya Gunz	$735	$232	$2,123	$168	$129	$230	$359	5%
The Rest	$513	$658	$439	$598	$532	$641	$1,173	17%
Total Royalties	$3,390	$2,317	$5,031	$2,711	$2,282	$4,523	$6,805	100%

The top six titles accounted for a total of 83% of the last twelve months’ income, with top title “Last Dayz” accounting for 42%. Income for that title included higher digital revenues, primarily from YouTube, in the 2021 H2 period than in prior periods. Number two title “Come Clean” had higher revenues in both 2020 H1 and 2021 H2 from synchronization placements. Title “2 Wrongs” had higher Digital revenues from Facebook and YouTube in 2021 H2 than in prior periods, while title “Throw Ya Gunz” had one large synchronization placement paid in 2020 H1, contributing to much higher royalties in that period than in others.

Top Tracks	Artist(s)	Release	Last 12 Months	% of Total Last 12 Mos.
Last Dayz	Onyx	1995	$2,889	42%
Come Clean	Jeru The Damaja	1994	$743	11%
Sicko Mode	Travis Scott, Drake	2018	$600	9%
2 Wrongs	Onyx	1995	$524	8%
Gimme The Loot	The Notorious B.I.G	1994	$518	8%
Throw Ya Gunz	Onyx	1993	$359	5%

Each of the top 6 titles had its first use recording released during the years 1993-1995 with the exception of 2018’s “SICKO MODE” for which the songwriter has a songwriting credit due to its use of a sample of the 1994 “Gimme The Loot” composition noted in the table above.

Revenue by Type

Revenue by type are shown below:

Royalties	2019		2020		2021		Last 12	% of Total Last
By Type	H1	H2	H1	H2	H1	H2	Months	12 Mos.
Digital	$2,207	$1,766	$2,266	$2,210	$1,699	$3,504	$5,202	76%
Synchronization	$447	$98	$2,433	$65	$67	$583	$651	10%
Performance	$547	$383	$262	$352	$378	$315	$693	10%
Mechanical	$184	$70	$70	$84	$39	$120	$159	2%
Other	$5	$0	$0	$0	$99	$0	$99	1%
Total Royalties	$3,390	$2,317	$5,031	$2,711	$2,282	$4,523	$6,805	100%

For the last twelve months in the table above, digital revenues, which include royalties from streaming, accounted for 76% of total revenues. These revenues were lower in 2021 H1 than in the two immediately preceding periods primarily due to lower YouTube revenues and a lack of revenues from Facebook. The 2021 H2 Digital revenues were higher than the preceding period of 2021 H1 primarily due to higher YouTube revenues, including a large increase for the top title, higher Facebook revenues, and the first TikTok revenues paid for the catalog. Synchronization revenues were higher in the 2020 H1 period due to film and tv placements for two of the catalog’s top titles in that period.

Top Titles:

●	“Last Dayz” – recorded by Onyx

●	“SICKO MODE” – recorded by Travis Scott featuring Drake

●	“Gimme the Loot” – recorded by Notorious B.I.G.

Complete Composition List contemplated in the “Onyx, Travis Scott, The Notorious B.I.G. & More” Royalty Share Agreement:

Title	UMPG Song Code
Loot	AUP313
Gametime	BBI220
Getdafucout	CZ0033
Da Mad Face Invasion	CZ0034
Bichasbootleguz	CZ0035
Blac Vagina Finda	CZ0036
Throw Ya Gunz	CZ0037
Stik ‘N’ Muve	CZ0038
Nigga Bridges	CZ0039
Bichasniguz	CZ0040
Here ‘N’ Now	CZ0041
Phat (‘N’ All Dat)	CZ0042
Bust Dat Ass	CZ0043
Shifftee	CZ0044
Da Bounca Nigga	CZ0045
All We Got Iz Us (Evil Streets)	CZ2452
I Murder U	CZ2453
Most Def	CZ2454
Maintain	CZ2455
Walk In New York	CZ2456
Act Up	CZ2457
2 Wrongs	CZ2458
Life Or Death	CZ2459
Betta Off Dead	CZ2460
Punkmotherfukaz	CZ2461
Getto Mentalitee	CZ2462
Last Dayz	CZ2463
Purse Snatchaz	CZ2464
Shout	CZ2465
Live Niggaz	CZ2466
Thangz Changed	CZ2806
Playing With Lightning	CZ4821
Cramp Your Style	GL3612
Da Nex Niguz	JF5749
Onyx Is Here	LH4863
Bacdafucup	LH4867
Platform	MP1423
Disgusting	MZ4123
Judgement Night	NB5847
Say What	NL8512
Worst, The	NL8526
K.I.M.	PN4721
Nasty’s World	PU0768
Raze It Up	QI4078
Come Clean	R90920
Come Clean - Instrumental 12	R90922
Gimme The Loot	R94688
SICKO MODE	SW1290
Danger	X61916

Administrative Fee for the “Onyx, Travis Scott, The Notorious B.I.G. & More” Royalty Share Agreement

The Administrative Fee (i.e., the amount to be paid to our company as a percentage of the value of the royalty payments collected by our company to be distributed to holders of “Onyx, Travis Scott, The Notorious B.I.G. & More” Royalty Share Units) is 5.00%.

“Young L” Music Royalty Asset

Summary Overview

The “Young L” Music Royalty Asset is the underlying asset of the “Young L” Royalty Share Agreement (the “Agreement”). The Agreement contains one hundred percent (100%) of the songwriter’s share and 100% of the related co-publisher’s share of performance income paid by ASCAP from the compositions listed below, by recording artists The Pack and Mac Miller

About The Pack

On the street and on mixtapes, they often use their alternate name, the Wolfpack, but the Bay Area crew that exploded onto the scene with its ode to slip-on sneakers is officially known as The Pack. Members Lloyd “Young L” Omadhebo, Keith “Stunna” Jenkins, DaMonte “Uno” Johnson, and Brandon “Lil B” McCartney were skateboarding and hip-hop fiends who all attended the same high school when they first came together in 2005. As the hyphy movement started emerging as the Bay Area’s answer to crunk, the teen group staked its hyphy claim in 2005 with the street-level release, Wolfpack Muzik, Vol. 1. The release made some local noise, but it was 2006’s Wolfpack Muzik, Vol. 2 that really set things in motion. Young L ’s minimal production was a fascinating mix of slowed-down hyphy with a bit of Atlanta’s “snap” music – replacing the usual snare drum with a finger snap – thrown in, best illustrated by the leadoff track, “Vans.” Declaring their favorite brand a better and cheaper alternative to the more expensive Nike, “Vans” dominated West Coast radio thanks to its hook, an incredibly infectious one that was delivered by a strange robot voice. When the legendary Too $hort caught the single on the radio, he immediately searched out The Pack and signed them to the Jive-distributed label Up All Nite. It wasn’t until December 2006 that their seven-song EP, Skateboards 2 Scrapers, finally came out, and not until October of the following year that their full-length debut, Based Boys, hit shelves. In 2009, The Pack found themselves in a feud with New Boyz, with Stunna accusing the So-Cal group of copying their musical and fashion style. The following year the group released its second official full-length, Wolfpack Party.

About Mac Miller

Coming on the scene with a throwback style that betrayed his years, Pittsburgh-based rapper and producer Mac Miller combined languid vocals, playful rhymes, and hypnotic production influenced by OutKast, Beastie Boys, A Tribe Called Quest, and Lauryn Hill. His debut full-length album, Blue Slide Park, topped the Billboard 200 upon release and includes track “Loitering” which is a part of this catalog. Subsequent efforts kept him in the Top Five into 2016, when he hit another peak with The Divine Feminine, which topped the R&B and rap charts. Miller followed up with the Top Three-charting Swimming in 2018, but the rapper died a month after the album’s release and before it was nominated for a Grammy. Following his death, his albums crashed the Billboard 200 as mourning fans flocked to his early output. Miller’s first posthumous album, Circles, was completed by producer Jon Brion and released in early 2020, peaking at number three on the Billboard 200.

Royalty Share Agreement Terms

The “Young L” Royalty Share Agreement will be between the songwriter and related co-publisher of the compositions and our company. Pursuant to the agreement, SongVest will have the right to receive 100% of the songwriter and related co-publisher’s performance revenue share for the life of the copyrights listed below. Revenues the company will be entitled to receive from the copyrights listed below (assets) pursuant to this agreement include revenues earned in connection with the public performance of the copyrights, which will be paid at the percentage interest as defined in the “Young L” Royalty Share Agreement. Sales shall be determined by reference to the royalty statements from the royalties paid to the songwriter and related co-publisher quarterly by ASCAP, which shall be conclusive and binding upon the parties to the agreement, absent manifest error.

Financial Highlights

The royalties paid over the last four quarters in the table below from the revenue stream contemplated in the “Young L” Royalty Share Agreement have averaged approximately $851 per quarter.

	2019				2020				2021				2022		Last 4
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Quarters
Total Royalties	$477	$395	$636	$615	$675	$483	$626	$1,015	$886	$867	$930	$764	$950	$759	$3,403

The increase in royalties starting in Q4 2020 was driven primarily by an increase in international earnings by the catalog, highlighted by increased royalties from the catalog’s two top-earning titles.

Revenue By Song

Revenues by the songs that relate to the “Young L” Music Royalty Asset are shown below:

Royalties	2019				2020				2021				2022		Last 4	% of Total Last 4
By Song	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Quarters	Quarters
Fly	$255	$136	$353	$183	$266	$160	$208	$355	$309	$399	$493	$391	$516	$349	$1,749	51%
Oh Go	$7	$9	$12	$53	$117	$99	$122	$289	$224	$145	$163	$118	$137	$145	$562	17%
I’m Shinin’	$43	$52	$43	$59	$55	$34	$25	$43	$34	$26	$41	$50	$65	$43	$200	6%
Booty Bounce Bopper	$48	$45	$46	$47	$45	$40	$37	$57	$44	$41	$43	$51	$49	$45	$188	6%
Loitering	$24	$76	$73	$61	$53	$56	$53	$72	$57	$55	$49	$48	$53	$37	$187	5%
Vans	$37	$27	$31	$63	$31	$21	$33	$42	$40	$39	$40	$28	$36	$50	$154	5%
In My Car	$24	$14	$26	$41	$42	$31	$21	$37	$27	$23	$27	$27	$26	$24	$105	3%
The Rest	$39	$37	$51	$108	$66	$41	$127	$120	$152	$138	$73	$51	$68	$67	$258	8%
Total Royalties	$477	$395	$636	$615	$675	$483	$626	$1,015	$886	$867	$930	$764	$950	$759	$3,403	100%

Investors may notice that the table above includes a line titled “The Rest.” This line item includes revenues from over 60 different compositions, none of which individually represents > 2% of the last four quarters in the table’s total royalties, as well as royalties paid by ASCAP not associated with any specific composition.

Top 5 Songs	Artist	Release Date	Last 4 Quarters	% of Total Last 4 Quarters
Fly	The Pack	2007	$1,749	51%
Oh Go	The Pack	2006	$562	17%
I’m Shinin’	The Pack	2007	$200	6%
Booty Bounce Bopper	The Pack	2007	$188	6%
Loitering	Mac Miller	2001	$187	5%

The top 5 compositions accounted for 85% of the last four quarters’ total royalties.

Revenue by Source

Revenue sources are shown below:

Royalties	2019				2020				2021				2022		Last 4	% of Total Last 4
By Source	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Quarters	Quarters
Streaming	$63	$156	$334	$201	$377	$217	$239	$328	$334	$450	$450	$347	$453	$291	$1,541	45%
Other Internet	$111	$121	$174	$211	$195	$172	$186	$283	$242	$226	$241	$241	$169	$136	$787	23%
Download – musical works	$-	$63	$52	$62	$40	$71	$45	$245	$165	$99	$106	$77	$132	$116	$431	13%
Television	$27	$35	$50	$47	$38	$18	$55	$139	$34	$15	$23	$25	$34	$29	$111	3%
General - Other	$-	$-	$-	$-	$-	$-	$-	$-	$20	$38	$17	$-	$24	$52	$93	3%
Radio	$6	$9	$9	$23	$6	$2	$26	$1	$4	$2	$11	$16	$18	$15	$60	2%
The Rest	$270	$11	$17	$71	$19	$3	$75	$19	$87	$37	$82	$58	$120	$120	$380	11%
Total Royalties	$477	$395	$636	$615	$675	$483	$626	$1,015	$886	$867	$930	$764	$950	$759	$3,403	100%

Investors may notice that the table above includes a line titled “General – Other.” This is reported by ASCAP as royalties for the re-processing of prior year royalties associated with specific titles but not specific sources. Investors may also notice that the table above includes a line titled “The Rest.” This primarily relates to international royalties reported to ASCAP by various foreign collection societies associated with specific titles but not specific sources.

Complete Composition List included in the “Young L” Music Royalty Asset:

ASCAP Work ID	Title
312740317	At The Club
322735911	Booty Bounce Bopper
332656014	Candy
342144512	Dum Ditty Dum
361737195	Freaky Bopper
361737211	Fresh
362542116	Famous
371649637	Goin Crazy
371683877	Gimme Racks
392529950	I’m Shinin’
392944859	I Look Good
393593834	In My Car
422601312	Lose It
423339819	Lick It Off
432943390	My Girl Gotta Girl 2
451203699	Oh Go
462243732	Park The Scrapers
462999999	Pretty Girl
481481396	Ride My Bike
482159797	Robo Cop
482375535	Rock N Roll
496346497	Screamin’ Demons
504256791	This What It Is
520459710	Vans
520630015	Video Vixen
532956571	Wet
550903638	You See It
550903656	Yes Sir
660571262	Fly
881830503	Bass Remix Iii
881830563	Red Light
881830564	Drunk Off Money
881830619	Stuntin When I Roll Up
881830671	Worried Bout Mine
881868731	80’s Baby
881868795	Titties
881869055	Wolfpack Party
881869119	Dance Floor
881869179	Sex On The Beach
881869191	One U Need
881869233	Superman
881869244	Booty Bounce
881869287	Bend That Corner
881869288	E.T.
881869341	Aye!
881869396	Front Back
881869453	Make Me Cum
881869515	Kimbo Slice

881869575	This Shit Slappin’
881869640	Based Boyz
882586640	Pretty Girl
882586696	Backseat
882586723	Screamin’ Demons
882586883	Watch It Crack
882586935	Air It Out
882586936	At The Club
882587123	Black Velvet
882587177	Gimme Racks
882587258	Rumble
882587336	I Look Good
882587365	Go Boppa
882587366	Dip
882587415	In My Car
882587497	In The Club
882587667	My Girl Gotta Girl 2
882587694	In The Club
882587781	Lime Lite
883589463	Loitering
886481735	Atari
886481736	Loud Pockets
886481737	Automated Oceans
886481738	Earthquake
886506471	Coupe Life
888953824	All Gold Everything
895642188	In My Car

Administrative Fee for the “Young L” Royalty Share Agreement

The Administrative Fee (i.e., the amount to be paid to our company as a percentage of the value of the royalty payments collected by our company to be distributed to holders of “Young L” Royalty Share Units) is 5.00%.

The “Cainon Lamb” Music Royalty Asset

Summary Overview

The “Cainon Lamb” Music Royalty Asset is the underlying asset of the “Cainon Lamb” Royalty Share Agreement (the “Agreement”). The Agreement contains one hundred percent (100%) of the songwriter’s share of performance income paid by ASCAP from certain compositions for which Cainon Lamb producer and/or has songwriting credit. Cainon Lamb, professionally known as Lamb or Lamb Litty, is an American record producer and songwriter from Miami, Florida. He has worked with the likes of Beyoncé, SWV, Missy Elliott, Monica, Keyshia Cole and Jazmine Sullivan. Certain of the recording artists behind the compositions related to the “Cainon Lamb” Music Royalty Asset are highlighted below.

About Beyoncé and “Countdown”

A multifaceted superstar by any measure, Beyoncé rose to fame in the late ’90s as the central member of pop-R&B group Destiny’s Child, and in the following decade embarked on a multi-platinum, record-breaking solo career with Dangerously in Love (2003), her first in an unbroken string of number one pop solo albums. Chart-topping singles such as “Crazy in Love” (2003), “Irreplaceable” (2006), and “Single Ladies (Put a Ring on It)” (2008), combined with sold-out world tours and Grammy Awards, all heightened her profile in the 2000s.

In 2008, the singer released her third studio album, I Am...Sasha Fierce. The double-disc effort emphasized her two distinct personalities, allowing Beyoncé to explore both mainstream sounds and traditional R&B. Billboard named her female artist of the decade, while the RIAA acknowledged that, with 64 gold and platinum certifications, she was the decade’s top-selling artist.

Beyoncé followed ten Grammy nominations in 2010 with 2011 album 4, which debuted at the top of the Billboard 200 and includes title “Countdown,” featured in this catalog, which was certified a 2X-Platinum single by the RIAA in 2022.

Once Beyoncé released her self-titled visual album (2013), it was evident that the powerhouse vocalist, songwriter, and dancer wasn’t merely an entertainer but a progressive artist as well. The notion has been reaffirmed with her second visual album, Lemonade (2016), the Jay-Z collaboration Everything Is Love (2018), and her work on The Lion King (2019). She heralded her seventh studio album, Renaissance (2022), with the Top 20 single “Break My Soul.”

*	Data provided by Chartmetric.com

About “Let It Go” by Keyshia Cole, Missy Elliott, and Lil’ Kim

With a raspy soprano voice, Keyshia Cole became one of the most successful R&B artists to emerge in the mid-2000s. In 2007, she released album Just Like You, which featured four major singles, including “Let It Go,” a title in this catalog, with assists from major label artists Missy Elliott and Lil’ Kim. “Let It Go” was certified by the RIAA as a Platinum single later that same year, and the track received a Grammy nomination for Best Rap/Sung Collaboration, while Just Like You was nominated for Best Contemporary R&B Album.

Royalty Share Agreement Terms

The “Cainon Lamb” Royalty Share Agreement will be between the songwriter and our company. Pursuant to the Agreement, SongVest will have the right to receive 100% of the songwriter’s performance revenue share for the life of the copyrights listed below. Revenues the company will be entitled to receive from the copyrights listed below (assets) pursuant to this agreement include revenues earned in connection with the public performance of the copyrights, which will be paid at the percentage interest as defined in the “Cainon Lamb” Royalty Share Agreement. Sales shall be determined by reference to the royalty statements from the royalties paid to the songwriter quarterly by ASCAP, which shall be conclusive and binding upon the parties to the agreement, absent manifest error.

Financial Highlights

The royalties paid over the last four quarters from the revenue stream contemplated in the “Cainon Lamb” Royalty Share Agreement have averaged approximately $5,109 per quarter.

	2019				2020				2021				2022			Last 4
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Quarters
Total Royalties	$3,672	$6,563	$6,872	$5,848	$6,583	$3,588	$3,508	$3,679	$3,958	$3,924	$5,587	$6,372	$4,356	$3,857	$5,850	$20,435

Royalties for Q3 2021 and Q4 2021 were higher than for the previous five periods due to increased television performance royalties for one title. Q3 2022 royalties were higher than the previous two periods primarily due to higher royalties from one streaming service for one title.

Revenue By Song

Revenues By Song are shown below:

Royalties	2019				2020				2021				2022			Last 4	% of Total Last 4
By Song	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Quarters	Quarters
Countdown	$598	$1,936	$2,875	$2,143	$3,058	$1,021	$923	$891	$1,144	$1,098	$3,272	$3,947	$1,028	$1,183	$3,127	$9,285	45%
Let It Go	$566	$627	$890	$819	$962	$810	$746	$800	$929	$891	$736	$793	$1,519	$1,022	$1,005	$4,338	21%
Where The Bag At	$590	$2,085	$975	$1,073	$621	$435	$506	$344	$327	$376	$253	$319	$245	$258	$282	$1,104	5%
Everything To Me	$132	$145	$131	$148	$139	$139	$116	$101	$167	$185	$82	$93	$317	$171	$170	$751	4%
I’m Better	$482	$346	$200	$282	$192	$163	$212	$187	$172	$308	$117	$131	$163	$124	$115	$533	3%
Twerkoholic	$105	$61	$96	$139	$108	$94	$102	$82	$83	$91	$131	$81	$129	$140	$123	$473	2%
Thirsty	$111	$132	$138	$112	$133	$127	$121	$100	$112	$125	$100	$108	$94	$103	$145	$449	2%
Co-Sign	$79	$97	$113	$105	$161	$168	$95	$128	$124	$107	$99	$119	$81	$106	$110	$415	2%
Ching A Ling	$196	$166	$185	$143	$149	$57	$49	$128	$124	$46	$136	$90	$102	$73	$138	$402	2%
Until It’s Gone	$70	$74	$74	$76	$72	$66	$123	$70	$80	$86	$47	$49	$110	$64	$51	$274	1%
The Rest	$742	$893	$1,195	$807	$988	$506	$514	$848	$696	$612	$614	$642	$569	$614	$586	$2,410	12%
Total Royalties	$3,672	$6,563	$6,872	$5,848	$6,583	$3,588	$3,508	$3,679	$3,958	$3,924	$5,587	$6,372	$4,356	$3,857	$5,850	$20,435	100%

The top two songs accounted for 66% of the last four quarters’ total royalties, with top title “Countdown,” which accounted for 45%, up in Q3 2022 over the prior two periods primarily due to increased Youtube royalties and increased international earnings.

The investor may notice that the table above includes a line titled “The Rest.” This line item includes revenues from over 70 different compositions, none of which individually represents > 2% of the last four quarters’ total royalties.

Top 5 Songs	Artist(s)	Release Date	Last 4 Quarters	% of Total Last 4 Quarters
Countdown	Beyoncé	2011	$9,285	45%
Let It Go	Keyshia Cole, Missy Elliott, Lil’ Kim	2007	$4,338	21%
Where The Bag At	City Girls	2018	$1,104	5%
Everything To Me	Monica	2010	$751	4%
I’m Better	Missy Elliott, lamb	2017	$533	3%

The top 5 compositions relating to the “Cainon Lamb” Music Royalty Asset accounted for 78% of the last four quarters’ total royalties, and three of the top 5 related recordings were released in 2011 or earlier.

Revenue by Source

Revenue sources are shown below:

Royalties	2019				2020				2021				2022			Last 4	% of Total Last 4
By Source	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Quarters	Quarters
Streaming	$2,352	$2,607	$2,639	$2,939	$3,088	$2,408	$2,650	$2,284	$2,502	$2,304	$2,088	$2,287	$2,834	$2,256	$3,727	$11,105	54%
TV/Film Performance	$121	$267	$280	$659	$64	$45	$160	$172	$113	$410	$2,489	$3,245	$176	$167	$526	$4,114	20%
International Downloads	$-	$502	$626	$364	$283	$413	$138	$335	$690	$640	$364	$434	$423	$297	$876	$2,031	10%
Radio	$572	$1,499	$612	$573	$398	$274	$322	$355	$167	$176	$291	$224	$174	$295	$347	$1,039	5%
International - Other	$-	$121	$222	$40	$26	$23	$46	$278	$174	$111	$195	$67	$267	$318	$147	$800	4%
General - Other	$-	$-	$-	$-	$-	$-	$-	$-	$-	$151	$-	$-	$335	$331	$-	$666	3%
The Rest	$627	$1,566	$2,494	$1,274	$2,724	$427	$193	$255	$312	$131	$161	$114	$147	$193	$226	$680	3%
Total Royalties	$3,672	$6,563	$6,872	$5,848	$6,583	$3,588	$3,508	$3,679	$3,958	$3,924	$5,587	$6,372	$4,356	$3,857	$5,850	$20,435	100%

Streaming, the top source for the catalog, was up in Q3 2022 over prior periods primarily due to increased Youtube royalties for the top title. TV/Film Performance royalties were higher in Q3 2021 and Q4 2021 than in subsequent periods due to performances of the catalog’s top title on various television shows as a result of increased placements for the popular track. Royalties from International Downloads primarily related to performance royalties paid by PRS for digital uses of music in the United Kingdom, with the top title generating 67% of the catalog’s download royalties for the last four quarters.

The investor may notice that the table above includes a line titled “International – Other.” This primarily relates to international royalties reported to ASCAP by various foreign collection societies associated with specific titles but not specific sources. The investor may also notice that the table above includes a line titled “General – Other.” This is reported by ASCAP as royalties for the re-processing of prior period domestic royalties associated with specific titles but not specific sources.

Administrative Fee for the “Cainon Lamb” Royalty Share Agreement

The Administrative Fee (i.e., the amount to be paid to our company as a percentage of the value of the royalty payments collected by our company to be distributed to holders of “Cainon Lamb” Royalty Share Units) is 5.00%.

The “Erik Cain” Music Royalty Asset

Summary Overview

The “Erik Cain” Music Royalty Asset is the underlying asset of the “Erik Cain” Royalty Share Agreement (the “Agreement”). The Agreement contains ninety percent (90%) of the sound recording copyright income paid by DistroKid from the self-released sound recordings for certain compositions recorded by Erik Cain.

About Erik Cain

Alabama native R&B/hip hop artist Erik Cain broke into the scene with several singles and his debut album Stay Tuned and his top album to-date, Ready Or Not, both in 2019. The later album includes Cain’s top track, “Up, Up, and Away,” as well as other fan favorites “Odie Flows” and “Heart Gold.” In 2020, Cain released Heart and Soul, Vol. 1, featuring the popular “Scattered,” in March and followed it up with its sequel release, Heart and Soul, Vol. 2, in November of that year. Cain has continued his efforts with several single releases, including his latest, “Bird In The Sky,” in October 2022.

*	Data provided by Chartmetric.com

Royalty Share Agreement Terms

The “Erik Cain” Royalty Share Agreement will be between the sound recording owner and our company. Pursuant to the Agreement, SongVest will have the right to receive 90% of the sound recording owner’s revenue share for the life of the copyright of the master recordings listed below. Revenues the company will be entitled to receive from the sound recordings listed below (assets) pursuant to this agreement include revenues earned in connection with the sale and exploitation of the Sound Recordings (i.e. the official original recording of the song, and the source from which all the later copies are made), which will be paid at the percentage interest as defined in the “Erik Cain” Royalty Share Agreement for the applicable revenue sources (e.g., Streaming). Sales shall be determined by reference to the royalty statements from the royalties paid to the sound recording owner monthly by DistroKid, which shall be conclusive and binding upon the parties to the agreement, absent manifest error.

Financial Highlights

The royalties paid over the past four quarters from the revenue stream contemplated in the “Erik Cain” Royalty Share Agreement have averaged approximately $2,032 per quarter.

	2019		2020				2021				2022			Last
	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	4 Quarters
Total Royalties	$562	$387	$1,112	$1,821	$2,270	$3,445	$2,984	$2,886	$2,340	$1,683	$2,459	$2,017	$1,968	$8,127

Royalties increased from Q4 2019 to a peak in Q4 2020 due to the releases of the primary albums and singles contained in the catalog. There was a timing variance between Q4 2021 and Q1 2022 due to the top streaming source making only two monthly payments in the Q4 2021 quarter and catching up with an extra monthly payment in Q1 2022.

Revenue By Release

Royalties			2019		2020				2021				2022			Last 4	% of Total Last 4
By Release	Type	Release	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Quarters	Quarters
Ready Or Not	Album	2019	$481	$338	$884	$1,028	$1,058	$1,326	$1,220	$1,338	$1,121	$799	$1,209	$1,041	$987	$4,036	50%
Heart and Soul, Vol. 1	Album	2020	$-	$-	$89	$608	$934	$1,526	$1,031	$970	$781	$548	$731	$562	$505	$2,346	29%
Heart and Soul, Vol. 2	Album	2020	$-	$-	$-	$-	$8	$149	$428	$272	$197	$138	$159	$127	$119	$543	7%
Stay Tuned	Album	2019	$57	$22	$34	$33	$61	$96	$70	$74	$55	$46	$53	$49	$52	$199	2%
“The Distance”	Single	2019		$0	$22	$41	$40	$57	$42	$31	$25	$19	$27	$20	$19	$85	1%
“F**k What You Think”	Single	2022	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$3	$52	$27	$82	1%
The Rest		Various	$24	$26	$84	$111	$170	$292	$193	$201	$161	$133	$277	$167	$260	$837	10%
Total Royalties			$562	$387	$1,112	$1,821	$2,270	$3,445	$2,984	$2,886	$2,340	$1,683	$2,459	$2,017	$1,968	$8,127	100%

The top four albums, released in 2019 and 2020, account for 88% of royalties for the past four quarters. Total royalties peaked in Q4 2020 due to the release of album Heart and Soul, Vol. 1, in March 2020, and the continued performance of top album Ready Or Not, which was released in April 2019. The investor may note an item in the table above called “The Rest,” which accounted for 10% of royalties for the past four quarters. This includes various singles and EPs, none of which individually accounted for more than 1% of the past four quarters’ royalties.

Revenue By Track

Revenues By Track are shown below:

	2019		2020				2021				2022			Last	% of Total
Royalties By Track	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	4 Quarters	Last 4 Quarters
Up, Up, and Away	$275	$227	$606	$652	$696	$812	$892	$1,031	$862	$588	$952	$767	$728	$3,034	37%
Scattered	$-	$-	$87	$320	$429	$833	$597	$607	$451	$303	$442	$310	$267	$1,322	16%
Don’t Let Go	$-	$-	$2	$66	$136	$210	$138	$100	$107	$81	$104	$87	$79	$352	4%
Odie Flows	$18	$13	$41	$69	$75	$93	$68	$65	$54	$43	$57	$61	$60	$221	3%
Heart Gold	$51	$25	$58	$68	$74	$100	$66	$58	$58	$43	$43	$41	$40	$167	2%
Still Love	$-	$-	$-	$-	$8	$135	$139	$80	$50	$36	$50	$39	$35	$160	2%
Impact	$18	$11	$29	$36	$45	$83	$42	$42	$38	$36	$41	$43	$39	$159	2%
Dance With Me	$14	$9	$16	$24	$20	$29	$19	$21	$18	$15	$22	$27	$30	$93	1%
Know My Name	$-	$-	$-	$11	$43	$65	$34	$31	$29	$21	$21	$25	$22	$90	1%
Find Me a Way	$15	$10	$26	$32	$27	$35	$22	$21	$19	$16	$22	$28	$22	$88	1%
The Rest	$172	$92	$248	$543	$717	$1,049	$966	$829	$653	$502	$704	$590	$645	$2,441	30%
Total Royalties	$562	$387	$1,112	$1,821	$2,270	$3,445	$2,984	$2,886	$2,340	$1,683	$2,459	$2,017	$1,968	$8,127	100%

Top 5 Tracks	Artist(s)	Release	Last 4 Quarters	% of Total Last 4 Quarters
Up, Up, and Away	Erik Cain	2019	$3,034	37%
Scattered	Erik Cain	2020	$1,322	16%
Don’t Let Go	Erik Cain	2020	$352	4%
Odie Flows	Erik Cain, Nali	2019	$221	3%
Heart Gold	Erik Cain	2019	$167	2%

The top 10 tracks, which accounted for 70% of royalties for the past four quarters, all appear on one of the top four albums, released in 2019 or 2020. The investor may note an item in the table above called “The Rest,” which accounted for 30% of royalties for the past four quarters. This includes various tracks, primarily from the top album releases from 2019 and 2020.

Revenue by Source

Revenue sources are shown below:

	2019		2020				2021				2022			Last	% of Total
Royalties By Source	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	4 Quarters	Last 4 Quarters
Spotify	$330	$239	$510	$832	$1,005	$1,722	$1,852	$1,696	$1,359	$858	$1,679	$1,151	$1,067	$4,755	59%
Apple Music	$156	$136	$559	$884	$1,005	$1,450	$840	$845	$581	$547	$626	$679	$588	$2,441	30%
YouTube	$37	$2	$21	$36	$165	$144	$156	$225	$250	$184	$97	$110	$236	$628	8%
Amazon Music	$12	$3	$2	$28	$35	$41	$75	$71	$123	$71	$38	$61	$64	$234	3%
The Rest	$27	$6	$20	$42	$60	$88	$61	$49	$26	$22	$19	$16	$12	$70	1%
Total Royalties	$562	$387	$1,112	$1,821	$2,270	$3,445	$2,984	$2,886	$2,340	$1,683	$2,459	$2,017	$1,968	$8,127	100%

The top two sources—Spotify and Apple Music—accounted for 89% of the past four quarters’ royalties, with video streaming service YouTube providing an additional 8% of royalties. Spotify earnings peaked in Q1 2021, primarily as the result of increased streams of top track “Up, Up, and Away” on that service combined with growth in streams from the albums released in 2020. It should also be noted that Spotify paid only two months’ worth of royalties in the Q4 2021 period, while it caught up with four payments in Q1 2022, resulting in timing variances for those periods. Apple Music royalties peaked in Q4 2020 due to strength from track “Scattered,” which was released earlier that year.

Administrative Fee for the “Erik Cain” Royalty Share Agreement

The Administrative Fee (i.e., the amount to be paid to our company as a percentage of the value of the royalty payments collected by our company to be distributed to holders of “Erik Cain” Royalty Share Units) is 5.00%.

The “No Scrubs – TLC Version” Music Royalty Asset

Summary Overview

The “No Scrubs – TLC Version” Music Royalty Asset is one (1) of three (3) underlying assets of the TLC Royalty Share Agreement (the “TLC Agreement”). With respect to the “No Scrubs – TLC Version” Music Royalty Asset portion of the TLC Agreement, the TLC Agreement provides fifty percent (50%) of all streaming and digital download revenues generated from the “No Scrubs – TLC Version” recording paid by Distrokid.

The TLC Agreement was initially entered into on August 22, 2022, and originally provided the company with the rights to “No Scrubs – TLC Version” “Creep – TLC Version” and “Waterfalls – TLC Version”. The company and TLC II, LLC have subsequently agreed to enter into an Addendum to the TLC Agreement to replace “Waterfalls – TLC Version” with “Diggin’ On You – TLC Version”, which the parties intend to enter into prior to the qualification of this Post-Qualification Amendment No. 6. A copy of the TLC Agreement and the form of Addendum to be entered into are filed as exhibit 6.21 to the offering statement of which this offering circular forms a part. We refer to the original TLC Agreement and the Addendum collectively herein as the “TLC Agreement”.

About TLC

TLC is an American girl group formed in Atlanta, Georgia, in 1989 The group’s best-known line-up was composed of Tionne “T-Boz” Watkins, Lisa “Left Eye” Lopes and Rozonda “Chilli” Thomas. The group enjoyed success during the 1990s, with nine top-ten hits on the Billboard Hot 100, including four number-one singles: “Creep”, “Waterfalls”, “No Scrubs”, and “Unpretty”. The group also recorded four multi-platinum albums, including CrazySexyCool (1994), which received a diamond certification from the Recording Industry Association of America (RIAA). TLC also became the first R&B group in history to receive the Million certification from the Recording Industry Association of Japan (RIAJ) for FanMail (1999).

Having sold over 72 million records worldwide, TLC is one of the best-selling American girl groups. VH1 ranked TLC as the greatest female group, placing them at number 12 on the list of 100 Greatest Women in Music. Billboard magazine ranked TLC as one of the greatest musical trios, as well as the seventh-most-successful act of the 1990s. The group’s accolades include four career Grammy Awards, five MTV Video Music Awards, and five Soul Train Music Awards.

About “No Scrubs – TLC Version” by TLC

“No Scrubs – TLC Version” is new sound recording by TLC, the best-selling American girl group of all time, that was initially released January 31, 2023. It is a re-recording of TLC’s previous number-one single “No Scrubs” released in February 1999 that reached #1 on the Billboard Hot 100 chart and is certified 5x Platinum by the RIAA. As a new recording, the song was fully owned by the band and for the first time upon recording – and after selling our company 50% of the royalty rights to this song, TLC and holders of the “No Scrubs – TLC Version” Royalty Share Units will together receive all royalties generated from the song,

Royalty Share Agreement Terms

The TLC Agreement is between and our company and TLC II, LLC, an entity owned by the members of TLC. The “No Scrubs – TLC Version” Music Royalty Asset is one (1) of three (3) underlying assets of the TLC Agreement. With respect to the “No Scrubs – TLC Version” Music Royalty Asset portion of the TLC Agreement, the TLC Agreement provides the company with fifty percent (50%) of all streaming and digital download revenues generated from the “No Scrubs – TLC Version” recording paid by DistroKid for the life of the copyright. Digital sales and streaming data shall be determined by reference to the royalty statements from the royalties paid to the TLC II, LLC monthly by DistroKid, which shall be conclusive and binding upon the parties to the TLC Agreement, absent manifest error.

Financial Highlights

“No Scrubs – TLC Version” was released in January 2023 – however, promotion for this song only commenced in May of 2023. As such, there is limited financial data available for its performance, and limited royalties have been earned on this recording as of the date of this offering circular. Investors should be aware that past financial performance of the original “No Scrubs” recording may not be indicative of the future performance of this re-recorded “No Scrubs – TLC Version”.

Administrative Fee for the TLC Royalty Share Agreement

The Administrative Fee (i.e., the amount to be paid to our company as a percentage of the value of the royalty payments collected by our company to be distributed to holders of “No Scrubs – TLC Version” Royalty Share Units) is 5.00%.

The “Creep – TLC Version” Music Royalty Asset

Summary Overview

The “Creep – TLC Version” Music Royalty Asset is one (1) of three (3) underlying assets of the TLC Royalty Share Agreement (the “TLC Agreement”). With respect to the “Creep – TLC Version” Music Royalty Asset portion of the TLC Agreement, the TLC Agreement provides fifty percent (50%) of all streaming and digital download revenues generated from the “Creep – TLC Version” recording paid by Distrokid.

The TLC Agreement was initially entered into on August 22, 2022, and originally provided the company with the rights to “No Scrubs – TLC Version” “Creep – TLC Version” and “Waterfalls – TLC Version”. On June 8, 2023, the company and TLC II, LLC entered into an Addendum to the TLC Agreement, which replaced “Waterfalls – TLC Version” with “Diggin’ On You – TLC Version”.

The TLC Agreement and Addendum, which we refer to collectively as the “TLC Agreement”, are filed as exhibit 6.21 to the offering statement of which this offering circular forms a part.

About TLC

TLC is an American girl group formed in Atlanta, Georgia, in 1989 The group’s best-known line-up was composed of Tionne “T-Boz” Watkins, Lisa “Left Eye” Lopes and Rozonda “Chilli” Thomas. The group enjoyed success during the 1990s, with nine top-ten hits on the Billboard Hot 100, including four number-one singles: “Creep”, “Waterfalls”, “No Scrubs”, and “Unpretty”. The group also recorded four multi-platinum albums, including CrazySexyCool (1994), which received a diamond certification from the Recording Industry Association of America (RIAA). TLC also became the first R&B group in history to receive the Million certification from the Recording Industry Association of Japan (RIAJ) for FanMail (1999).

Having sold over 72 million records worldwide, TLC is one of the best-selling American girl groups. VH1 ranked TLC as the greatest female group, placing them at number 12 on the list of 100 Greatest Women in Music. Billboard magazine ranked TLC as one of the greatest musical trios, as well as the seventh-most-successful act of the 1990s. The group’s accolades include four career Grammy Awards, five MTV Video Music Awards, and five Soul Train Music Awards.

About “Creep – TLC Version” by TLC

“Creep – TLC Version” is new sound recording by TLC, the best-selling American girl group of all time, that was initially released January 31, 2023. It is a re-recording of TLC’s previous number-one single “Creep” released in October 1994 that reached #1 on the Billboard Hot 100 chart and is certified Platinum by the RIAA. As a new recording, the song was fully owned by the band and for the first time upon recording – and after selling our company 50% of the royalty rights to this song, TLC and holders of the “No Scrubs – TLC Version” Royalty Share Units will together receive all royalties generated from the song.

Royalty Share Agreement Terms

The TLC Agreement is between and our company and TLC II, LLC, an entity owned by the members of TLC. The “Creep – TLC Version” Music Royalty Asset is one (1) of three (3) underlying assets of the TLC Agreement. With respect to the “Creep – TLC Version” Music Royalty Asset portion of the TLC Agreement, the TLC Agreement provides the company with fifty percent (50%) of all streaming and digital download revenues generated from the “Creep – TLC Version” recording paid by DistroKid for the life of the copyright. Digital sales and streaming data shall be determined by reference to the royalty statements from the royalties paid to the TLC II, LLC monthly by DistroKid, which shall be conclusive and binding upon the parties to the TLC Agreement, absent manifest error.

Financial Highlights

“Creep – TLC Version” was released in January 2023 – however, promotion for this song only commenced in May of 2023. As such, there is limited financial data available for its performance, and limited royalties have been earned on this recording as of the date of this offering circular. Investors should be aware that past financial performance of the original “Creep” recording may not be indicative of the future performance of this re-recorded “Creep – TLC Version”.

Administrative Fee for the TLC Royalty Share Agreement

The Administrative Fee (i.e., the amount to be paid to our company as a percentage of the value of the royalty payments collected by our company to be distributed to holders of “Creep – TLC Version” Royalty Share Units) is 5.00%.

The “Diggin’ On You – TLC Version” Music Royalty Asset

Summary Overview

The “Diggin’ on You – TLC Version” Music Royalty Asset is one (1) of three (3) underlying assets of the TLC Royalty Share Agreement (the “TLC Agreement”). With respect to the “Diggin’ on You – TLC Version” Music Royalty Asset portion of the TLC Agreement, the TLC Agreement provides fifty percent (50%) of all streaming and digital download revenues generated from the “Diggin’ on You – TLC Version” recording paid by Distrokid.

The TLC Agreement was initially entered into on August 22, 2022, and originally provided the company with the rights to “No Scrubs – TLC Version” “Creep – TLC Version” and “Waterfalls – TLC Version”. On June 8, 2023, the company and TLC II, LLC entered into an Addendum to the TLC Agreement, which replaced “Waterfalls – TLC Version” with “Diggin’ On You – TLC Version”.

The TLC Agreement and Addendum, which we refer to collectively as the “TLC Agreement”, are filed as exhibit 6.21 to the offering statement of which this offering circular forms a part.

About TLC

TLC is an American girl group formed in Atlanta, Georgia, in 1989 The group’s best-known line-up was composed of Tionne “T-Boz” Watkins, Lisa “Left Eye” Lopes and Rozonda “Chilli” Thomas. The group enjoyed success during the 1990s, with nine top-ten hits on the Billboard Hot 100, including four number-one singles: “Creep”, “Waterfalls”, “No Scrubs”, and “Unpretty”. The group also recorded four multi-platinum albums, including CrazySexyCool (1994), which received a diamond certification from the Recording Industry Association of America (RIAA). TLC also became the first R&B group in history to receive the Million certification from the Recording Industry Association of Japan (RIAJ) for FanMail (1999).

Having sold over 72 million records worldwide, TLC is one of the best-selling American girl groups. VH1 ranked TLC as the greatest female group, placing them at number 12 on the list of 100 Greatest Women in Music. Billboard magazine ranked TLC as one of the greatest musical trios, as well as the seventh-most-successful act of the 1990s. The group’s accolades include four career Grammy Awards, five MTV Video Music Awards, and five Soul Train Music Awards.

About “Diggin’ on You – TLC Version” by TLC

“Diggin’ on You – TLC Version” is new sound recording by TLC, the best-selling American girl group of all time, that was initially released January 31, 2023. It is a re-recording of TLC’s previous hit single “Diggin’ on You” released in October 1995 that reached #5 on the Billboard Hot 100 chart and is certified Gold by the RIAA. As a new recording, the song was fully owned by the band and for the first time upon recording – and after selling our company 50% of the royalty rights to this song, TLC and holders of the “Diggin’ on You – TLC Version” Royalty Share Units will together receive all royalties generated from the song.

Royalty Share Agreement Terms

The TLC Agreement is between and our company and TLC II, LLC, an entity owned by the members of TLC. The “Diggin’ on You – TLC Version” Music Royalty Asset is one (1) of three (3) underlying assets of the TLC Agreement. With respect to the “Diggin’ on You – TLC Version” Music Royalty Asset portion of the TLC Agreement, the TLC Agreement provides the company with fifty percent (50%) of all streaming and digital download revenues generated from the “Diggin’ on You – TLC Version” recording paid by DistroKid for the life of the copyright. Digital sales and streaming data shall be determined by reference to the royalty statements from the royalties paid to the TLC II, LLC monthly by DistroKid, which shall be conclusive and binding upon the parties to the TLC Agreement, absent manifest error.

Financial Highlights

“Diggin’ on You – TLC Version” was released in January 2023 – however, promotion for this song only commenced in May of 2023. As such, there is limited financial data available for its performance, and no royalties have been earned on this recording as of the date of this offering circular. Investors should be aware that past financial performance of the original “Diggin’ on You” recording may not be indicative of the future performance of this re-recorded “Diggin’ on You – TLC Version”.

Administrative Fee for the TLC Agreement

The Administrative Fee (i.e., the amount to be paid to our company as a percentage of the value of the royalty payments collected by our company to be distributed to holders of “Diggin’ on You – TLC Version” Royalty Share Units) is 5.00%.

THE COMPANY’S BUSINESS

Overview of our Company

Our company is a limited liability company formed on March 18, 2021, pursuant to the Delaware Limited Liability Company Act, or the LLC Act. We founded RoyaltyTraders LLC with the mission to combine crowdfunding, investing, and a social network involving fans to create a robust online marketplace where the public can acquire shares of Music Royalty Assets in their favorite music artists’ creations. The SongVest Platform allows investors to pick and invest in the royalty streams from compositions by artists, and receive royalty distributions from those assets. Additionally, SongVest allows investors to impact the success of artists with their albums. Record labels are provided with tools and strategies enabled by the SongVest Platform, such as email marketing, to collectively promote albums, potentially furthering the success of a release, and generating more revenue.

Market Opportunity

SongVest is poised to take advantage of the growth of two industries – the music industry, and the growth of centralized marketplaces and crowdfunding platforms. SongVest intends to provide a music platform where investors can purchase shares linked to the royalties of songs via a Royalty Share Agreement.

We believe music royalty owners, such as artists, record labels, songwriters, producers and estate heirs, are looking for ways to diversify their holdings and liquidity. The current options for financing music revenue streams are limited. In addition, investors and fans have limited access to music royalty investment opportunities because they usually do not have direct access to the holders of music rights. We believe there is a market opportunity to provide music fans with an opportunity to invest in multiple music royalty streams at a fractional level for as little as $10 to $20.

Our goal is not just to be an investment platform, but more importantly serve as a central hub for music fans where we can engage with them, which may potentially help boost streaming and other revenue streams of the artists and record labels. Because our fans are investors and have a vested interest in the success of the music they have invested in, we believe it will be a rewarding experience for them.

SongVest has the opportunity to advance the investment music space through its portal that is intended to provide updated information on which artist and album is trending across multiple social, sales, and streaming data streams. This is where fans can come to find new investment opportunities and share the investments they have made. Our expertise in music sales and marketing will facilitate music fan and investor interactions and will be sought after not only for investment purposes but also for our music market expertise.

We believe the music industry is poised for continued growth after a decline because of COVID. Goldman Sachs’ Music Industry’s long-term growth forecast predicts a compound annual growth rate (CAGR) settling in at 6% for the period of 2019 to 2030.

In addition, we have seen more and more fans and artists use centralized marketplaces, such as Kickstarter, Indiegogo, and Patreon to create different revenue streams which supports the thesis that if we create a marketplace that allows royalty owners to capitalize on their future royalty earnings today, there is an interest in those types of opportunities.

Key Aspects of Our Business

SongVest Platform

The SongVest Platform at www.songvest.com is intended to be a platform that connects investors with different royalty stream investments, and provides further opportunities for the royalty owners to engage with investors and music fans.

The SongVest Platform will have two main goals: (i) the listing of offerings we have for investment; and (ii) serving as a music portal that will provide social, sales, concert and streaming data to showcase the artists and songs that are driving the royalty investments.

We currently provide to artists and record labels email marketing solutions that allow those parties to engage SongVest to reach out to SongShare owners that are collecting royalties on the songs or catalog of songs they purchased. Through this channel, artists and record labels are able to efficiently communicate about relevant dates for events, concerns, new releases, and other promotions.

We intend for investors in our offerings to be able to view the Royalty Share Units they own via the SongVest Platform, as well as view royalty information about payments. We intend to release an expanded version of the SongVest Platform in the next 6 months that will include more data sources, including news, and trading information.

Pipeline

We will market to songwriters, producers, publishers and record labels to build the pipeline for investments on the SongVest portal. While songwriters, producers and publishers are more likely to want to monetize their assets, record labels will see this as a way to directly connect with fans in ways they have not been able to before. We believe the real upside is in being able to educate record labels that this new way to have a direct connection with fans will allow them not only to increase current album revenue but also provide other forms of upsell and cross-sell opportunities to drive more revenue.

Competition

Our closest competitors are Royalty Exchange in the US and ANote in Europe. We are currently working on signing up top record labels, artists and obtaining industry backing to lock in SongVest as a first mover status given that our business model is different from the competition.

Royalty Share Agreements

It is our intention that each Royalty Share Agreement we enter into will be based on a template royalty agreement that acts as a standard baseline, however, variations may occur. The form of this baseline Royalty Share Agreement is included as an exhibit to the offering statement of which this Offering Circular is part, along with the specific Royalty Share Agreements related to each Music Royalty Asset that is related to an offering we are conducting. Generally, only certain terms of the baseline royalty agreement will be subject to negotiation with each royalty holder. We believe that many royalty owners will not “sell” 100% of their Music Royalty Assets in perpetuity but only sell a portion of them for a certain period of time. Therefore, our royalty agreements will be for a certain percentage of the Music Royalty Asset royalty income and for a certain period of time. We are expecting 30 to 40 year terms. We may also offer shorter term offerings with 3 to 10 year terms for sellers who just need a much shorter term and have a smaller financial need. We expect, though, that each Royalty Share Agreement will be structured as a purchase option agreement, which gives us the right, but not the obligation, to purchase the Music Royalty Asset, typically through the proceeds of the offering for the series related to that Royalty Share Agreement.

Our Manager

The company has elected to be a manager managed limited liability company. Under the operating agreement, Sean Peace and Alexander Guiva are designated as the managers of our company. Throughout this Offering Circular, we refer to both managers together as the manager as they may act independently with full authority as “manager” of our company. Our manager will assist the company in identifying Music Royalty Assets to be acquired using the proceeds from the offerings we conduct.

See “Directors, Executive Officers and Significant Employees” for additional information regarding our manager.

Indemnification of our Manager

The operating agreement provides that none of our manager, nor any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of our manager, nor persons acting at the request of our company in certain capacities with respect to other entities will be liable to our company, any series or any interest holders for any act or omission taken by them in connection with the business of our company or any series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Music Royalty Asset Selection

Our asset selection criteria were established by our manager and are continually influenced by investor demand and current industry trends. The criteria are subject to change from time to time in the sole discretion of our manager. Although we cannot guarantee positive investment returns on the assets we acquire, we endeavor to select assets that are projected to generate positive return on investment, primarily based upon the asset’s historical performance data and assumptions about its ability to produce future royalty income. Our manager will endeavor to select assets with known royalty income history that have the opportunity to continue to produce royalty income for years to come. Our manager also considers the artist, the release date, top chart position, current social media statistics and other data points that might influence the future earnings of the song or songs represented in the Music Royalty Asset.

We will partner with artists, songwriters, producers, royalty owners and record labels to select songs, albums, and catalogs to be subject to a Royalty Share Agreement. We may select and bundle artists and albums for certain series of Royalty Share Units based on genre, relative success of past albums, fan base demographics, or other factors that make such assets fit together as a cohesive package.

Sourcing.

We have sales reps that will engage potential artists, record labels and songwriters who are interested in participating in the SongVest offerings. They will qualify potential prospects and work with them to understand the opportunity and pull the appropriate materials together. Sales reps are, and will be, paid via commission only on the value of deals sourced and closed upon by the company that such sales reps have introduced to our company.

As compensation for these services, our company will receive a Sourcing Fee equal to 0% to 25% of the “purchase price” – i.e., price to purchase the asset set forth in the applicable Royalty Share Agreement for a Music Royalty Asset. The Sourcing Fee will generally be set based on the level of difficulty and costs related to sourcing the particular Music Royalty Asset related to the series of Royalty Share Units. The “purchase price” is determined by the company in its sole discretion - however, may utilize a “second price” auction to help determine an appropriate purchase price for an asset. The Sourcing Fee may be waived or reduced by our manager on per series basis.

Due Diligence.

When evaluating an asset, we will consider the growth, its potential, historical significance, ownership history, past valuation of the asset and comparable assets. Our diligence process will include a review of public auction data, opinions from music advisors in our network, precedent and comparable transactions, among other metrics. We will also complete diligence on the royalty owners themselves and their assets. We will validate that there are no tax liens, divorce decrees, UCC filings or other factors that might encumber or impact the future royalty streams. The diligence process will be a part of a memo that will be put together for an investment review.

Asset Management.

Management of Music Royalty Assets we acquire will involve management of the relationship with the royalty rights holders, as well as oversight of compliance with the terms of the Royalty Share Agreements entered into by the company and royalty holders, to ensure that the company is receiving all payments owed to it pursuant to the terms of the applicable Royalty Share Agreement. The company will monitor the royalty distributions that are due on Music Royalty Assets and will allocate royalty streams to the right owners in a timely manner after such distributions are received by the company.

As compensation for such services, our company will receive an Administrative Fee equal to a certain percentage (up to a maximum of 10%) of value of the royalty payments collected by our company to be distributed to holders of the Royalty Share Units. Such percentage will be determined by for each series on an individual basis. We note that Administrative Fees will only be deducted from distributions actually made to holders of Royalty Share Units—and if there are no royalty payments paid, no Administrative Fees will be received by our company.

Other SongVest Operations

Our company owns and operates the SongVest Platform. In addition to providing a platform through which our Royalty Share Units may be offered and sold, the SongVest Platform is also a marketplace where music royalty rights can be purchased and sold through traditional commercial contract processes, such as assignments or advances. The SongVest Platform facilities the sales by holders of such assets to purchasers for a commission. From time to time, the company may also broker music catalog deals, assisting in the sale of an artist’s entire catalog to a seller. For all such sales made on the SongVest Platform, our company usually charges a fee equal to 12.5% of the proceeds from the sale. The music royalty rights that are sold on the SongVest platform in this manner are sold as a whole asset to a single purchaser, and are not subdivided in any way.

Our company intends to continue these activities on the SongVest Platform, and to continue generating revenues from these operations – but such activities will be kept separate and apart from the offerings described in this Offering Circular.

Employees

The company does not currently have any employees except for its two managers. We are currently using consultants for sales, operations and finance, but will be looking to add full-time staff down the road. The company also currently has one sales rep, which is not an employee of the company, and works on a commissions-only basis.

Government Regulation

The types of music royalties available to our company are governed by U.S. copyright law. The Copyright Act establishes compulsory license fees for musical works categorized as “mechanical royalties” along with the writers share and publishers share of music copyright. Additionally, we may utilize other types of royalty streams, like producers share or other specific royalty generating areas that can be contractually secured.

Legal Proceedings

None of our company or our manager is presently subject to any material legal proceedings.

Allocations of Expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from Music Royalty Assets made by our company will be allocated amongst the various series of Royalty Share Units. By way of example, it is anticipated that revenues and expenses will be allocated as follows:

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific Music Royalty Asset)
Revenue	Revenue from royalty income	Allocable pro rata to the holders of the related Royalty Share Units after deduction of expenses.

Offering Expenses

Filing expenses related to submission of regulatory paperwork for a series of Royalty Share Units

Professional expenses related to the submission of regulatory paperwork for a series of Royalty Share Units

Audit and accounting work related to the regulatory paperwork or

Escrow agent fees for the administration of escrow accounts related to each series of Royalty Share Units

Compliance work including diligence related to the preparation of a series

The amount to be recovered by our company as stated in the Use of Proceeds above.

The amount to be recovered by our company as stated in the Use of Proceeds above.

The amount to be recovered by our company as stated in the Use of Proceeds above.

The amount to be recovered by our company as stated in the Use of Proceeds above.

The amount to be recovered by our company as stated in the Use of Proceeds above.

Sourcing Fee	Compensation for due diligence and efforts to secure a Music Royalty Asset	The amount to be recovered by our company as stated in the Use of Proceeds above.

Administrative Fee	Compensation for administration of the royalty payments to holders of the Royalty Share Units	Amount to be paid to our company is a percentage (not to exceed 10%) of the value of the royalty payments collected by our company to be distributed to holders of each series of Royalty Share Units. Such percentage will be determined on a series by series basis by our company.

Notwithstanding the foregoing, our manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to investors.

DESCRIPTION OF PROPERTY

The company currently leases office space at 1053 East Whitaker Mill Road, Suite 115, Raleigh, NC 27604. The monthly rent is $155.

We believe that all this property is suitable and adequate for our business as most employees are working remotely.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion and analysis of our financial condition and results of operation should be read in conjunction with our financial statements and the related notes included in this offering circular. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Our financial statements have been audited by Armanino LLP which is the successor to our previously named auditor, Brown Smith Wallace, LLP.

Overview

Since its formation on March 18, 2021, our company has been engaged primarily in two areas: selling music catalogs and advances to our customers at auction as well as building the infrastructure to support our new royalty share model by developing the financial, offering and other materials to begin our offerings of Royalty Share Units. We are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have only recently commenced.

Operating Results

Revenues. Revenues are generated at the company level. From our inception (March 18, 2021) through December 31, 2021, we generated $204,092 in gross revenues. For the year ended December 31, 2022, we generated $551,211 in gross revenues. This change represents an increase in gross revenues of $347,119 in 2022 compared to 2021. Though the fiscal year (FY) 2021 period was shorter at approximately 9.5 months from inception to year end, our average monthly revenue increased from approximately $21,483 in FY 2021 to approximately $45,934 in FY 2022. Revenues were generated in 2022 and 2021 primarily from commissions earned by our company on private sales of music catalogs to purchasers in private, one-off transactions, as well as from Sourcing Fees earned in connection with our offerings of Royalty Share Units. Our company also received minimal revenues from Administrative Fees charged on distributions to investors in our Royalty Share Units in 2022. Revenues increased in 2022 primarily from more, and larger, private sales of music catalogs in 2022 compared to 2021, and to a lesser extent, due to additional Sourcing Fees earned by the company as a result of more offerings of Royalty Share Units closing in 2022 compared to 2021.

Operating Expenses. From our inception (March 18, 2021) through December 31, 2021, we incurred $703,425 in operating expenses. For the year ended December 31, 2022, we incurred operating expenses of $1,316,587, an increase of $613,162 from 2021. Though average monthly expenses increased between FY 2021 ($74,045) and FY 2022 ($109,716), expenses as a percentage of revenue decreased, which demonstrates a gain in efficiency as our cost of earning a dollar in revenue continues to decline.

For the year ended December 31, 2022, the most significant components of our operating expenses consisted of contractor payments to our internal team members, which was the majority of our operating expenses in 2022. The next largest component of operating expenses were marketing & sales expenses incurred in connection with sales efforts related to our business of selling music catalogs and advances to our customers, which comprised approximately a third of our operating expenses in 2022. The company also incurred legal expenses in the normal course of business and capital raise expenses of $57,793 related to our Regulation Crowdfunding offering of the company commenced on August 3, 2022. The company recorded $36,199 in straight line depreciation expense for capitalized software placed into service in January 2022 with a 3-year useful life. Additionally, we recorded $15,000 as a provision for bad debts expense for receivable amounts aged over 90 days. The remainder of operating expenses during this period were general & administrative expenses, which were primarily comprised of accounting and audit services, software expenses, and rent for our offices.

The largest increases in operating expenses from 2021 to 2022 were contractor payments and marketing and sales expenses. Our contractor payments increased significantly in 2022 as we expanded our workforce in 2022. Our marketing and sales expenses increased in 2022 as a result of us conducting significantly more offerings of Royalty Shares in 2022 compared to 2021. Finally, as stated above, our 2021 fiscal year was only approximately 9.5 months, compared to a full fiscal year in 2022, which led to increased operating costs in general in 2022.

Interest Expense. From our inception (March 18, 2021) through December 31, 2021, we incurred $4,383 in interest expense related to the November 23, 2021 note purchase agreement (amended March 25, 2022) detailed further below in this section under “Indebtedness”. We incurred total interest expense of $95,596 for the 2022 fiscal year related to the November 23, 2021 note purchase agreement (amended March 25, 2022), the May 27, 2022 promissory note, and the October 28, 2022 line of credit promissory note detailed further below in this section under “Indebtedness”.

Net Loss. As a result of the foregoing, we incurred a net loss of $861,282 for the year ended December 31, 2022, as compared to a net loss of $503,716 for the period from the inception of the company (March 18, 2021) through December 31, 2021.

On September 30, 2021, the company commenced its first offering of its Royalty Share Units for the “Hit The Quan” Royalty Share Agreement. As of February 2022, we had sold all 1,950 Royalty Share Units pursuant to this offering for gross proceeds of $31,200. However, as the company elected to waive the Sourcing Fee payable to the company for this initial offering, the company received no proceeds from this offering. We have made distributions to holders of the “Hit The Quan” Royalty Share Units of royalties earned from the “Hit The Quan” Royalty Share Agreement as set forth in the “Royalty Share Units Offering Table” on page iii of this offering circular. From our Administrative Fee of 10%, we have received $1,15.77 on distributions paid to investors in this offering.

Subsequent to this initial offering, we have closed seven additional offerings to date. A summary of the offerings that have closed, and the Sourcing Fees we have earned in connection with those offerings, is set forth below. Additionally, to the extent we have earned Administrative Fees on distributions made to investors in those offerings, that is also set forth in the table below.

Royalty Share Unit Name	Closing Date	Final Amount Sold	Sourcing Fee	Distributions Paid To Holders of Royalty Share Units (1)	Administrative Fees Earned (1)
“Hit The Quan”	February 22, 2022	$31,200	$0	$10,397.23	$1,155.77
“Chippass”	October 13, 2022	$27,750	$3,827.59	$2,228.35	$117.28
“Fear No More”	December 22, 2022	$14,000	$1,724.00	None to Date	None to Date
“Cross Me”	February 6, 2023	$12,300	$1,475.55	$227.95	$12.00
“Onyx, Travis Scott, The Notorious B.I.G. & More”	February 2, 2023	$64,500	$8,689.66	$2,779.05	$146.27
“Young L”	March 14, 2023	$20,394	$2,812.97	None to Date	None to Date
“Cainon Lamb”	May 1, 2023	$104,400	$15,693.10	None to Date	None to Date
“Erik Cain”	March 24, 2023	$29,800	$3,903.45	None to Date	None to Date

(1)	Represents amounts as of the date of this offering circular.

We have normal operating expenses as well as planned additional expenses related to infrastructure investment needed to support our business operations. Our company will be responsible for its own operating expenses, as well as certain offering expenses applicable to our offerings of a series of Royalty Share Units.

Liquidity and Capital Resources

As of December 31, 2022, our company had $73,428 in cash on hand. As of the date of this offering circular, the company is generating revenues from operations (via selling music catalogs and advances to our customers at auctions conducted on our SongVest Platform). It is also earning Sourcing Fees and Administrative Fees, as shown in the table above. Our company believes it will receive sufficient funding from a combination of revenues from its current, alternative SongVest Platform operations, Sourcing Fees, and Administrative Fees to satisfy our cash requirements for the next twelve months to implement our plan of operations.

Issuances of Equity

In March 2021, the company issued a total of 270,100 of Series A Units at a price of $1.00 per unit. 20,100 of these units were purchased by Sean Peace for $20,100, and 250,000 were purchased by Alex Guiva for $250,000 for total proceeds of $270,100. In June 2021, issued an additional 229,900 of Series A Units at a price of $1.00 per unit resulting in a total of 500,000 Series A Units outstanding at a price of $1.00 per unit in an exempt offering under Section 4(a)(2) of the Securities Act.

In April 2021, the company issued 2,000,000 Common Units at a price of $1.00 per unit in exchange for certain assets contributed into the company by Sean Peace, pursuant to the Contribution Agreement filed as Exhibit 6.1 to this offering statement, of which this Offering Circular forms a part.

On March 29, 2022, the company closed an issuance of 55,549 Common Units for the amount of $200,000 in an exempt offering under Section 4(a)(2) of the Securities Act.

On August 3, 2022, our company commenced a Regulation Crowdfunding offering under which it sold its Simple Agreements for Future Equity (“SAFEs”) to investors. A copy of the SAFE is included as Exhibit 3.1. As of December 31, 2022, the company had sold $94,531 worth of its SAFEs. On February 28, 2023 the company closed its Regulation Crowdfunding offering of SAFEs, and stopped taking on new investment in that offering, having raised a total of $123,555.86 in that offering. The terms of the SAFEs provide for automatic conversion into Conversion Units upon the Next Equity Financing of the company. Under the SAFE, “Next Equity Financing” means the sale of the company’s units, of whatever class, in an offering exempt from registration under the Securities Act pursuant to Section 4(a)(2) or Regulation D, from which the company receives gross proceeds of at least $250,000. “Conversion Units” means the class of equity securities issued in the Next Equity Financing, or a class of preferred units if the company so elects. If prior to a Next Equity Financing, the company sells all of its assets, merges with another entity, or undergoes a change in control (a “Company Transaction”), then each SAFE holder will receive a cash payment as if that holder SAFEs had converted into Conversion Units. No conversions to equity as of the date of this Offering Statement have occurred.

In February 2023, our company sold 5,906 Common Units to an investor for a total of $30,000 in an exempt offering under Section 4(a)(2) of the Securities Act.

Indebtedness

On November 23, 2021, the company entered into a note purchase agreement with Alex Guiva, a member of our Manager, pursuant to which the company issued a convertible note and warrant to Mr. Guiva in exchange for a $300,000 advance to the company. The warrant originally entitled Mr. Guiva to 0.5% of the fully diluted membership interests in the company on the exercise date at an exercise price of $0.01 per interest, though on March 25, 2022, an amendment was signed to increase the amount of fully diluted membership interests to 2.0%. The date at which the warrant is exercised is chosen at Mr. Guiva’s discretion with advance notice provided. The maturity date of the note is November 23, 2023, and it carries an interest rate of 12.5% per annum. Accrued interest on the convertible note as of December 31, 2022 was $23,717.41. Per the March 25, 2022 amendment, the voluntary prepayment deadline for the note was extended from March 31, 2022 to July 31, 2022. Because the note was not paid off by that date, Mr. Guiva may, at any time, elect to convert the outstanding balance of the note at such time into Series A Units. The convertible note is still outstanding as of the date of this offering circular. A copy of this note purchase agreement, convertible note and warrant are included as exhibit 6.7 to the offering statement of which this offering circular forms a part. A copy of the amendment to this note purchase agreement is filed as exhibit 6.8 to the offering statement of which this offering circular forms a part.

On May 27, 2022, our company issued an unsecured promissory note to Sean Peace (via a trust in Mr. Peace’s name) in the total principal amount of $200,000. The purpose of the loan from Mr. Peace was a bridge loan to our company. Interest on the principal balance of this note accrues at a rate of 20% per year, and the note had an original term of 12 months from the date of issuance, at which time a lump sum payment of $240,000 was due and payable. On September 19, 2022, the note was amended to increase the total loan amount to $250,000, and the term was extended to 12 months from the date of amendment. Our company may prepay this note, in whole or in part, at any time before maturity without penalty or premium at a prorated amount of the lump sum payment of $240,000 due at the end of the term of the loan. Accrued interest on this promissory note as of December 31, 2022 was $25,178.08. A copy of this note is filed as exhibit 6.10 to the offering statement of which this offering circular forms a part, and a copy of the amendment is filed as exhibit 6.11 to the offering statement of which this offering circular forms a part.

On October 28, 2022, our company entered into a Convertible Promissory Note - Line of Credit Agreement (the “LOC”) with Alex Guiva, a manager of our company. Pursuant to the LOC, our company may borrow up to $300,000 from Mr. Guiva in $50,000 increments. Amounts outstanding under the LOC accrue interest rate of 13% per annum. All amounts under the LOC are due and payable on October 28, 2024, unless earlier converted.

The LOC automatically converts into Series A Units of the company the event of a “Qualified Financing” – i.e. the next transaction (or series of related transactions) following October 28, 2022 in which the company issues equity securities for aggregate gross proceeds of at least $25,000,000. Upon such an event, all unpaid principal and interest on the LOC will automatically convert into Series A Units at $1.00 per Series A Unit (subject to adjustment in the event of splits, recapitalizations and other similar events). Additionally, if our company has not entered into a Qualified Financing on or before July 31, 2023 and this note remains outstanding as of such date, then after such date, Mr. Guiva may require our company to issue Mr. Guiva a number of Series A Units equal to the amount outstanding under the LOC at $1.00 per Series A Unit. As of the date of this Offering Circular, our company has not yet entered into such a Qualified Financing.

In connection with our company’s entry into the LOC, our company entered into a Warrant Purchase Agreement with Mr. Guiva on October 28, 2022. Pursuant to this agreement, Mr. Guiva is entitled to warrants to purchase a certain amount of Series A Units of the company at an exercise price of be $0.01 per unit. The amount of Series A Units that Mr. Guiva is entitled to purchase pursuant to exercise of these warrants is a percentage of the fully-diluted membership interests of the company, determined by the amount borrowed under the LOC as of the time of the exercise; starting at 0.5% for the first increment of $50,000, up to a maximum of 5% if the full $300,000 under the LOC has been borrowed by the company. As of the date of this offering circular, our company borrowed $150,000 under the LOC, which currently entitles Mr. Guiva to 1.75% of the fully diluted membership interests in the company.

A copy of the LOC and Warrant Purchase Agreement are filed as Exhibits 6.12 and 6.13, respectively to the offering statement of which this offering circular forms a part.

On January 10, 2023, our company issued an additional unsecured promissory note to Sean Peace (via a trust in Mr. Peace’s name) in the total principal amount of $100,000. The note is due on January 10, 2024, and accrues interest at 20% per annum. Our company may prepay principal and interest on this the note prior to its due date at any time without penalty. A copy of this note is filed as exhibit 6.20 to the offering statement of which this offering circular forms a part.

On February 15, 2023, Alex Guiva loaned the company $100,000. The original terms of the loan were that repayment of the loan was due in 120 days from the date the loan was made and was to accrue 10% interest over the term of the loan, such that at the time of repayment, the company would owe Mr. Guiva $110,000. The loan terms were subsequently revised to extend the loan term through July 31, 2023 and to include a profit-sharing provision of 10% of profit on a future planned music royalty deal of the company. The interest and profit-share terms will increase by 1% each month that the loan remains outstanding past July 2023 to a maximum of 16%. This loan and subsequent revisions to the loan terms were not made pursuant to any formal agreement.

On March 27, 2023 the company issued a promissory note to a non-affiliate of the company in exchange for a $100,000 loan, the terms of which are set forth in a promissory note issued to this lender by the company. The promissory note matures on July 31, 2023 with interest accruing at 10% per annum. The amounts outstanding under the promissory note are secured against our company’s assets, and the holder of the note has a priority interest over other debtors of the company, which requires that the company repay this note prior to repaying any other indebtedness of the company. The promissory note is still outstanding as of the date of this offering circular. The company intends to use a portion of the proceeds from the TLC offerings of Royalty Share Units to repay this promissory note. A copy of this promissory note is filed as exhibit 6.23 to the offering statement of which this offering circular forms a part.

Plan of Operations

We plan to launch approximately 20 to 30 additional offerings in the next twelve months to fund the purchase of additional Music Royalty Assets.

We intend to generate revenue collecting Sourcing Fees from Music Royalty Assets that our company sources that are purchased using the proceeds of our offerings, and from the management of royalty streams due to Royalty Share Unit holders pursuant to the applicable Royalty Share Agreements entered into by the company. In fiscal year 2022, the company commenced collecting royalty streams and began making distributions to purchasers of Royalty Share Units, but has not, and does not expect to, distribute any dividends to holders of the company’s equity securities.

We believe that we will receive sufficient funding from a combination of revenues from our current, alternative SongVest Platform operations, Sourcing Fees, and Administrative Fees to satisfy our cash requirements for the next twelve months to implement the foregoing plan of operations.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Our company operates under the direction of our manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy.

The following table sets forth the name and position of each person designated as a manager.

Name	Position	Age	Term of Office (Beginning)	Approximate hours per week for part-time employees
Sean Peace	Manager	55	March 2021	Full-time
Alexander Guiva	Manager	44	March 2021	Part-time (10 hours)

Sean Peace. Mr. Peace created the original SongVest in 2007 to sell royalties as memorabilia. That led to the creation of Royalty Exchange, the first online market to buy and sell music royalties at auction. Having sold Royalty Exchange in 2015, he has been working on implementing his vision to create the first royalty market exchange platform where fans can invest in their favorite artists via SongVest Records. From 2018 to January 2020 he has been CTO of Curbside Kitchen, a SaaS company that schedules food truck services for commercial and residential locations. From May 2011 until December 2015 he served as Founder and President of Royalty Exchange which was sold in 2015 and still operates today. From November 2008 to May 2011, Mr. Peace had various positions including as partner at Group 19 and Schmooze.me where he had leadership positions overseeing sales and marketing. Prior to these two startup companies, Mr. Peace was a partner and consultant at several companies focusing on business development, operations, and strategic alliances. Mr. Peace received his Bachelor of Economics from the University of North Carolina Chapel Hill in 1991.

Alexander Guiva. Mr. Guiva is a co-founder of RoyaltyTraders LLC. Over the last fifteen years, Mr. Guiva has been an investor in the technology, music, food and manufacturing companies in the US and internationally and closed more than 50 M&A transactions. He serves as Chairman of DevelopScripts LLC dba AuctionSoftware.com, a white-label subscription-based digital platform allowing users to organize, manage, and conduct auctions through a centralized medium facilitating business transactions as well as fundraising efforts. Mr. Guiva is an active investor in the music royalty space, as featured in the Forbes magazine, and his portfolio of royalty assets include works by Cardi B, Cage The Elephant, Dire Straits, Willow Smith, Madcon and others. Mr. Guiva graduated with a BA in Economics from Lyon College.

There are no family relationships between any director, executive officer, person nominated or chosen to become a director or executive officer or any significant employee.

To the best of our knowledge, none of our directors or executive officers has, during the past five years:

●	been convicted in a criminal proceeding (excluding traffic violations and other minor offences); or

●	had any petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.

Responsibilities of our Manager

Our manager will be responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy. Such responsibilities will include, but are not limited to, the following:

●	evaluating Music Royalty Asset acquisitions;

●	evaluating any third party offers for Music Royalty Asset acquisitions;

Compensation of the Manager

The company does not intend to compensate the manager for its services as the company’s manager.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Through December 31, 2022, we compensated our three highest paid directors and executive officers as follows:

Name	Capacity in which compensation was received	Cash Compensation		Other Compensation	Total Compensation
Sean Peace	Manager	$99,000	(1)	$0	$0
Alexander Guiva	Manager	$0	(2)	$0	$0

(1)

Our company has entered into an employment agreement with Sean Peace. Pursuant to this agreement, Mr. Peace is entitled to a base salary of $84,000. In addition, Mr. Peace is eligible to receive bonus compensation based on the performance of our company. For each month, Mr. Peace is entitled to receive additional compensation based on our company’s gross revenues that month, up to a maximum of $3,000 if our company earns $12,000 that month. If Mr. Peace were to receive his maximum bonus under this compensation structure, he could earn a maximum of $120,000 per year. The $15,000 of the total compensation shown in the table above was comprised of bonuses earned by Mr. Peace in 2022. A copy of this agreement is filed as Exhibit 6.3 to the offering statement, of which this Offering Circular forms a part. We will evaluate Sean Peace’s compensation every year and may adjust it in the future as determined by the board members other than Mr. Peace. It is expected that Mr. Peace’s annual base compensation will increase to $170,000 in 2023.

(2)	Mr. Guiva currently does not receive any compensation, but our company has agreed start paying Mr. Guiva a quarterly fee equal to 2% of its quarterly EBITDA when and if our company achieves EBITDA of over $500,000 for a twelve month period, which has not yet occurred as of the date of this offering circular. Such amount will be paid on a quarterly basis to Mr. Guiva. A copy of the agreement between our company and Mr. Guiva is filed as Exhibit 6.4 to the offering statement, of which this Offering Circular forms a part.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our company’s management, directors, and holders of 10% or more of any class of our voting securities as of June 14, 2023.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of total voting power[1]
Membership Interests (comprised of Series A Units and Common Units)	Sean Peace 1053 East Whitaker Mill Rd, Suite 115, Raleigh 27604	20,100 shares of Series A Units 1,775,000 shares of Common Units[2]	N/A	78.87%[2]

[1]	Percentage of total voting power is based on 2,061,455 Common Units outstanding plus 500,000 Series A Units outstanding as of June 14, 2023.
[2]	Mr. Peace has transferred 225,000 of his personally owned Common Units to various company shareholders as non-voting, non-transferrable restricted Common Units. However, Mr. Peace retained voting power over those transferred shares. As such, Mr. Peace has voting power equal to 2,000,000 Common Units, plus his 20,100 Series A Units.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

On April 26, 2021, our company entered into a Contribution Agreement with Sean Peace, a significant owner of our company, and a member of our manager. Pursuant to this agreement, Mr. Peace assigned and transferred all of his rights and assets in the SongVest Platform to our company, including the websites and domains associated with the SongVest Platform, all legal templates and documents used to complete royalty-related transactions, the full pipeline of potential royalty transactions, all CRM contacts and records of prior conversations and all other, tangible and intangible assets in his possession that are used to conduct royalty-related transactions to the company in exchange for issuance of 2,000,000 Common Units of our company. Prior to entering into the Contribution Agreement, Mr. Peace was the sole owner of the SongVest Platform, and all related rights and assets of the SongVest Platform. A copy of this agreement is filed as Exhibit 6.1 to this offering statement, of which this Offering Circular forms a part.

On March 18, 2021, our company entered into a Service Order Agreement with DevelopScripts, LLC, a software developer, for software development services related to the development of the enhanced version of the SongVest Platform. DevelopScripts, LLC is controlled by Alex Guiva, a significant owner of our company, and a member of our manager. A copy of this agreement is filed as Exhibit 6.2 to this offering statement, of which this Offering Circular forms a part.

On November 23, 2021, the company entered into a note purchase agreement with Alex Guiva, a member of our Manager, pursuant to which the company issued a convertible note and warrant to Mr. Guiva in exchange for a $300,000 advance to the company. The warrant originally entitled Mr. Guiva to 0.5% of the fully diluted membership interests in the company on the exercise date at an exercise price of $0.01 per interest, though on March 25, 2022, an amendment was signed to increase the amount of fully diluted membership interests to 2.0%. The date at which the warrant is exercised is chosen at Mr. Guiva’s discretion with advance notice provided. The maturity date of the note is November 23, 2023, and it carries an interest rate of 12.5% per annum. Accrued interest on the convertible note as of December 31, 2022 was $23,717.41. Per the March 25, 2022 amendment, the voluntary prepayment deadline for the note was extended from March 31, 2022 to July 31, 2022. Because the note was not paid off by that date, Mr. Guiva may, at any time, elect to convert the outstanding balance of the note at such time into Series A Units. The convertible note is still outstanding as of the date of this offering circular. A copy of this note purchase agreement, convertible note and warrant are included as exhibit 6.7 to the offering statement of which this offering circular forms a part. A copy of the amendment to this note purchase agreement is filed as exhibit 6.8 to the offering statement of which this offering circular forms a part.

On May 27, 2022, our company issued an unsecured promissory note to Sean Peace (via a trust in Mr. Peace’s name) in the total principal amount of $200,000. The purpose of the loan from Mr. Peace was a bridge loan to our company. Interest on the principal balance of this note accrues at a rate of 20% per year, and the note had an original term of 12 months from the date of issuance, at which time a lump sum payment of $240,000 was due and payable. On September 19, 2022, the note was amended to increase the total loan amount to $250,000, and the term was extended to 12 months from the date of amendment. Our company may prepay this note, in whole or in part, at any time before maturity without penalty or premium at a prorated amount of the lump sum payment of $240,000 due at the end of the term of the loan. Accrued interest on this promissory note as of December 31, 2022 was $25,178.08. A copy of this note is filed as exhibit 6.10 to the offering statement of which this offering circular forms a part, and a copy of the amendment is filed as exhibit 6.11 to the offering statement of which this offering circular forms a part.

On October 28, 2022, our company entered into a Convertible Promissory Note - Line of Credit Agreement (the “LOC”) with Alex Guiva, a manager of our company. Pursuant to the LOC, our company may borrow up to $300,000 from Mr. Guiva in $50,000 increments. Amounts outstanding under the LOC accrue interest rate of 13% per annum. All amounts under the LOC are due and payable on October 28, 2024, unless earlier converted.

The LOC automatically converts into Series A Units of the company the event of a “Qualified Financing” – i.e. the next transaction (or series of related transactions) following October 28, 2022 in which the company issues equity securities for aggregate gross proceeds of at least $25,000,000. Upon such an event, all unpaid principal and interest on the LOC will automatically convert into Series A Units at $1.00 per Series A Unit (subject to adjustment in the event of splits, recapitalizations and other similar events). Additionally, if our company has not entered into a Qualified Financing on or before July 31, 2023 and this note remains outstanding as of such date, then after such date, Mr. Guiva may require our company to issue Mr. Guiva a number of Series A Units equal to the amount outstanding under the LOC at $1.00 per Series A Unit. As of the date of this Offering Circular, our company has not yet entered into such a Qualified Financing.

In connection with our company’s entry into the LOC, our company entered into a Warrant Purchase Agreement with Mr. Guiva on October 28, 2022. Pursuant to this agreement, Mr. Guiva is entitled to warrants to purchase an a certain amount of Series A Units of the company at an exercise price of be $0.01 per unit. The amount of Series A Units that Mr. Guiva is entitled to purchase pursuant to exercise of these warrants is a percentage of the fully-diluted membership interests of the company, determined by the amount borrowed under the LOC as of the time of the exercise; starting at 0.5% for the first increment of $50,000, up to a maximum of 5% if the full $300,000 under the LOC has been borrowed by the company. As of the date of this offering circular, our company borrowed $150,000 under the LOC, which currently entitles Mr. Guiva to 1.75% of the fully diluted membership interests in the company.

A copy of the LOC and Warrant Purchase Agreement are filed as Exhibits 6.12 and 6.13, respectively to the offering statement of which this offering circular forms a part.

On January 10, 2023, our company issued an additional unsecured promissory note to Sean Peace (via a trust in Mr. Peace’s name) in the total principal amount of $100,000. The note is due on January 10, 2024, and accrues interest at 20% per annum. Our company may prepay principal and interest on this the note prior to its due date at any time without penalty. A copy of this note is filed as exhibit 6.20 to the offering statement of which this offering circular forms a part.

On February 15, 2023, Alex Guiva loaned the company $100,000. The original terms of the loan were that repayment of the loan was due in 120 days from the date the loan was made and was to accrue 10% interest over the term of the loan, such that at the time of repayment, the company would owe Mr. Guiva $110,000. The loan terms were subsequently revised to extend the loan term through July 31, 2023 and to include a profit-sharing provision of 10% of profit on a future planned music royalty deal of the company. The interest and profit-share terms will increase by 1% each month that the loan remains outstanding past July 2023 to a maximum of 16%. This loan and subsequent revisions to the loan terms were not made pursuant to any formal agreement.

SECURITIES BEING OFFERED

The following is a summary of the principal terms of, and is qualified by reference to, the subscription agreement, attached hereto as Exhibit 4, relating to the purchase of the Royalty Share Units offered hereby. This summary is qualified in its entirety by reference to the detailed provisions of that agreement, which should be reviewed in their entirety by each prospective investor. In the event that the provisions of this summary differ from the provisions of the subscription agreements, the provisions of the subscription agreement shall apply.

General

Our company is offering Royalty Share Units corresponding to specific Music Royalty Assets of our company. Our company has acquired the option to purchase the rights to the Music Royalty Assets by entering into Royalty Share Agreements with the underlying royalty holders. The Royalty Share Agreements are structured as a purchase option agreement, which gives us the right, but not the obligation, to purchase a specific Music Royalty Asset subject to the agreement through the proceeds of the series offering related to that Royalty Share Agreement. Once the company has received sufficient proceeds from an offering of its Series of Royalty Share Units, it will exercise the option, and purchase the Music Royalty Asset pursuant to the applicable Royalty Share Agreement. The Royalty Share Units provide investors with the pro rata right to cash flow generated pursuant to the Royalty Share Agreements, following the deduction of Administrative Fees by our company. The number of Royalty Share Units per Music Royalty Asset is fixed, and is identified on the “Royalty Share Unit Offering Table” above.

Electronic Issuance

All Royalty Share Units will be issued in electronic form only, and will be maintained through the SongVest Platform.

Minimum Purchase Amount

Investments may be made in denominations of $10 and integral multiples of $10.

Distributions to Holders of Royalty Share Units

As stated above, the Royalty Share Units provide investors with the pro rata right to cash flow (consisting of music royalties) generated pursuant to a particular Royalty Share Agreement, following the deduction of Administrative Fees (as described below) by our company.

As royalties are paid to our company pursuant to a Royalty Share Agreement, SongVest will place all those royalties in a designated bank account. Each calendar quarter, all royalties received by our company pursuant to that Royalty Share Agreement will be distributed to the applicable Royalty Share Unitholders who are holding Royalty Share Units at the time of the distribution, after deducting the Administrative Fee. Administrative fees will only be deducted from distributions actually made to holders of Royalty Share Units in a particular quarter—and if there are no royalty payments paid, no Administrative Fees will be received by our company in that particular quarter.

In some instances, an artist’s royalty payments may be made more or less frequently than quarterly. If multiple royalty payments are made in a single quarter, the company will accrue those royalty payments, and we will make one single distribution to Royalty Share Unitholders (minus our Administrative Fee) at the end of the calendar quarter in which those payments were received. Conversely, if royalty payments are made less frequently than quarterly (for example, bi-annually), then there will be no distributions made until the calendar quarter the royalty payment is received.

By way of example: Artist X is the creator of a number of songs for which Artist X owns the royalties. BMI pays Artist X royalties on a quarterly basis, and Artist X receives approximately $10,000 in royalty payments per quarter resulting from proceeds generated from his music catalog. In February 2022, we enter into a Royalty Share Agreement with Artist X pursuant to which we agree to purchase Artist X’s song catalog. After consummating such purchase, our company is entitled to receive those quarterly royalty payments from BMI. Investors are invited to purchase Royalty Share Units in the Artist X Royalty Share Agreement, entitling them to a portion of the royalty payments paid by BMI to our company. At the end of the quarter (March 31, 2022), $5,000 in royalties are paid to our company by BMI. Those funds are deposited into a designated bank account for the benefit of the Artist X Royalty Share Unitholders and will remain there until distributed to the Artist X Royalty Share Unitholders (maximum of 45 days after March 31, 2022). On the day the $5,000 is distributed, each Artist X Royalty Share Unitholder will receive his or her pro rata share of the $5,000 based on number of shares owned, minus a 10% Administrative Fee – i.e., $4,500. If there are 100 Artist X Royalty Share Units, and 10 investors each have 10 units, then each share would receive $50 minus 10% ($5) or $45. Each investor at 10 units would receive $450 in total.

Expected Rate of Return

There is no expected rate of return for the Royalty Share Units because of the variable nature of the royalty payments.

Obligation to Make Payments

We will be obligated to make payments to holders of Royalty Share Units only if, and to the extent, we receive royalty payments on the corresponding Royalty Share Agreement.

Timing of Royalty Payments

Our company expects to make payments to Royalty Share Unit holders on a quarterly basis within 45 days of the end of every calendar quarter.

Administrative Fee

Prior to payments being made to Royalty Share Unit holders, our company will deduct a certain percentage of the total amount of royalties received from the Music Royalty Asset for that quarterly period to be distributed to the Royalty Share Unit holders of our series. Our company will then distribute the net amount pro rata to the holders of the Royalty Share Units. Our company will determine and set the Administrative Fee for each series of Royalty Share Unit holders, which in no case will exceed 10%. Administrative fees will only be deducted from distributions actually made to holders of Royalty Share Units in a particular quarter. If there are no royalty payments paid to holders of Royalty Share Units, no Administrative Fees will be received by our company in that particular quarter.

Term of the Royalty Share Units

The term of the Royalty Share Units will be consistent with the term of the underlying Royalty Share Agreement. Terms can be as long as 20 to 40 years for acquired royalty rights, or as short as 3 to 10 years for an advance on the royalties.

Final Payment Date

The date our obligation to make payments on a series of Royalty Share Units terminates, unless otherwise extended. The final payment date for each series of Royalty Share Units corresponds to the end date of the corresponding Royalty Share Agreement.

No Security Interest

The Royalty Share Units will be unsecured obligations of our company. In the event the company fails, investors may have difficulty recovering royalties directly from the royalty holder in the event of default by our company.

In the event of a bankruptcy or similar proceeding of our company, the relative rights of the holder of the Royalty Share Units as compared to the holders of unsecured indebtedness of our company are uncertain. If we were to become subject to a bankruptcy or similar proceeding, the holder of our Royalty Share Units will have an unsecured claim against us that may or may not be limited in recovery to the corresponding Royalty Share Agreement.

Exclusive Jurisdiction

Pursuant to our subscription agreement, any dispute in relation to the subscription agreement not arising under federal securities laws is subject to the exclusive jurisdiction of a court of the State of North Carolina, and each investor will covenant and agree not to bring any such claim in any other venue. If a holder of the Royalty Share Units were to bring a claim against our company or our manager pursuant to the subscription agreement, it would have to do so in a court of competent jurisdiction in North Carolina.

We believe the provision benefits us by providing increased consistency in the application of North Carolina law in the types of lawsuits to which it applies and in limiting our litigation costs, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. Our company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of our company.

Waiver of Right to Trial by Jury

Our subscription agreement provides that each investor waives the right to a jury trial for any claim they may have against us arising out of, or relating to, the subscription agreement and any transaction arising under that agreement, which could include claims under federal securities law. By subscribing to this offering, the investor warrants that the investor has reviewed this waiver, and knowingly and voluntarily waives his or her jury trial rights. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law.

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

The company will be required to make annual and semi-annual filings with the SEC. The company will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. The company will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. The company will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors, or certain types of capital-raising. The company will be required to keep making these reports unless it files a Form 1-Z to exit the reporting system, which it will only be able to do if it has less than 300 securityholders of record and have filed at least one Form 1-K.

At least every 12 months, the company will file a post-qualification amendment to the offering Statement of which this Offering Circular forms a part, to include the company’s recent financial statements.

The company may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

Relaxed Ongoing Reporting Requirements

If the company becomes a public reporting company in the future, it will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which the company refers to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as the company remains an “emerging growth company,” the company may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in the company’s periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and interest holder approval of any golden parachute payments not previously approved.

If the company becomes a public reporting company in the future, the company expects to take advantage of these reporting exemptions until it is no longer an emerging growth company. The company would remain an “emerging growth company” for up to five years, although if the market value of its Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, the company would cease to be an “emerging growth company” as of the following December 31.

If the company does not become a public reporting company under the Exchange Act for any reason, the company will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semi-annual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, the company will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and its securityholders could receive less information than they might expect to receive from more mature public companies.

FINANCIAL STATEMENTS OF
ROYALTYTRADERS LLC

RoyaltyTraders, LLC

d/b/a SongVest

Financial Statements

As of December 31, 2022 and 2021

and for the Year Ended December 31, 2022 and for the Period from

March 18, 2021 (Inception) through December 31, 2021

INDEPENDENT AUDITOR’S REPORT

To the Members of

RoyaltyTraders, LLC

d/b/a SongVest

Raleigh, North Carolina

Opinion

We have audited the accompanying financial statements of RoyaltyTraders, LLC (a Delaware limited liability company) d/b/a SongVest (the “Company”), which comprise the balance sheets as of December 31, 2022 and 2021, and the related statements of operations, changes in members’ equity (deficit), and cash flows for the year ended December 31, 2022 and for the period from March 18, 2021 (inception) through December 31, 2021, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RoyaltyTraders, LLC d/b/a SongVest as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 and for the period from March 18, 2021 (inception) through December 31, 2021, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of RoyaltyTraders, LLC d/b/a SongVest and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 14 to the financial statements, the Company reported net losses during the year ended December 31, 2022 and for the period from March 18, 2021 through December 31, 2021 and reported negative cash flows from operations during the year ended December 31, 2022 and for the period from March 18, 2021 through December 31, 2021 and as such, substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding those matters also are described in Note 14. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about RoyaltyTraders, LLC’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with auditing standards generally accepted in the United States of America will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with auditing standards generally accepted in the United States of America, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of RoyaltyTraders, LLC’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about RoyaltyTraders, LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

ArmaninoLLP
St. Louis, Missouri

April 28, 2023

(Except for Note 8, as to which the date is extended to August 8, 2023)

RoyaltyTraders, LLC

d/b/a SongVest

Balance Sheets

December 31, 2022 and 2021

	2022	2021
ASSETS

Current assets
Cash	$73,428	$239,624
Restricted cash	482,540	47,264
Accounts receivable, net	15,752	5,099
Music royalty advances	85,124	92,107
Total current assets	656,844	384,094

Software - website development, net	102,257	74,929

Total assets	$759,101	$459,023

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable	$77,065	$111,574
Accounts payable - related parties	21,958	-
Escrow payable	482,540	47,124
Accrued interest and other	72,103	3,390
Due to related parties, current maturities	550,000	-
Total current liabilities	1,203,666	162,088

Due to related parties, net, less current maturities	50,902	288,151
Simple agreement for future equity	94,531	-
Total liabilities	1,349,099	450,239

Members’ equity (deficit)	(589,998)	8,784

Total liabilities and members’ equity (deficit)	$759,101	$459,023

The accompanying notes are an integral part of these financial statements.

RoyaltyTraders, LLC

d/b/a SongVest

Statements of Operations

For the Year Ended December 31, 2022 and

For the Period from March 18, 2021 (inception) through December 31, 2021

	2022	2021
Revenue	$551,211	$204,092

Operating expenses	1,316,587	703,425

Loss from operations	(765,376)	(499,333)

Other expense
Interest expense	95,596	4,383
Current income taxes	310	-
Total other expense	95,906	4,383

Net loss	$(861,282)	$(503,716)

The accompanying notes are an integral part of these financial statements.

RoyaltyTraders, LLC

d/b/a SongVest

Statements of Changes in Members’ Equity (Deficit)

For the Year Ended December 31, 2022 and

For the Period from March 18, 2021 (inception) through December 31, 2021

Balance, March 18, 2021	$-

Capital contributions	500,000

Warrant issuance	12,500

Net loss	(503,716)

Balance, December 31, 2021	8,784

Capital contributions	200,000

Warrant issuance	62,500

Net loss	(861,282)

Balance, December 31, 2022	$(589,998)

The accompanying notes are an integral part of these financial statements.

RoyaltyTraders, LLC

d/b/a SongVest

Statements of Cash Flows
For the Year Ended December 31, 2022 and

For the Period from March 18, 2021 (inception) through December 31, 2021

	2022	2021
Cash flows from operating activities
Net loss	$(861,282)	$(503,716)
Adjustments to reconcile net loss to net cash used in operating activities
Accretion of debt discount	25,251	651
Depreciation	36,199	-
Changes in operating assets and liabilities
Accounts receivable	(10,653)	(5,099)
Music royalty advances	6,983	(92,107)
Accounts payable	(34,509)	112,661
Accounts payable - related parties	21,958	-
Escrow payable	435,416	46,037
Accrued interest and other	68,713	3,390
Net cash used in operating activities	(311,924)	(438,183)

Cash flows from investing activities
Payments for software and website development	(63,527)	(74,929)
Net cash used in investing activities	(63,527)	(74,929)

Cash flows from financing activities
Capital contributions	200,000	500,000
Proceeds from line-of-credit from related party	75,000	-
Proceeds from debt issued from related party	250,000	287,500
Proceeds from simple agreement for future equity	94,531	-
Proceeds from issuance of warrant	25,000	12,500
Net cash provided by financing activities	644,531	800,000

Net increase in cash, cash equivalents and restricted cash	269,080	286,888
Cash, cash equivalents and restricted cash, beginning of period	286,888	-
Cash, cash equivalents and restricted cash, end of period	$555,968	$286,888

Cash, cash equivalents and restricted cash consisted of the following:
Cash	$73,428	$239,624
Restricted cash	482,540	47,264
	$555,968	$286,888

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$26,883	$342

Supplemental schedule of noncash investing and financing activities
Warrant allocation	$37,500	$-

The accompanying notes are an integral part of these financial statements.

RoyaltyTraders, LLC

d/b/a SongVest

Notes to Financial Statements

December 31, 2022 and 2021

1.	NATURE OF OPERATIONS

RoyaltyTraders LLC d/b/a SongVest (the “Company”) acts as a marketplace connecting buyers and sellers of music royalties. The marketplace provides an opportunity for the owners of music rights to monetize their future royalty streams. The Company packages and brokers royalty income streams into royalty unit offerings that are sold to investors as royalty shares. The Company charges a fee for the sourcing services and will also generate income by charging a service fee for managing and distributing certain brokered royalty payments to the royalty unit holders.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The balances are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. The Company may maintain cash balances in excess of FDIC coverage. Management considers this a normal business risk.

Restricted cash

Restricted cash represents cash received in advance from investors to purchase music royalty streams. The restricted cash will be held in escrow until the closing date of the royalty shares. The amount of restricted cash is equally offset with a recorded liability as escrow payable.

Allowance for doubtful accounts

Management regularly assesses the collectability of accounts receivable and establishes allowances for doubtful accounts when collection is considered unlikely. Management’s assessment of collectability is based on the age of the underlying receivable. When management determines an amount to be uncollectable, it is charged-off against the allowance for doubtful accounts. The Company recorded an allowance for doubtful accounts of $15,000 and $0 at December 31, 2022 and 2021, respectively.

RoyaltyTraders, LLC

d/b/a SongVest

Notes to Financial Statements

December 31, 2022 and 2021

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Software - website development

Website development is recorded at cost and was placed into service in January 2022. Amortization of this asset commenced once the website was placed into service over the useful life of 3 years. Continuous additions are made to the website development resulting in additional costs expected to be associated with the website development in future years.

Leases

The Company leases an office space and residential apartment and records these as short-term rentals. The determination of whether an arrangement is a lease is made at lease inception. Under ASC 842, a contract is (or contains) a lease if it conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Control is defined under the standards as having both the right to obtain substantially all of the economic benefits from use of the asset and the right to direct the use of the asset. Management only reassesses its determination if the terms and conditions of the contract are changed.

Revenue recognition

The Company recognizes brokered sourcing fee revenue at a point in time upon the closing settlement date for each music royalty asset transaction brokered. Service fee revenue will be recognized over time as the services are performed. Revenue is recorded at the amounts the Company expects to receive. Incremental costs in obtaining a contract are expensed as incurred.

Income taxes

The Members of the Company have elected to be treated as an LLC and taxed as a partnership under provisions of the Internal Revenue Code which provide that in lieu of corporation income taxes, the Members are taxed on the Company’s taxable income.

The Company has evaluated its tax positions, expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings and believes that no provision for income taxes is necessary, at this time, to cover any uncertain tax positions.

Advertising

The Company expenses advertising costs as incurred which totaled $226,527 for the year ended December 31, 2022 and $137,451 for the period from March 18, 2021 through December 31, 2021, respectively.

RoyaltyTraders, LLC

d/b/a SongVest

Notes to Financial Statements

December 31, 2022 and 2021

3.	CHANGE IN ACCOUNTING PRINCIPLES

The Company adopted Financial Accounting Standards Board Topic (“FASB”) Accounting Standards Codification (“ASC”) 842, Leases, using the modified-retrospective transition as of January 1, 2022, the date of initial adoption. The Company elected the package of practical expedients permitted under the transition guidance within the new standard, which allowed the Company to not reassess expired or existing contracts for lease identification, the lease classification for any existing or expired leases, or the initial direct costs for any existing leases. The Company elected to use the implicit rate when it is readily determinable. When the implicit rate is not provided, to determine the present value of lease payments, management uses a risk- free rate for a period comparable with that of the lease term in determining the present value of future lease payments. The Company also elected to keep leases with an initial term of 12 months or less off the balance sheet and recognize the associated lease payments in the Statement of Operations on a straight-line basis over the lease term. As all leases were recorded as short-term rentals, the Company did not record a right-of-use asset or lease liability.

Adoption of the new standard had no impact on the Company’s net operations or beginning equity.

4.	MUSIC ROYALTY ADVANCES

Management periodically will receive requests from a music royalty holder asking for an advance on upcoming music royalty closings that are brokered by the Company and will be settled in the near term. The Company will issue advances to these holders as a non-interest bearing receivable that will be repaid with upcoming closing proceeds. The collateral on these advances are the music royalties that are cataloged and offered for sale to music investors. Management periodically reviews the list of outstanding advances and records an impairment on any advances that are deemed not collectible. There was no allowance recorded as of December 31, 2022 and 2021.

5.	PROPERTY AND EQUIPMENT

During 2021, the Company developed a website to allow easy access to review available music royalties and allow investors to scan the available music offerings and make applications for investment. The website went live in January 2022 at which time the asset was placed in service to be amortized over the estimated useful life of three years.

RoyaltyTraders, LLC

d/b/a SongVest

Notes to Financial Statements

December 31, 2022 and 2021

5.	PROPERTY AND EQUIPMENT (continued)

Property and equipment consisted of the following:

	2022	2021
Software - website development capitalized	$138,456	$-
Software - website development in progress	-	74,929
	138,456	74,929
Software - accumulated depreciation	(36,199)	-
	$102,257	$74,929

Depreciation expense on software - website totaled $36,199 for the year ended December 31, 2022 and $0 for the period from March 18, 2021 through December 31, 2021, respectively.

6.	RELATED PARTY TRANSACTIONS

In November 2021, the Company completed placement of a $300,000 convertible promissory note and issuance of a warrant to purchase common units with a related party that is also an owner in the Company. The Company allocated $12,500 to the fair value of the warrant resulting in a discount on the promissory note of the same amount. In March 2022, the Company increased the size of the warrants and allocated $37,500 to the fair value of the revised warrants resulting in an additional discount on the promissory note of the same amount.

The convertible note bears interest at 12.5% and matures on November 23, 2023. The holder of the note may convert the principal value of the note and all accrued unpaid interest into units of the Company at the stated conversion ratio of $1 for each Class A. The conversion ratio is subject to possible adjustment upon the occurrence of certain specified events, including, but not limited to, the issuance of any other convertible notes and equity certificates that have rights, preferences or privileges differing from the current note. An automatic conversion will occur if a qualified financing event occurs before or prior to the maturity date. The holder had an option to convert on March 31, 2022 without qualified financing which was extended through July 31, 2022. Extension has not occurred and can be converted at anytime. Conversion has not occurred as of December 31, 2022.

During 2022 and 2021, the Company recognized $60,566 and $4,041 in interest costs, consisting of $37,500 and $3,390 of principal interest and $23,066 and $651 of discount amortization, respectively, resulting in an effective interest rate of 15.0%. The remaining discount will be amortized through November 2023.

In October 2022, the Company completed placement of a convertible promissory note - line of credit up to $300,000 and issuance of a warrant to purchase common units with a related party that is also an owner in the Company. The Company allocated $25,000 to the fair value of the warrant resulting in a discount on the promissory note of the same amount. As of December 31, 2022, the outstanding debt balance on the promissory note - line of credit is $100,000.

RoyaltyTraders, LLC

d/b/a SongVest

Notes to Financial Statements

December 31, 2022 and 2021

6.	RELATED PARTY TRANSACTIONS (continued)

The convertible note bears interest at 13% and matures on October 28, 2024. The holder of the note may convert the principal value of the note and all accrued unpaid interest into units of the Company at the stated conversion ratio of $1 for each Class A. The conversion ratio is subject to possible adjustment upon the occurrence of certain specified events, including, but not limited to, the issuance of any other convertible notes and equity certificates that have rights, preferences or privileges differing from the current note. An automatic conversion will occur if a qualified financing event occurs before or prior to the maturity date. The holder has an option to convert on July 31, 2023.

During 2022, the Company recognized $3,466 in interest costs, consisting of $1,282 of principal interest and $2,184 of discount amortization, resulting in an effective interest rate of 17.33%. The remaining discount will be amortized through October 2024.

The Company early adopted the provisions of the Financial Accounting Standards Board Accounting Standards Update 2020-06. Accordingly, management evaluated the conversion feature of the note for embedded derivatives and application of the substantial premium model of accounting of debt. Separate accounting for the conversion feature of this note placement is not required. The discount on the convertible promissory notes totaled $49,098 and $11,849 as of December 31, 2022 and 2021, respectively.

In May 2022, the Company completed placement of a $200,000 promissory note with a related party that is also an owner in the Company. The promissory note bears interest at 20% and matures May 27, 2023. In September 2022, the promissory note was increased by $50,000 from the original $200,000 to $250,000, without altering any terms of the agreement. During 2022, the Company recognized $26,822 in interest costs.

The net carrying amount of the note was as follows:

	2022	2021
Note payable, related party	$650,000	$300,000

Discount on note payable - related party	(49,098)	(11,849)
Less current maturities	(550,000)	-
	(599,098)	(11,849)

	$50,902	$288,151

RoyaltyTraders, LLC

d/b/a SongVest

Notes to Financial Statements

December 31, 2022 and 2021

6.	RELATED PARTY TRANSACTIONS (continued)

The future maturities of the related party note payable are as follows:

Year ending December 31,
2023	$550,000
2024	100,000
$650,000

The Company had additional amounts due to related parties of $21,958 and $0 at December 31, 2022 and 2021.

7.	WARRANT

In November 2021, in conjunction with the promissory note placement, the Company issued a warrant to a related party who is also an owner of the Company to purchase common units of the Company totaling .5% of the fully-diluted membership interests in the Company on the date of exercise. The warrant was recorded at the Company’s estimated fair value of $12,500 as a component of equity. In March 2022, the common units subject to purchase was increased to be equal to 2.0% of the fully-diluted membership interests in the Company on the date of exercise. The warrant was recorded at the Company’s estimated fair value of $37,500 as a component of equity. The exercise price for the warrant units is $0.01, and the warrants are exercisable at any time for a term with no ending date.

In October 2022, in conjunction with the promissory note - line of credit note placement, the Company issued a warrant to a related party who is also an owner of the Company to purchase common units of the Company totaling 1% of the fully-diluted membership interests in the Company on the date of the exercise. The warrant was recorded at the Company’s estimated fair value of $25,000 as a component of equity. The exercise price of the warrant units is $0.01, and the warrants are exercisable at any time for a term with no ending date.

8.	SIMPLE AGREEMENT FOR FUTURE EQUITY

In 2022, the Company entered into a Simple Agreement for Future Equity (“SAFE”) which was closed in February 2023 (see note 15). The Company withdrew out $94,531 of the cash flow raised as of December 31, 2022. The SAFE will automatically convert into Conversion Units upon the closing of the Next Equity Financing (defined as “NEF”) wherein the Company sells equity for gross proceeds of not less than $250,000. In the event of a Company change of control transaction prior to the NEF, with change in control defined as the sale of substantially all of the Company’s assets or the transfer whether by merger, consolidation or otherwise of more than 50% of the outstanding voting securities, the Company shall pay the Holder in cash an amount equal to the proceeds the Holder would have received in such Company change in control transaction, if the SAFE had converted into Conversion Units at the SAFE Price immediately prior to the change in control transaction. Neither such Company change in control transaction nor NEF has occurred as of December 31, 2022.

RoyaltyTraders, LLC

d/b/a SongVest

Notes to Financial Statements

December 31, 2022 and 2021

9.	LEASES (AFTER ADOPTION OF ASC 842)

The Company leases an office space and residential apartment. The operating leases are short- term leases that have an expected term of 12 months or less at lease commencement. Lease costs associated with the short-term leases totaled $16,007 for the year ended December 31, 2022 and $773 for the period from March 18, 2021 through December 31, 2021, respectively.

10.	MEMBERS’ EQUITY

The Company had the following equity balances:

	2022	2021
Series A Units, 1,500,000 units authorized; 500,000 units issued	$500,000	$500,000
Common Units, 3,500,000 units authorized; 2,055,549 units issued	200,000	-
Series B, 400,000 units authorized, 378,300 units issued	-	-
Warrants	75,000	12,500
Accumulated deficit	(1,364,998)	(503,716)
	$(589,998)	$8,784

Series A and Common Units have voting rights while Series B Units have no voting rights.

Income distributions made by the Company shall be made with the first 70% to Series A Members, and the remaining 30% to the Common Unit Members until Series A Members have received total distributions in the amount equal to their preferential return, and thereafter, to the holders of outstanding Common Units and Series A Units in accordance with their relative percentage interests on an as converted basis.

Distributions funded by the sale of material assets of the Company outside the normal course of business or a recapitalization or refinancing of the Company shall be distributed first to the Series A Members to cover any shortfall of their preferential return not already covered by income distributions until the Series A Members have received total distributions in an amount equal to their preferential return, and thereafter, to the holders of outstanding Common Units, Series A Units, and the Series B Units in accordance with their relative percentage interests on an as converted basis. Series B holders only participate in proceeds distributed above the threshold value assigned to their tranche of Series B Units at the time of their issuance.

RoyaltyTraders, LLC

d/b/a SongVest

Notes to Financial Statements

December 31, 2022 and 2021

11.	MANAGEMENT INCENTIVE PLAN

The Company has authorized an incentive plan by which the Company may issue an aggregate of up to 400,000 Series B Units. The Series B units are designated “profits interests” within the meaning of the Internal Revenue Service’s Revenue Procedures 93-27 and 2001-43. The time- based service condition period of the units is four years and the units also contain a performance condition requiring a change-of-control event to vest. Due to the performance condition not being probable as of the date of the financial statements, the Company has not recorded any expense for the Series B Units issued. The 156,099 B-2 units issued during 2022 have a service- related period vesting through May 2026 and the 222,201 B-1 units issued during 2021 were fully vested at the date of issuance.

12.	CONCENTRATIONS

There were no concentrations noted in 2022. The Company recognized approximately 21% of its revenue from two brokered royalty transactions for the period from March 18, 2021 through December 31, 2021.

13.	RISKS AND UNCERTAINTIES

At times, the Company may be involved in various legal claims and regulatory proceedings arising in the ordinary course of business. In the opinion of the Company’s management, none of these matters will have a significant effect on the Company’s financial position.

14.	GOING CONCERN

The Company is a start up with expected operating losses. The Company continues to fund these losses with additional equity contributions and debt advanced by related parties and other financing sources during the operating year. The advances are not fully committed to through May 1, 2024. The Company has operated at a net loss in 2022 of $861,282 and the cash flow from operations was negative $311,924. Several of the promissory notes outstanding at December 31, 2022 have current maturity dates in the coming 12 months. These facts and circumstances raise substantial doubt about the Company’s ability to continue as a going concern.

The financial statements have been prepared on a going concern basis, which assumes that the Company will be able to meet all of its payment obligations through May 1, 2024. Management believes they will continue to find financing sources during 2023 and 2024. Management is also working to attract other artists to the platform and has a high probability of working on several music catalogs with known artists in 2023.

RoyaltyTraders, LLC

d/b/a SongVest

Notes to Financial Statements

December 31, 2022 and 2021

14.	GOING CONCERN (continued)

Management acknowledges that uncertainty remains over the ability of the Company to meet its funding requirements and to refinance or repay its borrowing facilities as they fall due in 2023. However, as described above, management has a reasonable expectation that the Company has adequate resources to continue in operational existence for the foreseeable future. If for any reason the Company is unable to continue as a going concern, it could have an impact on the Company’s ability to realize assets at their recognized values, in particular website software and other intangible assets, and to extinguish liabilities in the normal course of business at the amounts stated in the financial statements.

15.	SUBSEQUENT EVENTS

The Company evaluated all subsequent events through April 28, 2023, the date the financial statements were available to be issued.

The Company signed a promissory note agreement on January 20, 2023 with a related party of $100,000. The promissory note bears interest at 20% and matures on January 20, 2024.

The Company entered into a promissory note agreement in February 2023 with a related party of $100,000. The promissory note bears interest at 10% and 10% of profit on the music royalty deal specified in the agreement and matures in July 2023. The promissory note will increase the interest and profit by 1% each month the promissory note extends past July 2023 until it reaches 16%.

The Company entered into a promissory note agreement on March 27, 2023 with an investor of $100,000. The promissory note bears interest at 10% and 11% of profit on the music royalty deal specified in the agreement and matures on July 31, 2023.

The Company issued common units of 5,906 for a total of $30,000 in February 2023.

The Company closed the Simple Agreement for Future Equity as of February 28, 2023.

PART III – EXHIBITS

Exhibit Index

Exhibit No.	Description
1.1	Broker-Dealer Agreement with Dalmore Group LLC*
2.1	Certificate of Formation of RoyaltyTraders LLC*
2.2	Limited Liability Company Agreement of RoyaltyTraders LLC*
3.1	Form of SAFE Agreement offered to Regulation Crowdfunding Investors^
4.1	Form of Subscription Agreement**
6.1	Contribution Agreement dated April 26, 2021 between RoyaltyTraders LLC and Sean Peace.*
6.2	Service Order Agreement dated March 18, 2021 between DevelopScripts, LLC and RoyaltyTraders LLC*
6.3	Employment Agreement with Sean Peace*
6.4	Management Fee Agreement with Alex Guiva*
6.5	“Hit the Quan” Royalty Share Agreement*
6.6	Form of Listing Agreement**
6.7	Note Purchase Agreement, Convertible Note and Warrant between the Company and Alex Guiva dated November 23, 2021**
6.8	Amendment to Convertible Note and Warrant between the Company and Alex Guiva dated November 23, 2021 ****
6.9	“Chippass” Royalty Share Agreement***
6.10	Unsecured Promissory Note dated May 27, 2022 between the Company and The Kingdom Trust Company, Custodian, FBO Sean Peace IRA.***
6.11	Amendment to Unsecured Promissory Note dated May 27, 2022 between the Company and The Kingdom Trust Company, Custodian, FBO Sean Peace IRA ^^^
6.12	Convertible Promissory Note - Line of Credit Agreement between the Company and Alex Guiva dated October 28, 2022 ^^^
6.13	Warrant Purchase Agreement dated October 28, 2022 between the Company and Alex Guiva^^^
6.14	“Fear No More” Royalty Share Agreement ^^
6.15	“Onyx, Travis Scott, The Notorious B.I.G. & More” Royalty Share Agreement^^^
6.16	“Cross Me” Royalty Share Agreement ^^
6.17	“Young L” Royalty Share Agreement+
6.18	“Cainon Lamb” Royalty Share Agreement+
6.19	“Erik Cain” Royalty Share Agreement+
6.20	Unsecured Promissory Note dated January 10, 2023 between the Company and The Kingdom Trust Company, Custodian, FBO Sean Peace IRA.+
6.21	“No Scrubs – TLC Version”, “Creep – TLC Version”, and “Diggin’ On You – TLC Version” Royalty Share Agreement (and Form of Addendum)++
6.22	OneOf Agreement (and Form of Addendum)++
6.23	Amended and Restated Promissory Note originally issued on March 27, 2023 ($100,000)++
8	Form of Escrow Agreement*
11	Consent of Auditor#
12	Opinion on legality of the offered Royalty Share Units+++
13.1	Testing the Waters Materials (“Fear No More”) ^^
13.2	Testing the Waters Materials (“Hit the Quan” and General SongVest Platform)*
13.3	Testing the Waters Materials (“Chippass”)***
13.4	Testing the Waters Materials (“Onyx, Travis Scott, The Notorious B.I.G. & More”) ^^^
13.5	Testing the Waters Materials (“Cross Me”) ^^

13.6	Testing the Waters Materials (“Young L”) +
13.7	Testing the Waters Materials (“Cainon Lamb”) +
13.8	Testing the Waters Materials (“Erik Cain”) +
13.9	Testing the Waters Materials (“No Scrubs – TLC Version”) ++
13.10	Post-Auction Testing the Waters Website (“No Scrubs – TLC Version”)+++

#	Filed herewith
*	Previously filed as an exhibit to the company’s offering statement on Form 1-A filed with the SEC on May 21, 2021, and incorporated by reference herein.
**	Previously filed as an exhibit to the company’s offering statement on Form 1-A POS filed December 29, 2021, and incorporated by reference herein.
***	Previously filed as an exhibit to the company’s offering statement on Form 1-A POS filed July 27, 2022 and incorporated by reference herein.
****	Previously filed as an exhibit to the company’s annual report on Form 1-K, filed May 2, 2022, and incorporated by reference.
^	Previously filed as an exhibit to the company’s semi-annual report on Form 1-SA filed September 27, 2022.
^^	Previously filed as an exhibit to the company’s offering statement on Form 1-A POS filed November 18, 2022.
^^^	Previously filed as an exhibit to the company’s offering statement on Form 1-A POS filed December 21, 2022.
+	Previously filed as an exhibit to the company’s offering statement on Form 1-A POS filed with the SEC on February 17, 2023, and incorporated by reference herein.
++	Previously filed as an exhibit to the company’s offering statement on Form 1-A POS filed with the SEC on June 14, 2023, and incorporated by reference herein.
+++	Previously filed as an exhibit to the company’s offering statement on Form 1-A POS filed with the SEC on July 19, 2023, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on August 9, 2023.

ROYALTYTRADERS LLC

By:	/s/ Sean Peace
Sean Peace Manager

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Sean Peace	Manager, principal executive officer, principal financial officer,	on August 9, 2023
Sean Peace	and principal accounting officer

/s/ Alexander Guiva	Manager	on August 9, 2023
Alexander Guiva